Exhibit 4.1

BASE LISTING PARTICULARS

17 February 2023

AUTOLIV, INC.

(incorporated as a company with limited liability in the State of Delaware, U.S.A.)

EUR 3,000,000,000

Guaranteed Euro Medium Term Note Programme

Guaranteed by

AUTOLIV ASP, INC.

(incorporated as a company with limited liability in the State of Indiana, U.S.A.)

Under the Guaranteed Euro Medium Term Note Programme (the “Programme”) described in this base listing particulars (the “Base Listing Particulars”), Autoliv, Inc. (the “Issuer”), subject to compliance with all relevant laws, regulations and directives, may from time to time issue euro medium term notes (the “Notes”) guaranteed by Autoliv ASP, Inc. (the “Guarantor”). The aggregate nominal amount of Notes outstanding under the Programme will not at any time exceed EUR 3,000,000,000 (or the equivalent in other currencies at the time of issue). The Notes may be issued on a continuing basis to one or more of the Dealers specified herein or any other Dealer appointed under the Programme from time to time by the Issuer and the Guarantor (each a “Dealer” and together the “Dealers”), which appointment may be for a specific issue or on an on-going basis. References in this Base Listing Particulars to the “relevant Dealer” shall, in the case of an issue of Notes being (or intended to be) subscribed by more than one Dealer, be to all Dealers agreeing to subscribe such Notes. The Notes will be issued in registered form.

Prospective investors should have regard to the factors described in the section headed “Risk Factors” herein.

This Base Listing Particulars does not constitute a prospectus for the purposes of Article 8 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”) and, accordingly, no offer to the public may be made and no admission to trading may be applied for on any market in the European Economic Area (the “EEA”) or the United Kingdom (the “UK”) designated as a regulated market, for the purposes of the Prospectus Regulation or Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK Prospectus Regulation”) (as the case may be). Application has been made to The Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) for its approval of this Base Listing Particulars. Application has been made to Euronext Dublin for the Notes issued under the Programme to be admitted to the official list (the “Official List”) and to trading on the Global Exchange Market of Euronext Dublin (the “GEM”) for a period of 12 months from the date of these Base Listing Particulars. The GEM is not a regulated market for the purposes of Directive 2014/65/EU on markets in financial instruments (as amended, “MiFID II”). References in this Base Listing Particulars to Notes being “listed” (and all related references) shall mean that such Notes have been admitted to the Official List and to trading on the GEM. The Programme provides that Notes may be unlisted or listed on such other or further stock exchange(s) as may be agreed between the Issuer and the relevant Dealer and as specified in the applicable pricing supplement (the “Pricing Supplement”). These Base Listing Particulars constitute base listing particulars for the purposes of such application and have been approved by Euronext Dublin.

The Notes and the guarantee of the Notes by the Guarantor (the “Guarantee”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or with any securities regulatory authority of any state or other jurisdiction of the United States. The Notes and the Guarantee are being offered and sold outside the United States to non-U.S. persons (as defined in Regulation S) in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”), and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The Issuer and Guarantor have each been assigned a long-term debt credit rating of BBB by S&P Global Ratings Europe Limited (“S&P”). The Programme has been rated BBB by S&P.

Arranger

Morgan Stanley

Dealers

Morgan Stanley

Bank of China	BNP Paribas
Citigroup	ING
J.P. Morgan	Mizuho
MUFG	SEB

Wells Fargo Securities

Hogan Lovells

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IMPORTANT INFORMATION

This document constitutes base listing particulars in respect of the admission of the Notes to the Official List and to trading on the GEM and for the purpose of giving information with regard to the Issuer and its subsidiaries (including the Guarantor) taken as a whole (the “Group”) and the Notes which, according to the particular nature of the Issuer, the Guarantor and the Notes, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Issuer and the Guarantor and of the rights attaching to the Notes.

Each of the Issuer and the Guarantor accept responsibility for the information contained in this Base Listing Particulars and the Pricing Supplement for each Tranche of Notes issued under the Programme and declares that, to the best of the knowledge of the Issuer and the Guarantor (each having taken all reasonable care to ensure that such is the case) the information contained in this Base Listing Particulars and the Pricing Supplement for each Tranche of Notes issued under the Programme is in accordance with the facts and does not omit anything likely to affect the import of such information.

Each Tranche of Notes will be issued on the terms set out herein under “Terms and Conditions of the Notes” (the “Conditions”) as completed by a document specific to such Tranche called the Pricing Supplement (see section entitled “Pricing Supplement”).

This Base Listing Particulars is to be read in conjunction with any supplements hereto and with any information incorporated by reference herein and in relation to any Tranche of Notes, which is the subject of a Pricing Supplement, must be read and construed together with the relevant Pricing Supplement. This Base Listing Particulars may only be used for the purposes for which it has been published.

The Pricing Supplement may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the Notes and which channels for distribution of the Notes are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any Dealer subscribing for any Notes is a manufacturer in respect of such Notes, but otherwise neither the Arranger nor the Dealers nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

The Pricing Supplement may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the Notes and which channels for distribution of the Notes are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any Dealer subscribing for any Notes is a manufacturer in respect of such Notes, but otherwise neither the Arranger nor the Dealers nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

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If the Pricing Supplement in respect of any Tranche of Notes includes a legend entitled “Prohibition of Sales to EEA Retail Investors”, the Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

If the Pricing Supplement in respect of any Tranche of Notes includes a legend entitled “Prohibition of Sales to UK Retail Investors”, the Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

S&P is established in the European Union (“EU”) and is registered under Regulation (EC) No 1060/2009 as amended (the “EU CRA Regulation”) and is included in the list of registered credit rating agencies published on the website of the European Securities and Markets Authority (“ESMA”). Ratings issued by S&P have been endorsed into the UK by S&P Global Ratings UK Limited for regulatory purposes under Regulation (EC) No 1060/2009 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK CRA Regulation”) and as amended by the Credit Rating Agencies (Amendment etc.) (EU Exit) Regulations 2019. As such, the ratings issued by S&P may be used for regulatory purposes in the UK in accordance with the UK CRA Regulation. Notes issued under the Programme may or may not be rated. Where a Tranche of Notes is to be rated, such rating will not necessarily be the same as the rating assigned to Notes already issued.

S&P’s credit ratings are on a long-term debt rating scale that ranges from AAA to D, which represents the range from highest to lowest quality of such securities rated. According to the S&P rating system, an obligation rated “BBB” indicates an adequate capacity to meet financial commitments, but more subject to adverse economic conditions than obligations in higher rated categories. The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Credit ratings are intended to provide investors with an independent assessment of the credit quality of an issue or issuer of securities and do not speak to the suitability of particular securities for any particular investor. Any credit ratings assigned to the Notes may not reflect the potential impact of all risks on the value of the Notes. A credit rating is therefore not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the relevant rating agencies. Prospective investors should consult the relevant rating agency with respect to the interpretation and implications of the ratings.

The Issuer and the Guarantor have confirmed to the Arranger and the Dealers that this Base Listing Particulars contains all material information with respect to the Issuer, the Guarantor and the Notes (including all information

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which, according to the particular nature of the Issuer, the Guarantor and of the Notes, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Issuer and the Guarantor and of the rights attaching to the Notes), that the information contained or incorporated in this Base Listing Particulars is true and accurate in all material respects and is not misleading, that the opinions and intentions expressed in this Base Listing Particulars are honestly held and that there are no other facts the omission of which would make this Base Listing Particulars or any of such information or the expression of any such opinions or intentions misleading.

No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Arranger or the Dealers as to the accuracy or completeness of the information contained in this Base Listing Particulars or any other information provided by the Issuer and/or the Guarantor. The Arranger and the Dealers have not verified the information contained herein.

No person is or has been authorised by the Issuer or the Guarantor to give any information or to make any representation not contained in or not consistent with this Base Listing Particulars or any other information supplied in connection with the Notes and, if given or made, such information or representation must not be relied upon as having been authorised by the Issuer, the Guarantor, the Arranger or the Dealers.

Neither this Base Listing Particulars nor any other information supplied in connection with the Notes (i) is intended to provide the basis of any credit or other evaluation or (ii) should be considered as a recommendation by the Issuer, the Guarantor, the Arranger or the Dealers that any recipient of this Base Listing Particulars or any other information supplied in connection with the Notes should purchase any Notes. Each investor contemplating purchasing any Notes, should make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Issuer and/or the Guarantor. Neither this Base Listing Particulars nor any other information supplied in connection with the Notes constitutes an offer or invitation by or on behalf of the Issuer, the Guarantor, the Dealers or the Arranger to any person to subscribe for or to purchase any Notes.

Neither the delivery of this Base Listing Particulars nor the offering, sale or delivery of any Notes shall in any circumstances imply that the information contained herein concerning the Issuer and/or the Guarantor is correct at any time subsequent to the date hereof or that any other information supplied in connection with the Notes is correct as of any time subsequent to the date indicated in the document containing the same. The Arranger and the Dealers expressly do not undertake to review the financial condition or affairs of the Issuer or the Guarantor during the life of the Notes.

The Notes have not been recommended, approved or disapproved by the U.S. Securities and Exchange Commission or any other federal or state securities commission or regulatory authority in the United States, nor has any such commission or regulatory authority passed comment upon the accuracy or adequacy of this Base Listing Particulars. Any representation to the contrary is a criminal offence in the United States.

The maximum aggregate principal amount of Notes outstanding at any one time under the Programme will not exceed EUR 3,000,000,000 (and for this purpose, any Notes denominated in another currency shall be converted into EUR at the date of the agreement to issue such Notes). The maximum aggregate principal amount of Notes which may be outstanding at any one time under the Programme may be increased from time to time, subject to compliance with the relevant provisions of the Programme Agreement.

NOTES ISSUED AS SUSTAINABILITY BONDS

The Issuer may issue Notes under the Programme which are specified for “Eligible Projects” (as defined in “Use of Proceeds”) (the “Sustainability Bonds”).

Neither the Issuer, the Guarantor, the Arranger nor any Dealer nor any of their respective affiliates make any representation as to the suitability of any Notes issued as Sustainability Bonds to fulfil any environmental, sustainability, social and/or other criteria required by any prospective investors.

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None of the Arranger nor the Dealers nor any of their respective affiliates accepts any responsibility for any environmental, sustainability or social assessment of any Notes issued as Sustainability Bonds or for the assessment of the Framework (as defined in “Use of Proceeds”). None of the Arranger nor the Dealers nor any of their respective affiliates are responsible for the use or allocation of proceeds (or amounts equal thereto) for any Notes issued as Sustainability Bonds, nor the impact or monitoring of such use of proceeds (or amounts equal thereto), including without limitation in connection with any Eligible Projects (as defined in “Use of Proceeds”).

Neither the Issuer, the Guarantor, the Arranger nor any Dealers nor any of their respective affiliates makes any representation or gives any assurance as to the suitability of the Framework and none of the Arranger nor the Dealers nor any of their respective affiliates makes any representation or gives any assurance as to the content of the Framework or the Second-Party Opinion.

In the event any such Notes issued as Sustainability Bonds are, or are intended to be, listed, or admitted to trading on a dedicated “green”, “environmental”, “sustainable” or other equivalently-labelled segment of a stock exchange or securities market, no representation or assurance is given by the Issuer, the Guarantor, the Arranger, the Dealers or any of their respective affiliates or any other person that such listing or admission will be obtained or maintained for the lifetime of the Notes issued as Sustainability Bonds.

In connection with the issue of any Notes issued as Sustainability Bonds under the Programme, the Issuer has requested a provider of second-party opinions to issue a Second-Party Opinion (see Risk Factor headed “Notes issued as Sustainability Bonds under the Programme may not be a suitable investment for investors seeking to invest in green or other sustainable investments”). The Framework and the Second-Party Opinion (as defined hereunder) are accessible through the Issuer’s website at https://www.autoliv.com/investors/debt/sustainable-financing-framework. However, any information on, or accessible through, the Issuer’s website and the information in such opinion, report or certification is not, nor shall it be deemed to be, incorporated in and/or form part of this Base Listing Particulars and should not be relied upon in connection with making any investment decision with respect to any Notes to be issued under the Programme. In addition, no assurance or representation is given by the Issuer, the Guarantor, the Arranger, any Dealer or any of their respective affiliates or any other person to investors as to the suitability, content or reliability for any purpose whatsoever of any opinion, report or certification of any third party in connection with the offering of any Notes issued as Sustainability Bonds under the Programme nor is any such opinion or certification a recommendation by the Issuer, the Arranger or any Dealer or any other person to buy, sell or hold any such Notes issued as Sustainability Bonds. Any such opinion is only current as of the date that opinion was initially issued. Prospective investors must determine for themselves the relevance of any such opinion and/or the information contained therein and/or the provider of such opinion for the purpose of any investment in any Notes issued as Sustainability Bonds.

Any such opinion, report or certification (including the Framework and the Second-Party Opinion) and any other document related thereto is not, nor shall it be deemed to be, incorporated in and/or form part of this Base Listing Particulars.

IMPORTANT INFORMATION RELATING TO THE USE OF THIS BASE LISTING PARTICULARS AND OFFERS OF THE NOTES GENERALLY

The distribution of this Base Listing Particulars and the offer or sale of the Notes may be restricted by law in certain jurisdictions. The Issuer, the Guarantor, the Arranger or the Dealers do not represent that this Base Listing Particulars may be lawfully distributed, or that the Notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the Issuer, the Guarantor, the Arranger or the Dealers which would permit a public offering of the Notes or distribution of this document in any jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this Base Listing Particulars nor any advertisement or other offering material

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may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations and the Dealers have represented that all offers and sales by them will be made on the same terms. Persons into whose possession this Base Listing Particulars or any Notes come must inform themselves about and observe any such restrictions. The Notes and the Guarantee have not been and will not be registered under the Securities Act or with any securities regulatory authority of any state or other jurisdiction of the United States. The Notes and the Guarantee are being offered and sold outside the United States to non-U.S. persons (as defined in Regulation S) in offshore transactions in reliance on Regulation S, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In particular, there are restrictions on the distribution of this Base Listing Particulars and the offer or sale of the Notes in the United States, the Kingdom of Sweden, the United Kingdom and the EEA (see “Subscription and Sale” below).

PRESENTATION OF INFORMATION

References in this document to “euro”, “EUR” and “€” refer to the currency introduced at the start of the third stage of the European economic and monetary union and as defined in Article 2 of Council Regulation (EC) No 974/98 of 3 May 1998 on the introduction of the euro, as amended, references to “US$”, “US dollars” or “dollars” are to United States dollars, references to “Sterling” and “£” are to pounds sterling and references to “SEK” and “Swedish Kronor” are to the lawful currency of the Kingdom of Sweden.

STABILISATION

In connection with the issue of any Tranche of Notes, the Dealer or Dealers (if any) named as the stabilisation manager (the “Stabilisation Manager”) (or persons acting on behalf of the Stabilisation Manager) in the applicable Pricing Supplement may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, stabilisation may not necessarily occur. Any stabilisation action may begin on or after the date on which adequate public disclosure of the terms of the offer of any Tranche of Notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the relevant Tranche of Notes and 60 days after the date of the allotment of the relevant Tranche of Notes. Any stabilisation action or over-allotment must be conducted by the Stabilisation Manager (or persons acting on behalf of the Stabilisation Manager) in accordance with all applicable laws and regulations.

SUITABILITY OF INVESTMENT

The Notes may not be a suitable investment for all investors. Each potential investor in the Notes must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor may wish to consider, either on its own or with the help of its financial and other professional advisers, whether it:

(i)

has sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained or incorporated by reference in this Base Listing Particulars or any applicable supplement;

(ii)

has access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Notes and the impact the Notes will have on its overall investment portfolio;

(iii)

has sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes, including Notes where the currency for principal or interest payments is different from the potential investor’s currency;

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(iv)	understands thoroughly the terms of the Notes and is familiar with the behaviour of financial markets; and

(v)	is able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Prospective investors should consult their tax advisers as to the tax consequences of the purchase, ownership and disposition of the Notes.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Base Listing Particulars contains or incorporates by reference forward-looking statements. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “likely,” “might,” “would,” “should,” “could,” or the negative of these terms and other similar expressions that are predictions of or indicate future events and future trends identify forward-looking statements. These forward-looking statements include all matters that are not historical facts. Such forward-looking statements include those that address activities, events or developments that the Issuer or its management or the Guarantor or its management believes or anticipates may occur in the future. All forward-looking statements, including without limitation, statements regarding management’s examination of historical operating trends and data, estimates of future sales, operating margin, cash flow, effective tax rate or other future operating performance or financial results are based upon current expectations of management, various assumptions and/or data available from third parties. There can be no assurance that such forward-looking statements will materialise or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward- looking statements. In particular, the statements under the headings “Risk Factors” and “Description of the Group”, and regarding the Group’s strategy and other future events or prospects are forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Issuer’s present and future business strategies and the environment in which the Group will operate in the future. Forward-looking statements are not guarantees of future performance. The actual results, performance or achievements of the Group, or industry results, may be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, even if actual performance, results of operations, internal rate of return, financial condition and the development of its financing strategies are consistent with the forward-looking statements contained in this Base Listing Particulars, those results or developments may not be indicative of results or developments in subsequent periods.

Key risks, uncertainties and other factors that could cause actual results to differ from those expected are set out more fully in the section of this Base Listing Particulars headed “Risk Factors”. Investors should specifically and carefully consider these factors, which could cause actual results to differ, before making an investment decision.

These forward-looking statements reflect the Issuer’s and/or the Guarantor’s judgement as at the date hereof and are not intended to give any assurances as to future results. The Issuer and the Guarantor are not obliged, and do not intend, to update or otherwise revise any forward-looking statements, including any projections, forecasts or estimates. This includes revisions to reflect changes in economic conditions or other circumstances arising after the date of this Base Listing Particulars or to reflect the occurrence of unanticipated events. As a result of these risks, uncertainties and assumptions, investors should not place undue reliance on these forward-looking statements.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore, as modified or amended from time to time (the “SFA”) – Unless otherwise stated in the Pricing Supplement in respect of any Notes, all Notes issued or to be issued under the Programme shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

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PRESENTATION OF FINANCIAL INFORMATION

The Group prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and, unless otherwise stated, all financial information relating to the Group contained or incorporated by reference in this Base Listing Particulars has been prepared in accordance with U.S. GAAP.

All financial information relating to the Group contained in this Base Listing Particulars, unless otherwise stated, has been extracted from the audited consolidated financial statements of the Group as of and for the fiscal years ended 31 December 2021 and 31 December 2022 (the “Consolidated Financial Statements”), as set out in the Issuer’s Annual Report for 2021 on Form 10-K and Annual Report for 2022 on Form 10-K, respectively, which are incorporated by reference into this Base Listing Particulars.

Percentages in tables have been rounded and accordingly may not add up to 100%. Certain financial data has been rounded. As a result of this rounding, the totals of data presented in this Base Listing Particulars may vary slightly from the actual arithmetic totals of such data.

Financial Information on Segments; Spin-Off

The Issuer considers its products to be components of integrated automotive safety systems. The Issuer historically had two operating segments: (i) Passive Safety (airbags, seatbelts and steering wheels) and (ii) Electronics (restraint control systems, brake control systems and active safety products, such as camera-based vision systems, night vision, automotive radars, positioning systems and related software). The Issuer completed a disposal of the Electronics segment from the Group through a spin-off of Veoneer, Inc. (“Veoneer”) which completed on 29 June 2018 (the “spin-off”). For financial reporting purposes, these two operating segments were also the Issuer’s reportable segments in accordance with Accounting Standards Codification (ASC) 280 Segment Reporting. Upon completion of the spin-off, the Issuer concluded that it has one reportable segment based on the way the Issuer evaluates its financial performance and manages its operations. For more information regarding the Issuer’s segment reporting, see Note 1 (Basis of Presentation) of the 2022 Consolidated Financial Statements.

The financial results incorporated by reference herein present the performance of the Group giving effect to the spin-off of Veoneer. Historical financial results of Veoneer are reflected as “Discontinued Operations”, with the exception of cash flows, which are presented on a consolidated basis of both “Continuing Operations” and “Discontinued Operations” and net income attributable to a controlling interest (Consolidated Autoliv). The restated historical financial information reflecting the spin-off are unaudited, but have been derived from the Group’s historical audited annual reports.

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OVERVIEW

The following overview must be read as an introduction to this Base Listing Particulars and any decision to invest in the Notes should be based on a consideration of the Base Listing Particulars as a whole, including any information incorporated by reference and, in relation to any particular Tranche of Notes, the applicable Pricing Supplement.

Words and expressions defined in “Form of the Notes” and “Terms and Conditions of the Notes” (the “Conditions”) shall have the same meanings in this Overview.

Issuer:	Autoliv, Inc.

Guarantor:	Autoliv ASP, Inc.

Risk Factors:

There are certain factors that may affect the Issuer’s ability to fulfil its obligations under Notes issued under the Programme. There are also certain factors that may affect the Guarantor’s ability to fulfil its obligations under the Guarantee. In addition, there are certain factors which are material for the purpose of assessing the market risks associated with Notes issued under the Programme and risks relating to the structure of a particular Series issued under the Programme. All of these are set out under “Risk Factors”.

Description:	Euro Medium Term Note Programme.

Arranger:	Morgan Stanley & Co. International plc

Dealers:	Bank of China (Europe) S.A.
BNP Paribas
Citigroup Global Markets Limited
ING Bank N.V.
J.P. Morgan Securities plc
Mizuho International plc
Mizuho Securities Europe GmbH
Morgan Stanley & Co. International plc
MUFG Securities (Europe) N.V.
Skandinaviska Enskilda Banken AB (publ)
Wells Fargo Securities International Limited

and any other Dealers appointed in accordance with the Programme Agreement.

Certain Restrictions:

Each issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply will only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time (see “Subscription and Sale”) including the following restrictions applicable at the date of this Base Listing Particulars.

Notes having a maturity of less than one year

Notes having a maturity of less than one year will, if the proceeds of the issue are accepted in the United Kingdom, constitute deposits for

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the purposes of the prohibition on accepting deposits contained in section 19 of the FSMA unless they are issued to a limited class of professional investors and have a denomination of at least £100,000 or its equivalent, see “Subscription and Sale”.

Fiscal Agent:	Citibank Europe Plc

Registrar:	Citibank Europe Plc

Programme Size:

Up to EUR 3,000,000,000 (or its equivalent in other currencies calculated as described in the Programme Agreement) outstanding at any time. The Issuer and the Guarantor may increase the amount of the Programme in accordance with the terms of the Programme Agreement.

Distribution:	Notes may be distributed by way of private or public placement and in each case on a syndicated or non-syndicated basis.

Currencies:	Subject to any applicable legal or regulatory restrictions, Notes may be denominated in any currency agreed between the Issuer and the relevant Dealer.

Maturities:

The Notes will have such maturities as may be agreed between the Issuer and the relevant Dealer, subject to such minimum or maximum maturities as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Issuer or the relevant Specified Currency.

Issue Price:	Notes may be issued on a fully-paid or a partly-paid basis and at an issue price which is at par or at a discount to, or premium over, par.

Form of Notes:	The Notes will be issued in registered form as described in “Form of the Notes”.

Fixed Rate Notes:

Fixed interest will be payable on such date or dates as may be agreed between the Issuer and the relevant Dealer and on redemption and will be calculated on the basis of such Day Count Fraction as may be agreed between the Issuer and the relevant Dealer.

Floating Rate Notes:	Floating Rate Notes will bear interest at a rate determined on the basis of the reference rate (including SONIA) set out in the applicable Pricing Supplement.

Interest on Floating Rate Notes in respect of each Interest Period, as agreed prior to issue by the Issuer and the relevant Dealer, will be payable on such Interest Payment Dates, and will be calculated on the basis of such Day Count Fraction, as may be agreed between the Issuer and the relevant Dealer.

The margin (if any) relating to such floating rate will be agreed between the Issuer and the relevant Dealer for each Series of Floating Rate Notes.

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Floating Rate Notes may also have a maximum interest rate, a minimum interest rate or both.

Zero Coupon Notes:	Zero Coupon Notes will be offered and sold at a discount to their nominal amount and will not bear interest.

Other types of Notes:	The Issuer may issue Notes which are Index Linked Notes, Dual Currency Notes, Partly Paid Notes or Notes redeemable in one or more instalments.

Index Linked Notes: Payments of principal in respect of Index Linked Redemption Notes or of interest in respect of Index Linked Interest Notes will be calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the Issuer and the relevant Dealer may agree.

Dual Currency Notes: Payments (whether in respect of principal or interest and whether at maturity or otherwise) in respect of Dual Currency Notes will be made in such currencies, and based on such rates of exchange, as the Issuer and the relevant Dealer may agree.

Partly Paid Notes: The Issuer may issue Notes in respect of which the issue price is paid in separate instalments in such amounts and on such dates as the Issuer and the relevant Dealer may agree.

Notes redeemable in instalments: The Issuer may issue Notes which may be redeemed in separate instalments in such amounts and on such dates as the Issuer and the relevant Dealer may agree. The Issuer and the Guarantor may agree with any Dealer that Notes may be issued in a form not contemplated by the Conditions, in which event the relevant provisions will be included in the applicable Pricing Supplement.

Redemption:

The applicable Pricing Supplement will indicate either that the relevant Notes cannot be redeemed prior to their stated maturity (other than in specified instalments, if applicable, or for taxation reasons or following an Event of Default) or that such Notes will be redeemable at the option of (i) the Issuer pursuant to Condition 7.3 (Redemption at the option of the Issuer (Issuer Call)), and/or (ii) the Noteholders pursuant to Condition 7.4 (Redemption at the option of the Noteholders (Investor Put)) and/or Condition 7.5 (Redemption at the option of Noteholders on a Change of Control (Change of Control Put)), in each case, upon giving not less than the minimum period of notice nor more than the maximum period of notice (as set out in the applicable Pricing Supplement) to the Noteholders or the Issuer, as the case may be, on a date or dates specified prior to such stated maturity and at a price or prices and on such other terms as may be agreed between the Issuer and the relevant Dealer.

Notes having a maturity of less than one year are subject to restrictions on their denomination and distribution, see “Certain Restrictions - Notes having a maturity of less than one year” above.

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Denomination of Notes:

The Notes will be issued in such denominations as may be agreed between the Issuer and the relevant Dealer save that the minimum denomination of each Note will be such amount as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Specified Currency, see “Certain Restrictions - Notes having a maturity of less than one year” above, and save that the minimum denomination of each Note will be €100,000 (or, if the Notes are denominated in a currency other than euro, the equivalent amount in such currency).

Taxation:

All payments in respect of the Notes will be made without deduction for, or on account of, taxes, duties, assessments or governmental charges imposed or levied by or on behalf of any Relevant Jurisdiction as provided in Condition 8, unless such withholding or deduction is required by law. In the event that any such withholding or deduction is made, the Issuer or, as the case may be, the Guarantor will, save in certain limited circumstances provided in Condition 8, be required to pay additional amounts to cover the amounts so withheld or deducted.

Negative Pledge:	The terms of the Notes will contain a negative pledge provision as further described in Condition 4.

Cross Default:	The terms of the Notes will contain a cross default provision as further described in Condition 10.

Status of the Notes:

The Notes will constitute direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

Guarantee:

The Notes will be unconditionally and irrevocably guaranteed by the Guarantor. The obligations of the Guarantor under the Guarantee will be direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

Rating:

The Programme has been rated BBB by S&P. Series issued under the Programme may be rated or unrated. Where a Series is rated, such rating will be disclosed in the applicable Pricing Supplement and will not necessarily be the same as the rating assigned to the Programme. A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

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In general, European regulated investors are restricted under the CRA Regulation from using credit ratings for regulatory purposes in the EEA, unless such ratings are issued by a credit rating agency established in the EEA and registered under the CRA Regulation (and such registration has not been withdrawn or suspended, subject to transitional provisions that apply in certain circumstances). Such general restriction will also apply in the case of credit ratings issued by third country non-EEA credit rating agencies, unless the relevant credit ratings are endorsed by an EEA-registered credit rating agency or the relevant third country rating agency is certified in accordance with the CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended, subject to transitional provisions that apply in certain circumstances). The list of registered and certified rating agencies published by the European Securities and Markets Authority (ESMA) on its website in accordance with the CRA Regulation is not conclusive evidence of the status of the relevant rating agency included in such list, as there may be delays between certain supervisory measures being taken against a relevant rating agency and the publication of the updated ESMA list.

Investors regulated in the UK are subject to similar restrictions under the UK CRA Regulation. As such, UK regulated investors are required to use for UK regulatory purposes ratings issued by a credit rating agency established in the UK and registered under the UK CRA Regulation. In the case of ratings issued by third country non-UK credit rating agencies, third country credit ratings can either be: (a) endorsed by a UK registered credit rating agency; or (b) issued by a third country credit rating agency that is certified in accordance with the UK CRA Regulation. Note this is subject, in each case, to (a) the relevant UK registration, certification or endorsement, as the case may be, not having been withdrawn or suspended, and (b) transitional provisions that apply in certain circumstances. In the case of third country ratings, for a certain limited period of time, transitional relief accommodates continued use for regulatory purposes in the UK, of existing pre-2021 ratings, provided the relevant conditions are satisfied.

Listing:

Application has been made for Notes issued under the Programme to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market of Euronext Dublin. Euronext Dublin’s Global Exchange Market is not a regulated market for the purposes of MiFID II.

Notes may be listed or admitted, as the case may be, on other or further stock exchange(s) or markets (other than in respect of an admission to trading on any market (i) in the EEA which has been designated as a regulated market for the purposes of the EU Prospectus Regulation or (ii) in the UK which has been designated as a regulated market for the purposes of the UK Prospectus Regulation)

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agreed between the Issuer and the relevant Dealer in relation to the Series. Notes which are neither listed nor admitted to trading on any market may also be issued.

The applicable Pricing Supplement will state whether or not the relevant Notes are to be listed and/or admitted to trading and, if so, on which stock exchanges and/or markets.

Governing Law:	The Notes and any non-contractual obligations arising out of or in connection with the Notes will be governed by, and shall be construed in accordance with, English law.

Selling Restrictions:

There are restrictions on the offer, sale and transfer of the Notes in the United States, the EEA (including the Kingdom of Sweden) and the UK and such other restrictions as may be required in connection with the offering and sale of a particular Tranche of Notes, see “Subscription and Sale”.

United States Selling Restrictions:	Regulation S, Category 2.

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RISK FACTORS

Each of the Issuer and the Guarantor believe that the following factors may affect its ability to fulfil its obligations under the Notes. All of these factors are contingencies which may or may not occur and neither the Issuer nor the Guarantor is in a position to express a view on the likelihood of any such contingency occurring.

Factors which the Issuer and the Guarantor believe to be material for the purpose of assessing the market risks associated with the Notes are also described below.

Each of the Issuer and the Guarantor believe that the factors described below represent the principal risks inherent in investing in the Notes, but the inability of the Issuer and/or Guarantor to pay interest, principal or other amounts on or in connection with the Notes may occur for other reasons which may not be considered significant risks by the Issuer or Guarantor based on information currently available to them or which they may not currently be able to anticipate. Prospective investors should also read the detailed information set out elsewhere in this Base Listing Particulars and reach their own views prior to making any investment decision.

Risks related to the Group’s industry

The Group faces risks related to the novel coronavirus (COVID-19) pandemic that have, and are expected to continue to have, an adverse impact on the Group’s business and financial performance

The COVID-19 pandemic has created significant volatility in the global economy and led to reduced economic activity and employment and has disrupted, and may continue to disrupt, the global automotive industry and customer sales, production volumes and purchases of light vehicles by end-consumers. The spread of COVID-19 has also caused disruptions in the manufacturing, delivery and overall supply chains of automobile manufacturers and suppliers. Global light vehicle production (“LVP”) has been lower than expected and is expected to continue to be volatile.

If the global economic effects caused by the pandemic continue or increase, overall customer demand may continue to decrease, which could have a material and adverse effect on the Group’s business, results of operations and financial condition. The full extent of the effect of the pandemic on the Group, the Group’s customers, the Group’s supply chain or the global supply chain and the Group’s business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, subsequent outbreaks or the extent of any recession resulting from the pandemic.

The Group may continue to experience the effects of the pandemic even after it has waned, and the Group’s business, results of operations and financial condition could continue to be affected. In addition to the risks specifically described above, the impacts of the pandemic are likely to implicate and exacerbate other risks disclosed in the “Risk Factors” section.

Although the Group has minimal operations in Russia, the Group faces risks related to the war in Ukraine, which has had, and is expected to continue to have, an adverse impact on the Group’s business and financial performance

The macro-economic uncertainty has been exacerbated by the war in Ukraine. Although the length and impact of the ongoing war is highly unpredictable, it has exacerbated volatility in commodity prices, energy prices, inflationary pressures, credit markets, foreign exchange rates and supply chain disruptions. Furthermore, governments in the United States, United Kingdom, Canada and European Union have each imposed export controls on certain products and financial and economic sanctions on certain industry sectors and parties in Russia. Existing or additional sanctions could further adversely affect the global economy and further disrupt the global supply chain. Inflation is also currently high worldwide and may continue to rise for an unforeseen time.

Due in part to the negative impact of the war in Ukraine, the Group has experienced exacerbated increases in the cost of raw materials and increased costs for transportation, energy, and commodities. Although the Group have

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negotiated and continue to negotiate with the Group’s customers with respect to these additional costs, commercial negotiations with the Group’s customers may not be successful or may not offset all of the adverse impact of higher transportation, energy and commodity costs. Additionally, even if the Group is successful with respect to negotiations with customers relating to cost increases, there may be a delay before the Group can recover any increased costs. These may have a material negative impact on the Group’s business and results of operations.

The cyclical nature of automotive sales and production can adversely affect the Group’s business. The Group’s business is directly related to LVP) in the global market and by the Group’s customers, and automotive sales and LVP are the most important drivers for the Group’s sales

Automotive sales and production are highly cyclical and can be affected by general or regional economic or industry conditions, the level of consumer demand, recalls and other safety issues, labour relations issues, technological changes, fuel prices and availability, vehicle safety regulations and other regulatory requirements, governmental initiatives, trade agreements, political volatility (especially in energy producing countries and growth markets (i.e. all markets except for Western Europe, North America, Japan and South Korea) (the “Growth Markets”), changes in interest rate levels and credit availability and other factors. Some regions around the world may at various times be more particularly impacted by these factors than other regions. Economic declines that result in a significant reduction in automotive sales and production by the Group’s customers have in the past had, and may in the future have, a material adverse effect on the Group’s business, results of operations, and financial condition.

The Group’s sales are also affected by inventory levels of the Group’s customers. The Group cannot predict when its customers will decide to either increase or reduce inventory levels or whether new inventory levels will approximate historical inventory levels. This may exacerbate variability in the Group’s order intake and, as a result, the Group’s revenues and financial condition. Uncertainty regarding inventory levels may be exacerbated by consumer financing programmes initiated or terminated by the Group’s customers or governments as such changes may affect the timing of their sales.

Changes in automotive sales and LVP and/or customers’ inventory levels will have an impact on the Group’s mid-and long-term targets, earnings guidance, and estimates. In addition, the Group bases its growth projections in part on business awards, or order intake, made by its customers. However, actual production orders from the Group’s customers may not approximate the awarded business or the Group’s estimated order intake. Any significant reduction in automotive sales and/or LVP by the Group’s customers, whether due to general economic conditions or any other factors relevant to sales or LVP, could have a material adverse effect on the Group’s business, results of operations and financial condition.

Growth rates in safety content per vehicle, which can be impacted by changes in consumer trends and political decisions, could affect the Group’s results in the future

The Group estimates that the average global content of passive safety systems per light vehicle increased in 2022 to around US$255. Vehicles produced in different markets may have various passive safety content values. For example, in developed markets such as Western Europe and North America, the premium segment has an average passive safety content values of over US$350 per vehicle, whereas in Growth Markets such as China and India the average passive safety content per vehicle is approximately US$210 and US$100, respectively. Due to the majority of the growth in global LVP over time being concentrated in Growth Markets the operating results may be impacted if the passive safety content per vehicle remains low and if the penetration of more advanced automotive safety systems does not increase in these regions. As passive safety content per vehicle is also an indicator of the Group’s sales development, should these trends continue, the average value of passive safety systems per vehicle could decline.

The Group operates in a highly competitive market

The market for occupant restraint systems is highly competitive. The Group competes with a number of other companies that produce and sell similar products. Among other factors, the Group’s products compete on the basis of price, quality, manufacturing and distribution capability, design and performance, technological innovation,

– 15 –	Hogan Lovells

delivery and service. Some of the Group’s competitors are subsidiaries (or divisions, units or similar) of companies that are larger and have greater financial and other resources than the Group. Some of the Group’s competitors may also have a “preferred status” as a result of special relationships or ownership interests with certain customers. The Group’s ability to compete successfully depends, in large part, on its success in continuing to innovate and manufacture products that have commercial success with consumers, differentiating the Group’s products from those of its competitors, continuing to deliver quality products in the time frames required by the Group’s customers, and maintaining best-cost production.

The Group continues to invest in technology and innovation which its management believes will be critical to the Group’s long-term growth. The Group’s ability to maintain and improve existing products, while successfully developing and introducing distinctive new and enhanced products that anticipate changing customer and consumer preferences and capitalise upon emerging technologies will be a significant factor in the Group’s ability to remain competitive. If the Group is unsuccessful or is less successful than its competitors in predicting the course of market development, developing innovative products, processes, and/or use of materials or adapting to new technologies or evolving regulatory, industry or customer requirements, the Group may be placed at a competitive disadvantage. For example, the Group’s customers are increasingly focused on developing electric vehicles. If the Group fails to be awarded business on electric vehicle models, it will harm its future business prospects. The Group’s competitive environment continues to change, including increased competition from entrants outside the traditional automotive industry, creating uncertainty about the future competitive landscape. Given the competitive nature of the Group’s business, the amount of business the Group is awarded relative to its peers may decrease over time. Additionally, Original Equipment Manufacturers (“OEMs”) rigorously evaluate the Group’s performance and products against those of the Group’s competitors on the basis of product quality, reliability and cost-effectiveness. If one or more of the Group’s OEM customers determine that they could achieve overall better financial results by incorporating a competitor’s new or existing product, it could affect the Group’s ability to be competitive and may decrease its current market share. The inability to compete successfully could have a material adverse effect on the Group’s business, results of operations and financial condition.

The discontinuation, lack of commercial success, or loss of business with respect to a particular vehicle model for which the Group is a significant supplier could reduce the Group’s sales and harm the Group’s business

A number of the Group’s customer contracts generally require the Group to supply a customer’s annual requirements for a particular vehicle model and assembly facilities, rather than for manufacturing a specific quantity of products. Such contracts range from one year to the life of the model, which is generally four to seven years. These contracts are often subject to renegotiation, sometimes as frequent as on an annual basis, which may affect product pricing, and generally may be terminated by the Group’s customers at any time. Therefore, the discontinuation of, the loss of business with respect to, or a lack of commercial success of a particular vehicle model or brand for which the Group is a significant supplier could reduce the Group’s sales and harm the Group’s business prospects, operating results, cash flows or financial condition.

The Group is working to expand its product offerings beyond light passenger vehicles to include other mobility safety solutions. If the Group is not successful in expanding its product offerings or if it takes longer or costs are more than expected, it could harm the Group’s business

The Group is working to expand its product offerings to focus on mobility safety solutions. Because mobility safety product offerings are currently in the development stages, it is difficult for the Group to anticipate the level of sales they may generate. The expansion of the Group’s product offering will require the Group to invest time and resources to develop innovative products, such as wearables and helmets, that keep pace with continuing changes in the industry standards and to reach new customers who have rapidly changing preferences. the Group’s product offerings might not receive customer acceptance if customer preferences shift to other products, and the Group’s future success depends in part on its ability to anticipate and respond to these changes. If the Group is not successful in expanding its product offerings or if it takes longer or costs are more than expected, it could negatively impact the Group’s financial results, competitive position, and future business prospects.

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Risks related to the Group’s business

The Issuer is a holding company and it is wholly dependent on distributions received from its subsidiaries (including from the Guarantor)

The Issuer, as a holding company, does not conduct any business other than through its subsidiaries and is dependent on dividends or distributions from its subsidiaries or order to provide the funds necessary to meet its debts and other contractual obligations. The Issuer would therefore be dependent upon receipt of funds from its subsidiaries, including from the Guarantor, in order to fulfil its obligations under the Notes. The obligations of the Issuer under the Notes are therefore structurally subordinated to any liabilities of the Issuer’s subsidiaries; other than, in the case of any senior unsecured liabilities of the Guarantor which, by virtue of the Guarantee provided by the Guarantor, would rank equally with Guarantor’s payment obligations in respect of the Notes.

All risk factors described below as being applicable to the Group, unless specifically stated otherwise, apply equally to the business of the Issuer and to that of the Guarantor.

The Group may incur material losses and costs as a result of product liability, warranty, and recall claims that may be brought against the Group or the Group’s customers

The Group faces risks related to product liability claims, warranty claims, and recalls in the event that any of the Group’s products actually or allegedly are defective, fail to perform as expected, or the use of the Group’s products results, or is alleged to result, in bodily injury and/or property damage. The Group may not be able to anticipate all of the possible performance or reliability problems that could arise with the Group’s products after they are released to the market. Additionally, increasing regulation and reporting requirements regarding potentially defective products, particularly in the U.S., may increase the possibility that the Group becomes involved in additional product liability or recall investigations or claims. See also the risk factor headed – “The Group’s business may be adversely affected by changes in automotive safety regulations or concerns that drive further regulation of the automobile safety market”. Although the Group currently carries product liability and product recall insurance in excess of the Group’s self-insured amounts, no assurance can be made that such insurance will provide adequate coverage against potential claims, such insurance is available or will continue to be available in the appropriate markets or that the Group will be able to obtain such insurance on acceptable terms in the future as the cost of such insurance has risen in recent years and the cost of the Group’s self-insurance programme has risen as well. Although the Group has invested and will continue to invest in the Group’s engineering, design, and quality infrastructure, the Group cannot give any assurance that its products will not suffer from defects or other deficiencies or that the Group will not experience material warranty claims or product recalls. In the future, the Group could experience material warranty or product liability losses and incur significant costs to process and defend these claims.

A successful claim brought against the Group in excess of available insurance coverage, if any, or a requirement to participate in any product recall, could have a material adverse effect on the Group’s operating results, cash flows, or financial condition. Future recalls could result in costs not covered by insurance in excess of the Group’s self-insurance, further government inquiries, litigation, reputational harm, and could divert management’s attention away from other matters. The main variables affecting the costs of a recall are the number of vehicles ultimately determined to be affected by the issue, the cost per vehicle associated with a recall, the determination of proportionate responsibility among the customer, the Group, and any relevant sub-suppliers, and actual insurance recoveries. Every vehicle manufacturer has its own practices regarding product recalls and other product liability actions relating to its suppliers, and the performance and remedial requirements vary between jurisdictions. Due to recall activity in the automotive industry over the past decade, some vehicle manufactures have become even more sensitive to product recall risks. As suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, vehicle manufacturers are increasingly looking to their suppliers for contribution when faced with recalls and product liability claims. Product recalls in the Group’s industry, even when they do not involve the Group’s products, can harm the reputations of the Group’s customers, competitors, and the Group, particularly if those recalls cause consumers to question the safety or reliability of products similar to those the Group produces.

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In addition, with global platforms and procedures, vehicle manufacturers are increasingly evaluating the Group’s quality performance on a global basis; any one or more quality, warranty or other recall issue(s) (including issues affecting few units and/or having a small financial impact) may cause a vehicle manufacturer to implement measures which may have a severe impact on the Group’s operations, such as a global, temporary or prolonged suspension of new orders. In addition, as the Group’s products more frequently use global designs and are based on or utilise the same or similar parts, components or solutions, there is a risk that the number of vehicles affected globally by a failure or defect will increase significantly with a corresponding increase in the Group’s costs. A warranty, recall or product liability claim brought against the Group in excess of the Group’s available insurance may have a material adverse effect on the Group’s business. Vehicle manufacturers are also increasingly requiring their outside suppliers to guarantee or warrant their products and bear the costs of repair and replacement of such products under new vehicle warranties. A vehicle manufacturer may attempt to hold the Group responsible for some or the entire repair or replacement costs of defective products under new vehicle warranties, when the product supplied did not perform as represented. Accordingly, the future costs of warranty claims by the Group’s customers may be material. However, the final amounts determined to be due related to these matters could differ materially from the Group’s recorded warranty estimates and the Group’s business prospects, operating results, cash flows or financial condition may be materially impacted as a result.

In addition, as the Group adopts new technology, it faces an inherent risk of exposure to the claims of others that the Group has allegedly violated their intellectual property rights. The Group cannot assure that it will not experience any material warranty, product liability or intellectual property claim losses in the future or that the Group will not incur significant costs to defend such claims. See the risk factor headed “If the Group’s patents are declared invalid or the Group’s technology infringes on the proprietary rights of others, the Group’s ability to compete may be impaired”.

Escalating pricing pressures from the Group’s customers may adversely affect the Group’s business

The automotive industry continues to experience aggressive pricing pressure from customers. This trend is partly attributable to the major automobile manufacturers’ strong purchasing power. As with other automotive component manufacturers, the Group is often expected to quote fixed prices or is forced to accept prices with annual price reduction commitments for long-term sales arrangements or discounted reimbursements for engineering work. Price reductions have impacted the Group’s sales and profit margins and are expected to continue to do so in the future. The Group’s future profitability will depend upon, among other things, the Group’s ability to continuously reduce the Group’s cost per unit and maintain the Group’s cost structure, enabling the Group to remain cost-competitive.

The Group’s profitability is also influenced by its success in designing and marketing technological improvements in automotive safety systems, which helps the Group offset price reductions by its customers. If the Group is unable to offset continued price reductions through improved operating efficiencies and reduced expenditures, these price reductions may have a material adverse effect on the Group’s business prospects, operating results, cash flows or financial condition.

The Group could experience disruption in its supply or delivery chain, which could cause one or more of the Group’s customers to halt or delay production

The Group, as with other component manufactures in the automotive industry, ship the Group’s products to customer vehicle assembly facilities throughout the world on a “just-in-time” basis in order for the Group’s customers to maintain low inventory levels. The Group’s suppliers (external suppliers as well as the Group’s own production sites) use a similar method in providing raw materials to the Group. However, this “just-in-time” method makes the logistics supply chain in the Group’s industry very complex and vulnerable to disruption.

Disruptions in the Group’s supply chain may result for many reasons, including closures of one of the Group’s own or one of the Group’s suppliers’ facilities or critical manufacturing lines due to strikes or other labour disputes, mechanical failures, electrical outages, fires, explosions, critical pollution levels, critical health and safety and other

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working conditions issues (including epidemics and pandemics, such as the coronavirus (COVID-19)), natural disasters, political upheaval, as well as logistical complications due to labour disruptions, weather or natural disasters, acts of terrorism, mechanical failures, and legislation or regulation regarding the transport of hazardous goods. Additionally, the Group may experience disruptions if there are newly imposed trade restrictions or delays in customs processing, including if the Group is unable to obtain government authorisation to export or import certain materials, including materials that may be viewed as dangerous such as the propellant used for the Group’s inflators. As the Group continues to expand in the Growth Markets, the risk of such disruptions is heightened. The unavailability of even a single small subcomponent necessary to manufacture one of the Group’s products, for whatever reason, could force the Group to cease production of that product, possibly for a prolonged period. Similarly, a potential quality issue could force the Group to halt deliveries while the Group validates the products. Even when products are ready to be shipped, or have been shipped, delays may arise before they reach the Group’s customer. Also, similar difficulties for other suppliers may force the Group’s customers to halt production, which may in turn impact the Group’s sales shipments to such customers.

When the Group fails to timely deliver, the Group may have to absorb its own costs for identifying and resolving the ultimate problem as well as expeditiously producing and shipping replacement components or products. Generally, the Group must also carry the costs associated with “catching up,” such as overtime and premium freight.

If the Group is the cause of a customer being forced to halt production, the customer may seek to recoup all of its losses and expenses from the Group. These losses and expenses could be very significant and may include consequential losses such as lost profits. Where a customer halts production because of another supplier failing to deliver on time, the Group may not be fully compensated, if at all.

Thus, any such supply chain disruptions could severely impact the Group’s operations and/or those of the Group’s customers and force the Group to halt production for prolonged periods of time which could expose the Group to material claims for compensation and have a material adverse effect on the Group’s business prospects, operating results or financial condition.

Adverse developments affecting on the Group’s suppliers could harm the Group’s profitability

Any significant disruption in the Group’s supplier relationships, particularly relationships with single-source suppliers, could harm the Group’s profitability. Furthermore, some of the Group’s suppliers may not be able to sufficiently manage the currency commodity cost volatility and/or sharply changing volumes while still performing as the Group expects. For example, recalls or field actions from the Group’s customers can stress the capacity of the Group’s supply chain and may inhibit the Group’s ability to timely deliver order volumes. The Group may incur costs as it tries to make contingency plans to manage the risks for delivery delays, production delays, production issues or delivery of non-conforming products by the Group’s suppliers.

Changes in the source, cost, availability of and regulations pertaining to raw materials and components may adversely affect the Group’s profit margins

The Group’s business uses a broad range of raw materials and components in the manufacture of the Group’s products, nearly all of which are generally available from a number of qualified suppliers. The Group’s industry may be affected from time to time by limited supplies or price fluctuations of certain key components and materials. Strong worldwide demand for certain raw materials has had a significant impact on prices and short-term availability in recent years, including in 2022. Such price increases have and could materially increase the Group’s operating costs and materially and adversely affect the Group’s profit margin, as direct material costs amounted to approximately 52% of the Group’s net sales in 2022, of which approximately half is the raw material cost portion.

Inflation is currently high world-wide and may continue for some time. Commercial negotiations with the Group’s customers and suppliers may not always offset all of the adverse impact of higher raw material, energy, labor, logistics, and commodity costs. Even where the Group is able to pass price increases along to the Group’s customers, (i) there may be a lapse of time before the Group is able to do so such that the Group must absorb the cost increase,

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and (ii) a negative impact on the Group’s relationships with such customers and suppliers which may limit the Group’s success in securing future awards from customers and securing acceptable supplies from suppliers. In addition, no assurances can be given that the magnitude and duration of such cost increases or any future cost increases could not have a larger adverse impact on the Group’s profitability and consolidated financial position than currently anticipated.

Additionally, various government regulators require companies that manufacture products containing certain minerals and their derivatives that are known as “conflict minerals”, originating from the Democratic Republic of Congo or adjoining countries to diligence and report the source of such materials. There are significant resources associated with complying with these requirements, including diligence efforts to determine the sources of conflict minerals used in the Group’s products and potential changes to the Group’s processes or supplies as a consequence of such diligence efforts. As there may be only a limited number of suppliers able to offer certified “conflict free” conflict minerals, there can be no assurance that the Group will be able to obtain necessary conflict free minerals from such suppliers in sufficient quantities or at competitive prices. The Group may face reputational challenges if the Group determines that certain of the Group’s products contain minerals not determined to be conflict free or if the Group is unable to sufficiently verify the origins for all minerals used in the Group’s products through the procedures the Group may implement. Furthermore, the Group’s customers are also increasingly requiring the Group to track sustainable sources of certain raw materials, which also requires additional diligence efforts and there can be no assurance that the Group will be able to obtain these materials in a cost-efficient and sustainable manner. Accordingly, these rules and customer requirements may adversely affect the Group’s business prospects, operating results, cash flows or financial condition.

The Group’s business could be materially and adversely affected if the Group lost any of the Group’s largest customers or if they were unable to pay their invoices

The Group is dependent on a few large customers with strong purchasing power. This is the result of customer consolidation in the last few decades. In 2022, the Group’s top five customers represented around 49% of the Group’s consolidated sales. The Group’s largest contract accounted for around 2% of the Group’s consolidated sales. Although business with any given customer is typically split into several contracts (either on the basis of one contract per vehicle model or on a broader platform basis), the loss of business from any of the Group’s major customers (whether by lower overall demand for vehicles, cancellation of existing contracts or the failure to award the Group new business) could have a material adverse effect on the Group’s business, results of operations, and financial condition. Similarly, further consolidation of the Group’s customers in the future could make the Group more reliant upon a smaller group of customers for a significant portion of the Group’s consolidated sales and negatively impact the Group’s bargaining power when contracting with such customers.

Customers may put the Group on a “new business hold” which would limit the Group’s ability to quote or be awarded all or part of their future vehicle contracts if quality or other issues arise in the vehicles for which the Group was a supplier. Such new business holds range in length and scope and are generally accompanied by a certain set of remedial conditions that must be met before the Group is eligible to bid for new business. Meeting any such conditions within the prescribed timeframe may require additional Issuer resources. A failure to satisfy any such conditions may have a material adverse impact on the Group’s financial results in the long term.

There is a risk that one or more of the Group’s major customers may be unable to pay the Group’s invoices as they become due or that a customer will simply refuse to make such payments given its financial difficulties. If a major customer would enter into bankruptcy proceedings or similar proceedings whereby contractual commitments are subject to stay of execution and the possibility of legal or other modification, or if a major customer otherwise successfully procures protection against the Group legally enforcing its obligations, it is likely, absent special relief such as having a “preferred status”, that the Group will be forced to record a substantial loss.

Additional information concerning the Group’s major customers is included in Note 20 (Segment Information) of the 2022 Consolidated Financial Statements.

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The Group’s inability to effectively manage the timing, quality and costs of new programme launches could adversely affect the Group’s financial performance

To compete effectively in the automotive supply industry, the Group must be able to launch new products to meet the Group’s customers’ timing, performance, and quality standards. At times, the Group faces an uneven number of launches and some launches, for various reasons, may have shortened launch lead times. The Group cannot provide assurance that the Group will be able to install and certify the equipment needed to produce products for new programmes in time for the start of production, or that the transitioning of the Group’s manufacturing facilities and resources to full production for such new programmes will not impact production rates or other operational efficiency measures at the Group’s facilities. In addition, the Group cannot provide assurance that the Group’s customers will execute on schedule the launch of their new product programmes, for which the Group might supply products. Additionally, as a Tier 1 supplier, the Group must effectively coordinate the activities of numerous suppliers in order to launch programmes successfully. Given the complexity of new programme launches, especially involving new and innovative technologies, the Group may experience difficulties managing product quality, timeliness and associated costs. In addition, new programme launches require a significant ramp up of costs; however, the sales related to these new programmes generally are dependent upon the timing and success of the introduction of new vehicles by the Group’s customers. The Group’s inability to effectively manage the timing, quality and costs of these new programme launches could adversely affect the Group’s business prospects, operating results, cash flows, or financial condition.

Changes in the Group’s product mix may impact the Group’s financial performance

The Group sells products that have varying profit margins. The Group’s financial performance can be impacted depending on the mix of products the Group sells during a given period. The Group’s earnings guidance, estimates and mid- and long-term financial targets assume a certain geographic sales mix as well as a product sales mix. If actual results vary significantly from this projected geographic and product mix of sales, the Group’s operating results and financial condition could be negatively impacted.

The Group is involved from time to time in legal proceedings and the Group’s business may suffer as a result of adverse outcomes of current or future legal proceedings

The Group is, from time to time, involved in litigation, regulatory proceedings and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with the Group’s suppliers and customers, intellectual property claims, shareholder litigation, government investigations, class action lawsuits, personal injury claims, product liability claims, environmental issues, antitrust, customs and VAT disputes and employment and tax issues. In such matters, government agencies or private parties may seek to recover from the Group very large, indeterminate amounts in penalties or monetary damages (including, in some cases, treble or punitive damages) or seek to limit the Group’s operations in some way. For example, a U.S. federal court has entered an order requiring Autoliv to pay approximately $118 million, of which approximately $18 million in actual compensatory damages plus pre-judgment interest and $100 million in punitive damages, because Autoliv manufactured the seatbelt that was involved in an accident. The Group has appealed the verdict. See Note 17 (Contingent Liabilities) of the 2022 Consolidated Financial Statements for more information. The possibility exists that claims may be asserted against the Group and their magnitude may remain unknown for long periods of time. These types of lawsuits could require a significant amount of management’s time and attention and a substantial legal liability or adverse regulatory outcome and the substantial expenses to defend the litigation or regulatory proceedings may have a material adverse effect on the Group’s customer relationships, business prospects, reputation, operating results, cash flows and financial condition. No assurances can be given that such proceedings and claims will not have a material adverse impact on the Group’s profitability and consolidated financial position or that the Group’s established reserves or the Group’s available insurance will mitigate such impact.

The Group may be subject to civil antitrust litigation that could negatively impact the Group’s business

The Group may be subject to civil antitrust lawsuits in the future in countries that permit such civil claims, including

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lawsuits or other actions by the Group’s customers. The Group was previously the subject of an investigation by the European Commission (“EC”) regarding possible anti-competitive behavior among certain suppliers to the automotive vehicle industry. The Group paid a fine to resolve these matters in 2019. As a result of the outcome of the EC investigation, the Group is and could be subject to subsequent civil disputes with non-governmental third parties and civil or stockholder litigation stemming from the same facts and circumstances underlying the EC investigation. These types of lawsuits require significant management time and attention and could result in significant expenses as well as unfavorable outcomes that could have a material adverse impact on the Group’s customer relationships, business prospects, reputation, operating results, cash flows or financial condition, and the Group’s insurance may not mitigate such impact. See Note 17 (Contingent Liabilities) of the 2022 Consolidated Financial Statements.

Work stoppages, slow-downs or other labour issues at the Group’s customers’ facilities or at the Group’s facilities could adversely affect the Group’s operations

As the automotive industry relies heavily on “just-in-time” delivery of components during the assembly and manufacture of vehicles, a work stoppage or slow-down at one or more of the Group facilities could have material adverse effects on the Group’s business. Similarly, if any of the Group’s customers were to experience a work stoppage or slow-down, that customer may halt or limit the purchase of the Group’s products. Similarly, a work stoppage or slow-down at another supplier could interrupt production at one of the Group’s customers’ facilities which would have the same effect. While labour contract negotiations at the Group’s facilities historically have rarely resulted in work stoppages, no assurances can be given that the Group will be able to negotiate acceptable contracts with these unions or that the Group’s failure to do so will not result in work stoppages. A work stoppage or other labour disruption at one or more of the Group’s facilities or the Group’s customers’ facilities could cause the Group to shut down production facilities supplying these products, which could have a material adverse effect on the Group’s business, results of operations and financial condition.

The Group’s ability to operate effectively could be impaired if the Group fails to attract and retain executive officers and other key personnel

The Group’s ability to operate the Group’s business and implement the Group’s strategies effectively depends, in part, on the efforts of the Group’s executive officers and other key employees. In addition, the Group’s future success will depend on, among other factors, the Group’s ability to attract, develop and retain other qualified personnel, particularly engineers and other employees with software and technical expertise. The loss of the services of any of the Group’s executive officers or other key employees or the failure to attract, develop or retain other qualified personnel could have a material adverse effect on the Group’s business.

Restructuring, efficiency, and strategic initiatives and capacity alignments are complex and difficult and at any time additional restructuring steps may be necessary, possibly on short notice and at significant cost

The Group’s restructuring, efficiency, and strategic initiatives and capacity alignments include efforts to adjust the Group’s manufacturing capacity and cost structure to meet current and projected operational and market requirements, including plant closures, transfer of sourcing to best cost countries, consolidation of the Group’s supplier base, and standardisation of products to reduce the Group’s overhead costs and consolidate the Group’s operational centres. The successful implementation of the Group’s restructuring activities and capacity alignments will involve sourcing, logistics, technology and employment arrangements. As these restructuring, efficiency, and strategic initiatives and capacity alignments can be complex, there may be difficulties or delays in the implementation of any such initiatives and capacity alignments or they may not be immediately effective, resulting in an adverse material impact on the Group’s performance. In addition, there is a risk that inflation, high-turnover rates, and increased competition may reduce the efficiencies now available in best-cost countries to levels that no longer allow for cost-beneficial restructuring opportunities. Therefore, there can be no assurances that any future restructurings or capacity alignments will be completed as planned or achieve the desired results. See Note 11 (Restructuring) to the 2022 Consolidated Financial Statements

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A prolonged recession and/or a downturn in the Group’s industry could result in the Group having insufficient funds to continue the Group’s operations and external financing may not be available to the Group or available only on materially different terms than what has historically been available

The Group’s ability to generate cash from the Group’s operations is highly dependent on automotive sales and LVP, the global economy, and the economies of the Group’s important markets. If LVP were to remain on low levels for an extended period of time, the Group would experience a significantly negative cash flow. Similarly, if cash losses for customer defaults rise sharply, the Group would experience a negative cash flow. Such negative cash flow could result in the Group’s having insufficient funds to continue the Group’s operations unless the Group can procure external financing, which may not be possible.

The Group’s access to debt, securitisation, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors. The Group’s ability to obtain unsecured funding at a reasonable cost is dependent on the Group’s credit ratings or perceived creditworthiness. The Group’s current credit rating could be lowered as a result of the Group experiencing significant negative cash flows, increasing the Group’s indebtedness and leverage, or a dire financial outlook, which may affect the Group’s ability to procure financing. The Group may also for the same, or other reasons, find it difficult to secure new long-term credit facilities, at reasonable terms, when the Group’s principal credit facility expires in 2027. Further, even the Group’s existing unutilised credit facilities may not be available to the Group as agreed, or only at additional cost, if participating banks are unable to raise the necessary funds, where, for instance, financial markets are not functioning as expected or one or more banks in the Group’s principal credit facility syndicate were to default. As a result, the Group cannot assure that it will continue to have sufficient liquidity to meet its operating needs. In the event that the Group does not have sufficient external financing it may be required to seek additional capital, sell assets, reduce or cut back its operating activities or otherwise alter its business strategy.

Information concerning the Group’s credit facilities and other financings are included in Note 13 (Debt and Credit Agreements) to the 2022 Consolidated Financial Statements.

The Group’s indebtedness may harm the Group’s financial condition and results of operations

As at 31 December 2022, the Group had outstanding debt of US$1.8 billion. The Group may incur additional debt for a variety of reasons. Although the Group’s significant credit facilities and debt agreements do not have any financial covenants, the Group’s level of indebtedness will have several important effects on the Group’s future operations, including, without limitation:

•	a portion of the Group’s cash flows from operations will be dedicated to the payment of any interest or could be used for amortisation required with respect to outstanding indebtedness;

•

increases in the Group’s outstanding indebtedness and leverage will increase the Group’s vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure;

•

depending on the levels of the Group’s outstanding debt, the Group’s ability to obtain additional financing for working capital, acquisitions, capital expenditures, general corporate and other purposes may be limited; and

•	potential future tightening of the availability of capital both from financial institutions and the debt markets may have an adverse effect on the Group’s ability to access additional capital.

Governmental restrictions may impact the Group’s business adversely

Some of the Group’s customers are (or may be) owned by a governmental entity, receive various forms of governmental aid or support or are subject to governmental influence in other forms, which may impact the Group as a supplier to these customers. As a result, they may be required to partner with local entities or procure components from local suppliers to achieve a specific local content or be subject to other restrictions regarding localised content or ownership. The nature and form of any such restrictions or protections, whatever their basis, is very difficult to

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predict as is their potential impact. However, they are likely to be based on political rather than economical or operational considerations and may materially impact the Group’s business.

Impairment charges relating to the Group’s assets, goodwill and other intangible assets could adversely affect the Group’s financial performance

The Group periodically reviews the carrying value of the Group’s assets, goodwill and other intangible assets for impairment indicators. If one or more of the Group’s customers’ facilities cease production or decrease their production volumes, the assets the Group carries related to the Group’s facilities serving such customers may decrease in value because the Group may no longer be able to utilise or realise them as intended. Where such decreases are significant, such impairments may have a materially adverse impact on the Group’s financial results. The Group monitors the various factors that impact the valuation of the Group’s goodwill and other intangible assets, including expected future cash flow levels, global economic conditions, market price for the Group’s stock, and trends with the Group’s customers. Impairment of goodwill and other identifiable intangible assets may result from, among other things, deterioration in the Group’s performance and especially the cash flow performance of these goodwill assets, adverse market conditions and adverse changes in applicable laws or regulations. If there are changes in these circumstances or the other variables associated with the estimates, judgments and assumptions relating to the valuation of goodwill, when assessing the valuation of the Group’s goodwill items, the Group may determine that it is appropriate to write down a portion of the Group’s goodwill or intangible assets and record related non-cash impairment charges. In the event that the Group determines that it is required to write-down a portion of the Group’s goodwill items and other intangible assets and thereby record related non-cash impairment charges, the Group’s financial condition and operating results would be adversely affected.

For additional information, see Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Significant Accounting Policies and Critical Accounting Estimates” of the Issuer’s Annual Report on Form 10-K.

The Group faces risks related to the Group’s defined benefit pension plans and employee benefit plans, including the need for additional funding as well as higher costs and liabilities

The Group’s defined benefit pension plans or employee benefit plans may require additional funding or give rise to higher related costs and liabilities which, in some circumstances, could reach material amounts and negatively affect the Group’s operating results. The Group is required to make certain year-end assumptions regarding the Group’s pension plans. The Group’s pension obligations are dependent on several factors, including factors outside the Group’s control such as changes in interest rates, the market performance of the diversified investments underlying the pension plans, actuarial data and adjustments and an increase in the minimum funding requirements or other regulatory changes governing the plans. Adverse equity market conditions and volatility in the credit market may have an unfavourable impact on the value of the Group’s pension assets and the Group’s future estimated pension liabilities. Internal factors such as an adjustment to the level of benefits provided under the plans may also lead to an increase in the Group’s pension liability. If these or other internal and external risks were to occur, alone or in combination, the Group’s required contributions to the plans and the costs and net liabilities associated with the plans could increase substantially and have a material effect on the Group’s business.

Information concerning the Group’s benefit plans is included in Note 18 (Retirement Plans) of the 2022 Consolidated Financial Statements.

The Group’s cybersecurity incidents or other damage to the Group’s technology infrastructure could disrupt business operations, result in the loss of critical and confidential information, and adversely impact the Group’s reputation and operating results

The Group relies extensively on information technology (“IT”) networks and systems, the Group’s global data centres and services provided over the internet to process, transmit and store electronic information, and to manage

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or support a variety of business processes or activities across the Group’s facilities worldwide. In addition, a greater number of the Group’s employees are working remotely which may increase cybersecurity vulnerabilities and risk to the Group’s IT networks and systems. The secure operation of the Group’s IT networks and systems and the proper processing and maintenance of this information are critical to the Group’s business operations. The Group has been, and likely will continue to be, subject to cyber-attacks. To date the Group has seen no material impact on the Group’s business from these attacks or events. Although the Group seeks to deploy comprehensive security measures to prevent, detect, address and mitigate these threats, there has been an increased level of activity, and an associated level of sophistication, in cyber-attacks against large multinational companies. The ever-evolving threats mean the Group and the Group’s third-party service providers and vendors must continually evaluate and adapt the Group’s respective systems and processes and overall security environment, as well as those of any companies the Group acquires. There is no guarantee that these measures will be adequate to safeguard against all data security breaches, system compromises or misuses of data.

The Group’s security measures may be breached due to human or technological error, employee malfeasance, system malfunctions or attacks from uncoordinated individuals or sophisticated and targeted measures known as advanced persistent threats, directed at the Group, its products, its customers and/or its third-party service providers, and/or other entities with whom the Group does business. Due to the fact that techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Group may be unable to anticipate these techniques or to implement adequate preventative measures.

Disruptions and attacks on the Group’s IT systems or the systems of third parties storing the Group’s data or employee malfeasance or human or technological error could result in the misappropriation, loss, destruction or corruption of the Group’s critical data and confidential or proprietary information, personal information of the Group’s employees, the leakage of the Group’s or the Group’s customers’ confidential information, improper use of the Group’s systems and networks, production downtimes and both internal and external supply shortages, which could have an adverse effect on the Group’s results of operations. It may also result in the theft of intellectual property or other misappropriation of assets, or otherwise compromise the Group’s confidential or proprietary information and disrupt the Group’s operations. The potential consequences of a material cybersecurity incident include reputational damage, theft of intellectual property, litigation with third parties, diminution in the value of the Group’s investment in research, development and engineering, diversion of the attention of management away from the operation of the Group’s business and increased cybersecurity protection and remediation costs, legal claims and liability, regulatory scrutiny, sanctions, fines or penalties (which may not be covered by the Group’s insurance policies), negative publicity, release of sensitive and/or confidential information, increases in operating expenses, or lost revenues which in turn could adversely affect the Group’s competitiveness and results of operations. To the extent that any disruption or security breach results in a misappropriation, loss, destruction or corruption of the Group’s customer’s information, it could affect the Group’s relationships with the Group’s customers, create significant expense for the Group to investigate and remediate damage, lead to claims against the Group and ultimately harm the Group’s business.

In addition, the Group may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future. In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, with new and constantly changing requirements applicable to the Group’s business, compliance with those requirements could result in additional costs. Furthermore, the Group’s technology systems are vulnerable to damage or interruption from natural disasters, power loss and telecommunication failures. The Group continuously seeks to maintain a robust program of information security and controls, however, any future significant compromise or breach of the Group’s data security, whether external or internal, or misuse of customer, associate, supplier or Issuer data, could result in significant costs, lost sales, fines, lawsuits, and damage to the Group’s reputation.

Third parties that maintain certain of the Group’s confidential and proprietary information could experience a cybersecurity incident

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The Group relies on third parties to provide or maintain some of the Group’s IT systems, data centres and related services and do not exercise direct control over these systems. Despite the implementation of security measures at third party locations, these IT systems, data centres and cloud services are also vulnerable to security breaches or other disruptions. Additionally, the Group and certain of the Group’s third-party vendors, collect and store personal information in connection with human resources operations and other aspects of the Group’s business. While the Group obtains assurances that any third parties the Group provides data to will protect this information and, where the management of the Group believes appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by the Group or by third parties may be compromised and expose the Group to liability for such breach.

Global climate change could negatively affect the Group’s business

Increased public awareness and concern regarding global climate change will likely result in more regional and/or national requirements to reduce or mitigate the effects of greenhouse gas emissions. In addition, the Group’s shareholders and customers also expect the Group to reduce its greenhouse gas emissions. Today there is a lack of consistent climate legislation which results in economic and regulatory uncertainty. Any future regulations aimed at mitigating climate change may negatively impact the prices of raw materials and energy as well as the demand for certain of the Group’s customer’s products which could in turn impact demand for the Group’s products and impact the Group’s results of operations. The costs of compliance and any changes to the Group’s operations mandated by new or amended laws, may be significant. The Group may also face unexpected delays in obtaining permits and approvals required by such laws in connection with its manufacturing facilities, which would hinder the Group’s operation of these facilities. Furthermore, any violations of these laws may result in substantial fines and penalties, remediation costs, third party damages, or a suspension or cessation of the Group’s operations. The Group also faces physical and transition risks from climate change.

The manifestations of climate change, such as extreme weather conditions or more frequent extreme weather events, including wildfires, flooding, water stress and extreme heat, could disrupt the Group’s operations, damage the Group’s facilities, disrupt the Group’s supply chain, including the Group’s customers or suppliers, impact the availability and cost of materials needed for manufacturing or increase insurance and other operating costs. As a result, severe weather or a natural disaster that results in a prolonged disruption to the Group’s operations, or the operations of the Group’s customers or suppliers, could have a material adverse effect on the Group’s operating results, cash flows or financial condition.

The Group’s goals, targets and ambitions related to sustainability and emissions reduction, and its public statements and disclosures regarding them, expose the Group to numerous risks

The Group has developed, and will continue to develop and set, goals, targets, ambitions and other objectives related to sustainability matters, including its net-zero emission targets both for the Group and its supply chain. Some of these are based on the Group’s internal scenario analysis, which may not prove to be accurate and carries inherent uncertainties. Statements related to these goals, targets, ambitions and objectives reflect the Group’s current plans and do not constitute a guarantee that they will be achieved. The Group’s efforts to research, establish, accomplish, and accurately report on these goals, targets, and objectives expose it to numerous operational, reputational, financial, legal, and other risks. Additionally, greenhouse gas emissions, particular emissions that come from individuals and entities up and down the value chain (otherwise known as Scope 3 emissions), are very difficult to estimate and the Group’s estimates may be materially different than actual emissions. The manner in which the Group estimates and discloses Scope 3 emissions may differ from other companies, and currently, the Group does not include downstream Scope 3 emissions in its targets and ambitions. If future governmental regulations require the Group to modify the basis of the Group’s Scope 3 emissions disclosure, the Group’s historically disclosed Scope 3 emissions may change materially. The Group’s ability to achieve any stated goal, target, ambition or objective, including with respect to emissions reduction, is subject to numerous factors and conditions, some of which are outside of the Group’s control. For example, the Group has announced that it is collaborating with Polestar to develop a climate neutral car. Such an endeavor requires innovation and collaboration with a number of partners and is subject to certain inherent risks, including the timeframe in which it is achieved. The Group may also have to purchase carbon offsets in order to meet its targets and objectives, which may not be available or may no longer be considered acceptable to use to meet such targets.

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The Group’s business may face increased scrutiny from investors and other stakeholders related to its sustainability activities, including the goals, targets, and objectives that the Group announces, and its methodologies and timelines for pursuing them. If the Group’s sustainability practices do not meet investor or other stakeholder expectations and standards, which continue to evolve, the Group’s reputation, its ability to attract or retain employees, and its attractiveness as an investment or business partner could be negatively affected. Similarly, the Group’s failure or perceived failure to pursue or fulfil its sustainability-focused goals, targets, ambitions and objectives, to comply with ethical, environmental, or other standards, regulations, or expectations, or to satisfy various reporting standards with respect to these matters, within the timelines it announces, or at all, could adversely affect its business or reputation, as well as expose the Group to government enforcement actions and private litigation.

Risks related to International Operations

The Group’s business is exposed to risks inherent in international operations

The Group currently conducts operations in various countries and jurisdictions, including locating certain of the Group’s manufacturing and distribution facilities internationally, which subjects the Group to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. Some of these countries are considered Growth Markets and emerging markets. International sales and operations, especially in Growth Markets, subject the Group to certain risks inherent in doing business abroad, including:

•	exposure to local economic conditions;

•	unexpected changes in laws, regulations, trade, or monetary or fiscal policy, including interest rates, foreign currency exchange rates, and changes in inflation rates;

•	foreign tax consequences;

•	inability to collect, or delays in collecting, value-added taxes and/or other receivables associated with remittances and other payments by subsidiaries;

•	exposure to local political turmoil and challenging labour conditions;

•	changes in general economic and political conditions in countries where the Group operates, particularly in emerging markets;

•	expropriation and nationalisation;

•	enforcing legal agreements or collecting receivables through foreign legal systems;

•	wage inflation in Growth Markets;

•

currency controls, including lack of liquidity in foreign currency due to governmental restrictions, trade protection policies and currency controls, which may create difficulty in repatriating profits or making other remittances;

•	compliance with the requirements of an increasing body of applicable anti-bribery laws;

•	reduced intellectual property protection in various markets;

•	investment restrictions or requirements; and

•	the imposition of product tariffs and the burden of complying with a wide variety of international and U.S. export laws.

The Issuer is subject to taxation in the U.S. and numerous foreign jurisdictions. The Organization for Economic Co-operation and Development (“OECD”) continues its base erosion and profit shifting (“BEPS”) project begun in 2015 with new proposals for a global minimum tax, further development of a coordinated set of rules for taxation and the allocation of taxing rights between jurisdictions. These proposals, if adopted by countries in which the Group operates, could result in changes to tax policies, including transfer pricing policies, that could ultimately impact the

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Group’s tax liabilities. On 12 December, 2022, the European Union member states agreed to implement the OECD’s Pillar 2 global corporate minimum tax at a rate of 15% on companies with revenues of at least $790 million, which would go into effect in 2024. Similarly, the United States passed the Inflation Reduction Act of 2022, which also imposes, among other things, a 15% corporate minimum tax for taxable years beginning after 31 December, 2022, on certain U.S. based companies that have average revenues over a three-year period of at least $1 billion. Other countries including the United Kingdom, Switzerland, Canada, Australia and South Korea are also actively considering changes to their tax laws to adopt certain parts of the OECD’s proposals. The timing or impact of these proposals and recommendations is unclear at this point.

Changes in tax laws or policies by the U.S. or foreign jurisdictions could result in a higher effective tax rate on the Group’s worldwide earnings and any such change could have a material adverse effect on the Group’s business prospects, cash flows, operating results and financial condition. The Group’s international operations also depend upon favourable trade relations between the countries where the Group manufactures and sells products and those foreign countries in which the Group’s customers and suppliers have operations. Changes in national policy, other governmental action related to tariffs or international trade agreements, changes in social, political regulatory, and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment in the territories and countries where the Group currently manufactures and sells products, and any resulting negative sentiments towards the Group as a result of such changes could depress economic activity and restrict the Group’s access to suppliers or customers and have a material adverse effect on the Group’s cash flows, operating results and financial condition.

Increasing the Group’s manufacturing footprint in the Growth Markets and the Group’s business relationships with automotive manufacturers in these markets are particularly important elements of the Group’s strategy. As a result, the Group’s exposure to the risks described above may be greater in the future, and the Group’s exposure to risks associated with developing countries, such as the risk of political upheaval and reliability of local infrastructure, may increase.

The Group’s foreign operations may subject the Group to risks relating to laws governing international relations

Due to the Group’s global operations, the Group is subject to many laws governing international relations (including, but not limited to, the Foreign Corrupt Practices Act, and other anti-bribery regulations in foreign jurisdictions where the Group does business), which prohibit improper payments to government officials and restrict where and how the Group can do business, what information or products the Group can supply to certain countries and what information the Group can provide to authorities in governmental authorities. The Group also exports components and products that are subject to certain trade-related U.S. laws, including the U.S. Export Administration Act and various economic sanctions programmes administered by the U.S. Treasury’s Office of Foreign Assets Control.

Although the Group has procedures and policies in place that should mitigate the risk of violating these laws, there is no guarantee that they will be sufficiently effective. If and when the Group acquires new businesses, the Group may not be able to ensure that the pre-existing controls and procedures meant to prevent violations of these laws were effective, and violations may occur if the Group is unable to timely implement corrective and effective controls and procedures when integrating newly acquired businesses. Any allegations of non-compliance with these laws could harm the Group’s reputation, divert management attention and result in significant expenses, and could therefore materially harm the Group’s business prospects, operating results and financial condition.

The Group’s business in Asia is subject to aggressive competition and is sensitive to economic, market, and political conditions

The Group operates in the automotive supply market throughout Asia including the highly competitive markets in China, South Korea and India. In each of these markets the Group faces competition from both international and smaller domestic manufacturers. Due to the significance of the Asian markets for the Group’s profit and growth, the Group is exposed to risks in China, South Korea and India. The Group anticipates that additional competitors, both international and domestic, may seek to enter the Chinese, South Korean and/or Indian markets resulting in increased

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competition. Increased competition may result in lower sales volumes, price reductions, reduced margins and the Group’s inability to gain or hold market share. There have been periods of increased market volatility and moderation in the levels of economic growth in China, which resulted in periods of lower automotive production growth rates in China than those previously experienced. The Group’s business in Asia is sensitive to economic and market conditions that drive automotive sales volumes in China, South Korea and India and may be impacted if there are reductions in vehicle demand in those markets. Additionally, the COVID-19 pandemic has created significant volatility throughout Asia, particularly in China, which has led to significantly reduced economic activity and employment and has disrupted, and may continue to disrupt, the global automotive industry and customer sales, production volumes, and purchases of light vehicles by end-consumers. Although the Chinese government began rolling back its “Zero-Covid” policies and re-opening its economy in late 2022, if COVID-19 continues to spread or re-emerges in China, or other major markets in Asia, it may cause disruptions in the manufacturing, delivery, and overall supply chains of automobile manufacturers and suppliers. There are also trade and political tensions between China and other countries in the western world. If the Group is unable to maintain its position in these Asian markets, the pace of growth slows, or vehicle sales in these markets decrease, the Group’s business prospects, operating results and financial condition could be materially adversely affected.

The Group’s business in Europe is sensitive to economic and market conditions

The Group operates in the automotive supply market throughout Europe and is increasingly subject to the risks arising from adverse changes in the European economy. A significant deterioration in economic conditions, increased volatility, further declines in the European credit, equity, and foreign currency markets or geopolitical disruptions, including the war in Ukraine, could have negative impacts on the Group’s business operations in Europe and may lead to delays in or cancellations of customer orders. The Group also faces competition from both international and smaller domestic manufacturers who may seek to enter the European markets resulting in increased competition. Increased competition may result in lower sales volumes, price reductions, reduced margins, and the Group’s inability to gain or hold market share.

Global integration may result in additional risks

Because of the Group’s efforts to manage costs by integrating its operations globally, the Group faces the additional risk that, should any of the other risks discussed herein materialise, the negative effects could be more pronounced. For example, while supply delays of a component have typically only affected a few customer vehicle models, such a delay could now affect several vehicle models of several customers in several geographic areas. Similarly, any recall or warranty issue the Group faces due to a product defect or failure is now more likely to involve a larger number of units in several geographic areas.

Exchange rate risks

As a result of the Group’s global presence, a significant portion of the Group’s revenues and expenses are denominated in currencies other than the U.S. dollar. The Group is therefore subject to foreign currency risks and foreign exchange exposure. Such risks and exposures include:

•	transaction exposure, which arises because the cost of a product originates in one currency and the product is sold in another currency;

•	revaluation effects, which arise from valuation of assets denominated in other currencies than the reporting currency of each unit;

•	translation exposure in the income statement, which arises when the income statements of non-U.S. subsidiaries are translated into U.S. dollars;

•	translation exposure in the balance sheet, which arises when the balance sheets of non-U.S. subsidiaries are translated into U.S. dollars; and

•	changes in the reported U.S. dollar amounts of cash flows.

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The Group cannot predict exchange rate volatility or the extent of its impact on the Group’s future financial results. The Group typically denominates foreign transactions in foreign currencies to achieve a natural hedge. However, a natural hedge cannot be achieved for all the Group’s currency flows; therefore, a net transaction exposure remains within the group. The net exposure can be significant and creates a transaction exposure risk for the Group. The Issuer does not hedge translation exposure. However, the Group does engage in foreign exchange rate hedging from time to time related to foreign currency transactions.

The Group faces risks in connection with acquisitions, joint ventures, partnerships, and other strategic transactions

The Group’s growth has been enhanced through strategic transactions, including acquisitions of businesses, products and technologies, partnerships, strategic alliances and joint development agreements that the management of the Group believes will complement the Group’s business. The Group regularly evaluates acquisition opportunities, frequently engage in acquisition discussions, conduct due diligence activities in connection with possible acquisitions, and, where appropriate, engage in acquisition negotiations. The Group may not be able to successfully identify suitable acquisition and joint venture candidates or complete transactions on acceptable terms, integrate acquired operations into the Group’s existing operations or expand into new markets. The Group’s failure to identify suitable strategic transactions may restrict the Group’s ability to grow its business.

These strategic transactions also involve numerous additional risks to the Group and the Group’s investors, including:

•	risks related to retaining acquired management and employees;

•	difficulties in integrating acquired technologies, products, operations, services and personnel with the Group’s existing businesses;

•	diversion of the Group’s management’s attention from other business concerns;

•	assumption of contingent liabilities;

•	potential adverse financial impacts, including from the amortisation of expenses related to intangible assets and from potential impairment of goodwill;

•	incurrence of indebtedness; and

•	potential damage to existing customer relationships or lack of customer acceptance or inability to attract new customers as a result of these transactions.

In the future, the Group may pursue acquisitions of businesses or products that are complementary to the Group’s business but for which the Group has historically had little or no direct experience. These transactions can involve significant challenges and risks as well as significant time and resources that may divert management’s attention from other business activities. If the Group fails to adequately manage these risks, the acquisitions and other strategic transactions may not result in revenue growth, operational synergies or service or technology enhancements, which could adversely affect the Group’s financial condition.

Risks related to Intellectual Property

If the Group’s patents are declared invalid or the Group’s technology infringes on the proprietary rights of others, the Group’s ability to compete may be impaired

The Group has developed a considerable amount of proprietary technology related to automotive safety systems and rely on a number of patents to protect such technology. The Group’s intellectual property plays an important role in maintaining the Group’s competitive position in a number of the markets the Group serves. At present, the Group holds more than 6,600 patents and patent applications covering a large number of innovations and product ideas, mainly in the fields of seatbelt and airbag technologies. In addition to the Group’s in-house research and development efforts, the Group seeks to acquire rights to new intellectual property through corporate acquisitions, asset

– 30 –	Hogan Lovells

acquisitions, licensing and joint venture arrangements. The Group’s patents and licenses expire on various dates during the period from 2023 to 2042. The Group does not expect the expiration of any single patent or licence to have a material adverse effect on the Group’s business, operating results and financial condition.

Developments or assertions by or against the Group relating to intellectual property rights could negatively impact the Group’s business. The Group primarily protects the Group’s innovations with patents and vigorously protects and defends its patents, trademarks and know-how against infringement and unauthorised use. If the Group is not able to protect its intellectual property and the Group’s proprietary rights and technology, the Group could lose those rights and incur substantial costs policing and defending those rights. The Group also generates licence revenue from these patents, which the Group may lose if the Group does not adequately protect the Group’s intellectual property and proprietary rights. The Group’s means of protecting the Group’s intellectual property, proprietary rights and technology may not be adequate, and the Group’s competitors may independently develop technologies that are similar or superior to the Group’s proprietary technologies, duplicate the Group’s technologies, or design around the patents the Group owns or licenses. In addition, the laws of some foreign countries do not protect the Group’s proprietary rights to as great an extent as the laws of the U.S. and the Group may encounter significant problems in protecting and defending its intellectual property rights in certain foreign jurisdictions. This could make it difficult for the Group to stop the infringement of its patents or misappropriation of its other intellectual property rights. Proceedings to enforce the Group’s patent rights in foreign jurisdictions could result in substantial costs and divert the Group’s efforts and attention from other aspects of the Group’s business. Accordingly, the Group’s efforts to protect its intellectual property rights in such countries may be inadequate.

The Group may not be able to protect the Group’s proprietary technology and intellectual property rights, which could result in the loss of the Group’s rights or increased costs

Although the management of the Group believes that the Group’s products and technology do not infringe the proprietary rights of others, third parties may assert infringement claims against the Group in the future. Additionally, the Group licences from third parties proprietary technology covered by patents, and the Group cannot be certain that any such patents will not be challenged, invalidated, or circumvented. Such licenses may also be non-exclusive, meaning the Group’s competition may also be able to access such technology. Further, the Group expects to continue to expand the Group’s products and services and expand into new businesses, including through developing new products, acquisitions, joint ventures and joint development agreements, which could increase the Group’s exposure to patent and other intellectual property claims from competitors and other parties. If claims alleging patent, copyright or trademark infringement are brought against the Group and are successfully prosecuted against the Group, they could result in substantial costs. If a successful claim is made against the Group and the Group fails to develop non-infringing technology, the Group’s business, operating results and financial condition could be materially adversely affected. In addition, certain of the Group’s products utilise components that are developed by third parties and licensed to the Group. If claims alleging patent, copyright or trademark infringement are brought against such licensors and successfully prosecuted, they could result in substantial costs, and the Group may not be able to replace the functions provided by these licensors. Alternate sources for the technology currently licensed to the Group may not be available in a timely manner, may not provide the same functions as currently provided or may be more expensive than products currently used.

The Group may develop proprietary information through the Group’s in-house research and development efforts, consulting arrangements or research collaborations with other entities or organisations. The Group may seek to protect this proprietary information by entering into confidentiality agreements or consulting, services or employment agreements that contain non-disclosure and non-use provisions with the Group’s employees, consultants, scientific advisors and other third parties. However, the Group may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of the Group’s proprietary information.

– 31 –	Hogan Lovells

The Group may not be able to respond quickly enough to changes in technology and technological risks and to develop the Group’s intellectual property into commercially viable products

Changes in legislative, regulatory, or industry requirements or in competitive technologies may render certain of the Group’s products obsolete or less attractive to the Group’s customers. The Group currently licenses certain proprietary technology to third parties and, if such technology becomes obsolete or less attractive, those licensees could terminate the Group’s licence agreements, which could adversely affect the Group’s results of operations. The Group’s ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in the Group’s ability to remain competitive. The Group cannot provide assurance that the Group will be able to achieve the technological advances that may be necessary for the Group to remain competitive or that certain of the Group’s products will not become obsolete. The Group is also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly. As part of the Group’s business strategy, the Group may from time to time seek to acquire businesses or assets that provide the Group with additional intellectual property. The Group may experience problems integrating acquired technologies into the Group’s existing technologies and products, and such acquired intellectual property may be subject to known or contingent liabilities such as infringement claims.

Some of the Group’s products and technologies may use “open source” software, which may restrict how the Group use or distribute the Group’s products or require that the Group releases the source code of certain products subject to those licenses

Some of the Group’s products and technologies may incorporate software licensed under so-called “open source” licenses. In addition to risks related to licence requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on origin of the software. Additionally, open source licenses typically require that source code subject to the licence be made available to the public and that any modifications or derivative works to open source software continue to be licensed under open source licenses. These open source licenses typically mandate that proprietary software, when combined in specific ways with open source software, become subject to the open source licence. If the Group combines the Group’s proprietary software in such ways with open source software, the Group could be required to release the source code of the Group’s proprietary software. The Group takes steps to ensure that the Group’s proprietary software is not combined with, and does not incorporate, open source software in ways that would require the Group’s proprietary software to be subject to an open source licence. However, few courts have interpreted open source licenses; therefore the manner in which these licenses may be interpreted and enforced is therefore subject to some uncertainty.

Risks related to Government Regulations and Taxes

The Group’s business may be adversely affected by laws or regulations, including environmental, occupational health and safety, and other governmental regulations

The Group is subject to various federal, state, local and foreign laws and regulations, including those related to the requirements of environmental, occupational health and safety, financial, and other matters. The Group cannot predict the substance or impact of pending or future legislation or regulations, or the application thereof. The introduction of new laws or regulations or changes in existing laws or regulations, or the interpretations thereof, could increase the costs of doing business for the Group or the Group’s customers or suppliers or restrict the Group’s actions and adversely affect the Group’s business prospects, operating results, cash flows or financial condition. The Group’s operations are subject to environmental and safety laws and regulations governing, among other things, emissions to air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of waste and other materials. The operation of automotive parts manufacturing facilities entails risks in these areas, and the Group cannot assure that the Group will not incur material costs or liabilities as a result. Additionally, environmental laws, regulations, and permits and the enforcement thereof change frequently and have tended to become increasingly stringent over time, which may necessitate substantial capital expenditures or operating costs or may require changes

– 32 –	Hogan Lovells

of production processes. Although the Group has no known pending material environmental issues, there is no assurance that the Group will not be adversely impacted by any environmental costs, liabilities, or claims in the future either under present laws and regulations or those that may be adopted or imposed in the future. The Group’s costs, liabilities, and obligations relating to environmental matters may have a material adverse effect on the Group’s business prospects, operating results, cash flows or financial condition.

The Group’s facilities in the U.S. are subject to regulation by the Occupational Safety and Health Administration (“OSHA”), which regulates the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that the Group maintains information about hazardous materials used or produced in the Group’s operations and that the Group provides this information to employees, state and local governmental authorities and local residents. The Group is also subject to occupational safety regulations in other countries. The Group’s failure to comply with government occupational safety regulations, including OSHA requirements, or general industry standards relating to employee health and safety, keep adequate records or monitor occupational exposure to regulated substances could expose the Group to liability, enforcement, and fines and penalties, and could have a material adverse effect on the Group’s business, operating results, cash flows or financial condition.

Although the Group employs safety procedures in the design and operation of the Group’s facilities, there is a risk that an accident or injury to one of the Group’s employees could occur in one of the Group’s facilities. Any accident or injury to the Group’s employees could result in litigation, manufacturing delays and harm to the Group’s reputation, which could negatively affect the Group’s business, operating results, and financial condition.

The Group’s business may be adversely affected by changes in automotive safety regulations or concerns that drive further regulation of the automobile safety market

Government vehicle safety regulations are a key driver in the Group’s business. Historically, these regulations have imposed ever more stringent safety regulations for vehicles. Safety regulations have a positive impact on driver awareness and acceptance of automotive safety products and technology. These more stringent safety regulations often require vehicles to have more safety content per vehicle and more advanced safety products, which has thus been a driver of growth in the Group’s business.

However, these regulations are subject to change based on a number of factors that are not within the Group’s control, including new scientific or medical data, adverse publicity regarding the industry recalls and safety risks of airbags or seatbelts (for instance, to children and small adults), domestic and foreign political developments or considerations, and litigation relating to the Group’s products and the Group’s competitors’ products. Changes in government regulations in response to these and other considerations could have a severe impact on the Group’s business. Although the Group believes that over time safety will continue to be a regulatory priority, if government priorities shift and the Group is unable to adapt to changing regulations, the Group’s business may suffer material adverse effects.

The regulatory obligation of complying with safety regulations could increase as federal and local regulators impose more stringent compliance and reporting requirements in response to product recalls and safety issues in the Group’s industry. The Group is subject to existing stringent requirements under the National Traffic and Motor Vehicle Safety Act of 1966 (the “Vehicle Safety Act”), including a duty to report, subject to strict timing requirements, safety defects with the Group’s products. The Vehicle Safety Act imposes potentially significant civil penalties for violations including the failure to comply with such reporting actions. The Group is also subject to the existing U.S. Transportation Recall Enhancement, Accountability and Documentation (TREAD) Act, which requires equipment manufacturers, such as the Issuer, to comply with “Early Warning” requirements (“TREAD”) by reporting certain information to the National Highway Traffic Safety Administration (“NHTSA”) such as information related to defects or reports of injury related to the Group’s products. TREAD imposes criminal liability for violating such requirements if a defect subsequently causes death or bodily injury. In addition, the Vehicle Safety Act authorises NHTSA to require a manufacturer to recall and repair vehicles that contain safety defects or fail to comply with U.S. federal motor vehicle safety standards. Sales into foreign countries may be subject to similar regulations.

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Due to the record recall of airbag inflators of one of the Group’s competitors, NHTSA has become more active in requesting information from suppliers and vehicle manufactures regarding potential product defects and the Group expects that to continue or increase under the current U.S. presidential administration.

Negative or unexpected tax developments could adversely affect the Group’s effective tax rate, operating results and financial condition

Changes in, or changes in the application of, U.S. or foreign tax laws, regulations or accounting principles with respect to matters such as tax base, tax rates, transfer pricing, dividends and restrictions on certain forms of tax relief or limitations on favourable tax treatment could affect the calculation of the Group’s income taxes and other tax liabilities, the Group’s effective tax rate, and the carrying value of the Group’s deferred tax assets.

The Group’s annual tax rate is based on the Group’s income and the tax laws in the jurisdictions in which the Group operates. Due to the Group’s global operations the Group faces uncertainties and judgments in the application of complex tax regulations in a multitude of jurisdictions. Significant judgment and estimation is required in determining the Group’s effective tax rate and in evaluating the Group’s tax positions, in many cases where the ultimate tax determination is uncertain. Although the Group believes that the Group’s tax estimates are reasonable, the final determination of the Group’s tax liability may be different from what is reflected in the Group’s historical income tax provisions and accruals.

The Group is regularly examined by tax authorities around the world and in a number of jurisdictions, the Group is currently under examination, which inherently creates uncertainty. Although the Group periodically assesses the likelihood of adverse outcomes, negative or unexpected results from one or more of such reviews and audits, including any related interest or penalties imposed by governmental authorities, could increase the Group’s effective tax rate and adversely impact the Group’s operating results, cash flows or financial condition.

The effective tax rates used for interim reporting are based on the Group’s projected full-year geographic earnings mix and take into account projected tax costs on intercompany dividends from lower tier subsidiaries. Changes in currency exchange rates, earnings mix among taxing jurisdictions, or the ability of the Group’s subsidiaries to pay dividends could impact the Group’s reported effective tax rates, or cause fluctuations in the tax rate from quarter to quarter. Certain anti-trust judgements or settlements may not be tax deductible, which could have a material negative impact to the Group’s annual tax rate.

A number of other factors may also increase the Group’s effective tax rate, which could have an adverse impact on the Group’s profitability and operating results. Due to the Group’s numerous foreign operations, the Group’s tax rate may be impacted by the Group’s global mix of earnings if the Group’s pre-tax income is lower than anticipated in countries with lower statutory tax rates and/or is higher than anticipated in countries with higher statutory tax rates. Based on U.S. regulatory rules, the Group does not record current or deferred tax liabilities on permanent investments in the Issuer’s foreign subsidiaries.

See Note 5 (Income Taxes) to the 2022 Consolidated Financial Statements.

The Group may not be able to fully realise the Group’s deferred tax assets

The Group currently carries deferred tax assets, net of valuation allowances, resulting from deductible temporary differences and tax loss carry-forwards, both of which will reduce taxable income in the future. However, deferred tax assets may only be realised against taxable income. The amount of the Group’s deferred tax assets could be reduced, from time to time, due to adverse changes in the Group’s operations or in estimates of future taxable income from operations during the carry-forward period as a result of deterioration in market conditions or other circumstances. Any such reduction would adversely affect the Group’s income in the period of the adjustment. Additional information on the Group’s deferred tax assets is included in Note 5 (Income Taxes) to the 2022 Consolidated Financial Statements.

– 34 –	Hogan Lovells

Risks related to the Separation of Veoneer

The Group could incur significant liability if the separation is determined to be a taxable transaction

The Group has received an opinion of outside counsel to the effect that, for U.S. federal income tax purposes, the separation should qualify, for both the Issuer and its stockholders, as a reorganisation within the meaning of Sections 368(a)(1)(D) and 355 of the U.S. Internal Revenue Code of 1986, as amended. The opinion is based on and relies on, among other things, certain facts and assumptions, as well as certain representations, statements and undertakings of the Issuer and Veoneer, Inc. (“Veoneer”) including those relating to the past and future conduct of the Issuer and Veoneer. If any of these facts, assumptions, representations, statements or undertakings is, or becomes, inaccurate or incomplete, reliance on the opinion may be affected. An opinion of outside counsel represents their legal judgment but is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge.

Potential indemnification obligations to Veoneer or a refusal of Veoneer to indemnify the Group pursuant to the agreements executed in connection with the internal reorganisation and spin-off could materially adversely affect the Group

The transaction agreements the Issuer entered into with Veoneer in connection with the internal reorganisation and the spin-off provide for cross-indemnities that require the Issuer and Veoneer to bear financial responsibility for each company’s business prior to the internal reorganisation or spin-off, as applicable, and to indemnify the other party in connection with a breach of such party of the transaction agreements; provided, however, certain warranty, recall and product liabilities for electronics products manufactured prior to the completion of the internal reorganisation have been retained by the Group and the Group will indemnify Veoneer for any losses associated with such warranty, recall or product liabilities pursuant to the distribution agreement entered into as part of the spin-off. Any indemnities that the Group is required to provide to Veoneer may be significant and could negatively affect the Group’s business. In addition, there can be no assurance that the indemnities from Veoneer will be sufficient to protect the Group against the full amount of any potential liabilities. Even if the Group does succeed in recovering from Veoneer any amounts for which the Group is held liable, the Group may be temporarily required to bear these losses itself. Additionally, Veoneer was acquired by SSW Partners on April 1 2022, which may impact the Group’s ability to recover any amounts from Veoneer pursuant to the transaction agreements. Each of these risks could have a material adverse effect on the Group’s business, operating results and financial condition.

The audited consolidated financial information included in this Base Listing Particulars includes both the Guarantor and non-guarantor companies

The audited consolidated financial information incorporated by reference and/or appearing herein includes and consolidates both Guarantor and non-guarantor companies and, accordingly, the financial information may be of limited use in assessing the financial position of the Guarantor. See “General Information – Information relating to the Guarantor” for further information.

Risks applicable to all Notes

If the Issuer has the right to redeem any Notes at its option, this may limit the market value of the Notes concerned and an investor may not be able to reinvest the redemption proceeds in a manner which achieves a similar effective return

An optional redemption feature is likely to limit the market value of Notes. During any period when the Issuer may elect to redeem Notes, the market value of those Notes generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.

The Issuer may be expected to redeem Notes when its cost of borrowing is lower than the interest rate on the Notes. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest

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rate as high as the interest rate on the Notes being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

If the Notes include a feature to convert the interest basis from a fixed rate to a floating rate, or vice versa, this may affect the secondary market and the market value of the Notes concerned

Fixed/Floating Rate Notes are Notes which bear interest at a rate that converts from a fixed rate to a floating rate, or from a floating rate to a fixed rate. Such a feature to convert the interest basis, and any conversion of the interest basis, may negatively affect the secondary market in, and the market value of, such Notes as the change of interest basis may result in a lower interest return for Noteholders. Where the Notes convert from a fixed rate to a floating rate, the spread on the Fixed/Floating Rate Notes may be less favourable than then prevailing spreads on comparable floating rate debt securities based on the same reference rate (and with otherwise comparable terms). In addition, the new floating rate at any time may be lower than the rates on other Notes. Where the Notes convert from a floating rate to a fixed rate, the fixed rate may be lower than then prevailing rates on those Notes and could affect the market value of an investment in the relevant Notes.

The Global Notes are held by or on behalf of Euroclear and Clearstream, Luxembourg, meaning investors will have to rely on their procedures for transfer, payment and communication with the Issuer

The Global Notes will initially be deposited with a common depositary or the common safekeeper, as applicable for Euroclear and Clearstream, Luxembourg and registered in the name of the nominee for such common depository or common safekeeper. Euroclear and Clearstream, Luxembourg will maintain records of the beneficial interests in the Global Notes. Global Notes held on behalf of Euroclear and Clearstream, Luxembourg will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be.

While the Notes are represented by the Global Notes, the Issuer will discharge its payment obligations under the Notes by making payments to or to the order of the person shown on the Register as the registered holder of the Global Notes. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream, Luxembourg to receive payments under the Notes. None of the Issuer, the Guarantor, any Paying Agent or the Registrar will have any responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Notes. Holders of beneficial interests in the Global Notes will not have a direct right to vote in respect of the Notes. Instead, such Noteholders will be permitted to act only to the extent that they are enabled by Euroclear and Clearstream, Luxembourg.

Risks applicable to certain types of Notes

There are particular risks associated with an investment in certain types of Notes, such as Index Linked Notes and Dual Currency Notes. In particular, an investor might receive less interest than expected or no interest in respect of such Notes and may lose some or all of the principal amount invested by it

The Issuer may issue Notes with principal or interest payable in respect of the Notes being determined by reference to an index or formula, to changes in the prices of securities or commodities, to movements in currency exchange rates or other factors (each, a “Relevant Factor”). In addition, the Issuer may issue Notes with principal or interest payable in one or more currencies which may be different from the currency in which the Notes are denominated. Potential investors should be aware that:

(i)	the market price of such Notes may be volatile;

(ii)	they may receive no interest;

(iii)	payment of principal or interest may occur at a different time or in a different currency than expected;

(iv)	they may lose all or a substantial portion of their principal;

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(v)	a Relevant Factor may be subject to significant fluctuations that may not correlate with changes in interest rates, currencies or other indices;

(vi)

the effect of any multiplier or leverage factor that is applied to the Relevant Factor is that the impact of any changes in the Relevant Factor on the amounts of principal or interest payable will be magnified; and

(vii)

the timing of changes in a Relevant Factor may affect the actual yield to investors, even if the average level is consistent with their expectations. In general, the earlier the change in the Relevant Factor, the greater the effect on yield.

The historical experience of an index or other Relevant Factor should not be viewed as an indication of the future performance of such Relevant Factor during the term of any Notes. Accordingly, each potential investor should consult its own financial and legal advisers about the risk entailed by an investment in any Notes linked to a Relevant Factor and the suitability of such Notes in light of its particular circumstances.

Where Notes are issued on a partly-paid basis, an investor who fails to pay any subsequent instalment of the issue price could lose all of its investment

The Issuer may issue Notes where the issue price is payable in more than one instalment. Any failure by an investor to pay any subsequent instalment of the issue price in respect of its Notes could result in such investor losing all of its investment.

Notes which are issued with variable interest rates or which are structured to include a multiplier or other leverage factor are likely to have more volatile market values than more standard securities

Notes with variable interest rates can be volatile investments. If they are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features.

Notes issued at a substantial discount or premium may experience price volatility in response to changes in market interest rates

The market values of securities issued at a substantial discount or premium to their nominal amount tend to fluctuate more in relation to general changes in interest rates than do prices for conventional interest-bearing securities. Generally, the longer the remaining term of the securities, the greater the price volatility as compared to conventional interest-bearing securities with comparable maturities.

Movements in market interest rates can adversely affect the value of Notes which bear interest at a fixed rate

The Notes may bear interest at a fixed interest rate. A holder of a security with a fixed interest rate is exposed to the risk that the value of such security could fall as a result of changes in the market interest rate. While the nominal compensation rate of a security with a fixed interest rate is fixed during the life of such security or during a certain period of time, the current interest rate on the capital market (market interest rate) typically changes on a daily basis. If the market interest rate increases, the value of such a security typically falls, until the yield of such security is approximately equal to the market interest rate. If the market interest rate falls, the value of a security with a fixed interest rate typically increases, until the yield of such a security is approximately equal to the market interest rate. Consequently, the Noteholders should be aware that movements of the market interest rate can adversely affect the value of the Notes and can lead to losses for the Noteholders if they sell their Notes.

The regulation and reform of benchmarks may adversely affect the value of Notes linked to or referencing such benchmarks

Interest rates and indices which are deemed to be benchmarks, (such as, in the case of Floating Rate Notes, a reference rate) are the subject of recent national and international regulatory guidance and proposals for reform. Some of these reforms are already effective whilst others are still to be implemented. These reforms may cause such benchmarks

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to perform differently than in the past, to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on any Notes linked to or referencing such a benchmark. Regulation (EU) 2016/1011 (the “EU Benchmark Regulation”) was published in the Official Journal of the EU on 29 June 2016 and has applied since 1 January 2018. The EU Benchmark Regulation applies to the provision of benchmarks, the contribution of input data to a benchmark and the use of a benchmark within the EU. It will, among other things, (i) require benchmark administrators to be authorised or registered (or, if non-EU-based, to be subject to an equivalent regime or otherwise recognised or endorsed) and (ii) prevent certain uses by EU supervised entities of benchmarks of administrators that are not authorised or registered (or, if non-EU based, not deemed equivalent or recognised or endorsed). The EU Benchmark Regulation could have a material impact on any Notes linked to or referencing a benchmark, in particular, if the methodology or other terms of the benchmark are changed in order to comply with the requirements of the EU Benchmark Regulation. Such changes could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of the benchmark.

Regulation (EU) No. 2016/1011 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK Benchmark Regulation”) applies to the provision of benchmarks, the contribution of input data to a benchmark and the use of a benchmark, within the UK. The UK Benchmark Regulation could have a material impact on any Notes linked to or referencing a benchmark, in particular, if the methodology or other terms of the benchmark are changed in order to comply with the requirements of the UK Benchmark Regulation. Such changes could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of the benchmark.

More broadly, any of the international or national reforms, or the general increased regulatory scrutiny of benchmarks, could increase the costs and risks of administering or otherwise participating in the setting of a benchmark and complying with any such regulations or requirements. Such factors may have the following effects on certain benchmarks (including SONIA and EURIBOR): (i) discourage market participants from continuing to administer or contribute to the benchmark; (ii) trigger changes in the rules or methodologies used in the benchmark or (iii) lead to the disappearance of the benchmark. Any of the above changes or any other consequential changes as a result of international or national reforms or other initiatives or investigations, could have a material adverse effect on the value of and return on any Notes linked to or referencing a benchmark.

Investors should consult their own independent advisers and make their own assessment about the potential risks imposed by the EU Benchmark Regulation or the UK Benchmark Regulation as applicable and similar or related reforms in making any investment decision with respect to any Notes linked to or referencing a benchmark.

Future discontinuance of certain benchmarks (for example EURIBOR) may adversely affect the value of Notes linked to or referencing any such benchmark

Workstreams are underway in Europe to reform EURIBOR using a hybrid methodology and to provide a fallback by reference to a euro risk-free rate (based on a euro overnight risk-free rate as adjusted by a methodology to create a term rate). On 13 September 2018, the working group on euro risk-free rates recommended Euro Short-term Rate (€STR) as the new risk free rate. €STR was first published by the ECB in October 2019. In addition, on 21 January 2019, the euro risk free rate working group for the euro area published a set of guiding principles and high level recommendations for fallback provisions in, amongst other things, new euro denominated cash products (including bonds referencing EURIBOR). The guiding principles indicate, among other things, that continuing to reference EURIBOR in relevant contracts (without robust fallback provisions) may increase the risk to the euro area financial

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system. On 11 May 2021, the euro risk-free rate working group published its recommendations on EURIBOR fallback trigger events and fallback rates.

Investors should be aware that, if a benchmark were discontinued or otherwise unavailable, the rate of interest on Floating Rate Notes which are linked to or which reference such benchmark will be determined for the relevant period by the fall-back provisions applicable to such Notes.

The Conditions provide for certain arrangements in the event that a published benchmark, such as EURIBOR, (including any page on which such benchmark may be published (or any successor service)) becomes unavailable or a Benchmark Event (as described in the Terms and Conditions) otherwise occurs.

If the circumstances described in the preceding paragraph occur and, in the case of Floating Rate Notes, Screen Rate Determination and Reference Rate Replacement are each specified in the applicable Pricing Supplement as applicable (any such Notes, “Relevant Notes”), such arrangements will include the possibility that:

(a)	the relevant rate of interest could be set or, as the case may be, determined by reference to a successor rate or an alternative rate (as applicable) determined by an Independent Adviser; and

(b)

such successor rate or alternative rate (as applicable) may be adjusted (if required) by the relevant Independent Adviser in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to investors arising out of the replacement of the relevant benchmark, in any such case, acting in good faith and in a commercially reasonable manner as described more fully in the Conditions.

In addition, the relevant Independent Adviser may also determine (acting in good faith and in a commercially reasonable manner) that other amendments to the Conditions are necessary in order to follow market practice in relation to the relevant successor rate or alternative rate (as applicable) and to ensure the proper operation of the relevant successor rate or alternative rate (as applicable).

No consent of the Noteholders shall be required in connection with effecting any relevant successor rate or alternative rate (as applicable) or any other related adjustments and/or amendments described above.

If (i) the Issuer is not able to appoint an Independent Adviser, (ii) the Independent Adviser appointed by the Issuer fails to make the necessary determination or (iii) the Notes are not Relevant Notes, the ultimate fallback of interest for a particular Interest Period (as defined in the Conditions) may result in the rate of interest for the last preceding Interest Period being used. This may result in the effective application of a fixed rate for Floating Rate Notes based on the rate which was last observed on the relevant screen page. In addition, due to the uncertainty concerning the availability of successor rates and alternative rates and the involvement of an Independent Adviser, the relevant fallback provisions may not operate as intended at the relevant time.

Any such consequences could have a material adverse effect on the value and return on any such Notes. Moreover, any of the above matters or any other significant change to the setting or existence of any relevant rate could affect the ability of the Issuer and the Guarantor to meet their obligations under the Floating Rate Notes or could have a material adverse effect on the value or liquidity of, and the amount payable under, the Floating Rate Notes. Investors should note that, in the case of Relevant Notes, the relevant Independent Adviser will have discretion to adjust the relevant successor rate or alternative rate (as applicable) in the circumstances described above. Any such adjustment

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could have unexpected commercial consequences and there can be no assurance that such an adjustment will be made or, due to the particular circumstances of each Noteholder, any such adjustment will be favourable to each Noteholder.

The market continues to develop in relation to SONIA as a reference rate for Floating Rate Notes

Investors should be aware that the market continues to develop in relation to SONIA as a reference rate in the capital markets and its adoption as an alternative to Sterling LIBOR. In particular, market participants and relevant working groups are exploring alternative reference rates based on SONIA, including term SONIA reference rates (which seek to measure the market’s forward expectation of an average SONIA rate over a designated term). The market or a significant part thereof may adopt an application of SONIA that differs significantly from that set out in the Conditions and used in relation to Floating Rate Notes that reference a SONIA rate issued under this Programme. As SONIA is published and calculated by the Bank of England based on data received from other sources, the Issuer has no control over its determination, calculation or publication. There can be no guarantee that SONIA will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in Floating Rate Notes linked to SONIA. If the manner in which SONIA is calculated is changed, that change may result in a reduction of the amount of interest payable on such Notes and the trading prices of such Notes.

The Issuer may in the future also issue Notes linked to or referencing SONIA that differ materially in terms of interest determination when compared with any previous SONIA linked/referenced Notes issued under the Programme. The nascent development of Compounded Daily SONIA as an interest reference rate for the Eurobond markets, as well as continued development of SONIA-based rates for such markets and market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or otherwise affect the market price of any SONIA-referenced Notes issued under the Programme. Interest on Notes referencing Compounded Daily SONIA is only capable of being determined at the end of the relevant Interest Period and immediately prior to the relevant Interest Payment Date. It may be difficult for investors in Notes that reference a SONIA rate to reliably estimate the amount of interest that will be payable on such Notes. Further, if the Notes become due and payable under Condition 10, the Rate of Interest applicable to the Notes shall be determined on the date the Notes became due and payable and shall not be reset thereafter. In addition, the manner of adoption or application of SONIA reference rates in the Eurobond markets may differ materially compared with the application and adoption of SONIA in other markets, such as the derivatives and loan markets.

Investors should carefully consider how any mismatch between the adoption of SONIA reference rates across these markets may impact any hedging or other financial arrangements which they may put in place in connection with any acquisition, holding or disposal of any Notes referencing a SONIA rate. Investors should consider these matters when making their investment decision with respect to any such Notes.

Further, if SONIA does not prove to be widely used in securities like the Notes, the trading prices of Notes linked to or referencing SONIA may be lower than those of securities linked to reference rates that are more widely used. Investors in such Notes may not be able to sell such Notes at all or may not be able to sell such Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market and may consequently suffer from increased pricing volatility and market risk.

Investors should consider all of these matters when making their investment decision with respect to the relevant Notes.

A Dealer’s potential conflict of interest whilst acting as a Calculation Agent

The Issuer may appoint a Dealer as Calculation Agent in respect of an issuance of Notes under the Programme. In such a case, the Calculation Agent is likely to be a member of an international financial group that is involved, in the ordinary course of its business, in a wide range of banking activities out of which conflicting interests may arise. Whilst such a Calculation Agent will, where relevant, have information barriers and procedures in place to manage conflicts of interest, it may in its other banking activities from time to time be engaged in transactions involving an index or related derivatives which may affect amounts receivable by Noteholders during the term and on the maturity

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of the Notes or the market price, liquidity or value of the Notes and which could be deemed to be adverse to the interests of the Noteholders.

Risks related to the Notes generally

The Conditions contain provisions which may permit their modification without the consent of all investors

The Conditions of the Notes and the Agency Agreement (as defined in the Conditions) contain provisions for calling meetings of Noteholders to consider matters affecting their interests generally. These provisions permit certain defined majorities to make decisions that modify the conditions applicable to a particular Series (as defined in the Conditions) and that bind the holders of Notes issued under that Series including those holders who did not attend and/or vote at the relevant meeting and those Noteholders who voted in a manner contrary to the majority.

The value of the Notes could be adversely affected by a change in law or administrative practice

The Conditions are based on English law in effect as at the date of this Base Listing Particulars and the Issuer and Guarantor are incorporated in the United States. Any new statutes, ordinances and regulations, amendments to the legislation or changes in application of any relevant law (including any amendments to or changes in application of tax laws or regulations) after the date of this Base Listing Particulars may affect the Notes and/or have a material adverse effect on the Issuer’s and/or the Guarantor’s business, financial condition, results of operations and future prospects, and, thereby, on the Issuer’s and/or the Guarantor’s ability to fulfil its obligations under the Notes as well as the market price and value of the Notes.

Investors who hold less than the minimum Specified Denomination may be unable to sell their Notes and may be adversely affected if definitive Notes are subsequently required to be issued

In relation to any issue of Notes which have denominations consisting of a minimum Specified Denomination plus one or more higher integral multiples of another smaller amount, it is possible that such Notes may be traded in amounts in excess of the minimum Specified Denomination that are not integral multiples of such minimum Specified Denomination. In such a case a Noteholder who, as a result of trading such amounts, holds an amount which is less than the minimum Specified Denomination in its account with the relevant clearing system would not be able to sell the remainder of such holding without first purchasing a principal amount of Notes at or in excess of the minimum Specified Denomination such that its holding amounts to a Specified Denomination. Further, a holder who, as a result of trading such amounts, holds an amount which is less than the minimum Specified Denomination in its account with the relevant clearing system at the relevant time may not receive a definitive Note in respect of such holding (should definitive Notes be issued) and would need to purchase a principal amount of Notes at or in excess of the minimum Specified Denomination such that its holding amounts to a Specified Denomination.

If such Notes in definitive form are issued, Noteholders should be aware that definitive Notes which have a denomination that is not an integral multiple of the minimum Specified Denomination may be illiquid and difficult to trade.

Notes issued as Sustainability Bonds under the Programme may not be a suitable investment for investors seeking to invest in green or other sustainable investments

The Issuer may issue Sustainability Bonds under the Programme which are specified for “Eligible Projects” in the applicable Pricing Supplement. “Eligible Projects” are those which fall within the Eligible Categories set out in the Framework (as defined in “Use of Proceeds”) which is available on the Issuer’s website (https://www.autoliv.com/investors/debt/sustainable-financing-framework). The Framework is not, nor shall it be deemed to be, incorporated in and/or form part of this Base Listing Particulars.

Prospective investors should have regard to the information set out in this Base Listing Particulars, the applicable Pricing Supplement and the Framework regarding such use of proceeds (or amounts equal thereto) and consult with their legal and other advisers before making an investment in any such Sustainability Bonds and must determine for

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themselves the relevance of such information for the purpose of any investment in such Sustainability Bonds together with any other investigation such investor deems necessary.

In connection with the issuance of Sustainability Bonds, Vigeo Eiris (an independent provider of environmental, social and governance research, ratings, and analysis) (“VE”) has evaluated the Framework and has issued an independent opinion dated November 2021 (the “Second-Party Opinion”) confirming that the “Eligible Projects” as described in the Framework are aligned with the Green Bond Principles, 2021 (with June 2022 Appendix 1), the Social Bond Principles, 2021 (with June 2022 Appendix 1) and the Sustainability Bond Guidelines, 2021 (as applicable) as administered by the International Capital Market Association (the “ICMA”). The Issuer may obtain additional or new second-party opinions and/or certificates during the life of the Programme, in which case it will update such information on its website (https://www.autoliv.com/investors/debt/sustainable-financing-framework). For the avoidance of doubt, any such opinion or certification (including, the Framework and the Second Party Opinion) is not, nor shall be deemed to be, incorporated in and/or form part of this Base Listing Particulars.

No assurance is given by the Issuer, the Guarantor, the Arranger, any Dealer or any of their respective affiliates or any other person that the use of such proceeds for any Eligible Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements as regards any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own by-laws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, any Eligible Projects. Neither the Arranger nor any Dealer shall be responsible for the ongoing monitoring of the use of proceeds in respect of any such Sustainability Bonds.

Furthermore, it should be noted that there is currently no clearly-defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green”, “social”, “sustainable” or equivalently-labelled project or loan that may finance such project, or as to what precise attributes are required for a particular project or loan to be defined as “green”, “social”, “sustainable” or such other equivalent label, nor can any assurance be given that such a clear definition or consensus will develop over time or that, if such a definition, market consensus or label is developed in the future, any Sustainability Bonds will comply with such definition, market consensus or label.

A basis for the determination of such a definition has been established in the EU with the publication in the Official Journal of the EU on 22 June 2020 of Regulation (EU) 2020/852 of the European Parliament and of the Council of 18 June 2020 (the “Taxonomy Regulation”) on the establishment of a framework to facilitate sustainable investment (the “EU Taxonomy”). The EU Taxonomy is subject to further development by way of the implementation by the European Commission through the formal adoption of delegated regulations of technical screening criteria for the environmental objectives set out in the Taxonomy Regulation. On 21 April 2021, the European Commission approved the first delegated act and the Delegated Regulation supplementing Regulation (EU) 2020/852 of the European Parliament and of the Council (the “EU Taxonomy Climate Delegated Act”) was formally adopted on 4 June 2021. The EU Taxonomy Climate Delegated Act is aimed at supporting sustainable investment by making it clear which economic activities most contribute to the EU’s environmental objectives. The EU Taxonomy Climate Delegated Act sets out criteria for economic activities in the sectors that are most relevant for achieving climate neutrality and delivering on climate change adaptation. This includes sectors such as energy, forestry, manufacturing, transport and buildings. Criteria for other environmental objectives will follow in a later delegated act, in line with mandates in the Taxonomy Regulation. Until all criteria for such objectives have been developed and disclosed it is not known whether any Eligible Projects will satisfy those criteria. Accordingly, alignment with the EU Taxonomy, once all criteria is established, is not certain.

Other legislative and voluntary bases for determining what is “green”, “social” or “sustainable” (or any equivalent label) have been or are being developed internationally. On 28 November 2022, the Council of the EU formally adopted the EU Corporate Sustainability Reporting Directive (“CSRD”), a major update of the Non-Financial Reporting Directive (Directive 2014/95/EU), which is the current EU sustainability reporting framework. CSRD disclosures will be based on a common framework of European Sustainability Reporting Standards (“ESRS”) that are currently being developed by the European Financial Reporting Advisory Group. The European Commission

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has also published proposals for a European green bond standard (“EUGBS”). The Issuer will not necessarily seek compliance of Eligible Projects or the Notes with all or any of the rules, guidelines, standards, taxonomies, principles or objectives published or enacted from time to time by the EU or any other jurisdiction including, if applicable the CSDR, ESRS or EUGBS). Accordingly, no assurance is or can be given by the Issuer, the Guarantor, the Arranger, any Dealer or any of their respective affiliates or any other person to investors that any projects or uses the subject of, or related to, any Eligible Projects will meet any or all investor expectations regarding such “green”, “social”, “sustainable” or other equivalently-labelled performance objectives or that any adverse environmental, social and/or other impacts will not occur during the implementation of any projects or uses the subject of, or related to, any Eligible Projects. In addition, no assurance can be given by the Issuer, the Guarantor, the Arranger, any Dealer or any of their respective affiliates or any other person to investors that any Sustainability Bonds will comply with any future standards or requirements regarding any “green”, “social”, “sustainable” or other equivalently-labelled performance objectives and, accordingly, the status of any Sustainability Bonds as being “green”, “social”, “sustainable” (or equivalent) could be withdrawn at any time.

No assurance or representation is given by the Issuer, the Guarantor, the Arranger, any Dealer or any of their respective affiliates or any other person as to the suitability or reliability for any purpose whatsoever of any opinion, report or certification of any third party (whether or not solicited by the Issuer and/or the Guarantor) (including, without limitation, the Second-Party Opinion) which may or may not be made available in connection with the issue of any Sustainability Bonds and in particular with any Eligible Projects to fulfil any environmental, sustainability, social and/or other criteria. For the avoidance of doubt, any such opinion, report or certification is not, nor shall it be deemed to be, incorporated in and/or form part of this Base Listing Particulars.

Any such opinion, report or certification is not, nor should it be deemed to be, a recommendation by the Issuer, the Guarantor, the Arranger, any Dealer, or any of their respective affiliates or any other person to buy, sell or hold any such Sustainability Bonds. Any such opinion, report or certification is only current as at the date that opinion, report or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion, report or certification and/or the information contained therein and/or the provider of such opinion, report or certification for the purpose of any investment in such Sustainability Bonds. Currently, the providers of such opinions, reports and certifications are not subject to any specific regulatory or other regime or oversight. Investors in such Sustainability Bonds shall have no recourse against the Issuer, the Guarantor, the Arranger, any Dealer or any of their respective affiliates or the provider of any such opinion, report or certification for the contents of any such opinion, report or certification.

In the event that any such Sustainability Bonds are listed or admitted to trading on any dedicated “green”, “environmental”, “sustainable” or other equivalently-labelled segment of any stock exchange or securities market (whether or not regulated), no representation or assurance is given by the Issuer, the Guarantor, the Arranger, any Dealer, or any of their respective affiliates, or any other person that such listing or admission satisfies, whether in whole or in part, any present or future investor expectations or requirements as regards any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own by-laws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, any Eligible Projects. Furthermore, it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another. Nor is any representation or assurance given or made by the Issuer, the Guarantor or any of their respective affiliates, or any other person that any such listing or admission to trading will be obtained in respect of any such Sustainability Bonds or, if obtained, that any such listing or admission to trading will be maintained during the life of the Sustainability Bonds.

While it is the intention of the Issuer to apply the proceeds (or amounts equal thereto) of any Sustainability Bonds so specified for Eligible Projects in, or substantially in, the manner described in the Framework and this Base Listing Particulars and/or applicable Pricing Supplement, there can be no assurance that the relevant project(s) or use(s) the subject of, or related to, any Eligible Projects will be capable of being implemented in, or substantially in, such manner and/or in accordance with any timing schedule and that accordingly such proceeds will be totally or partially disbursed for such Eligible Projects. Nor can there be any assurance that such Eligible Projects will be completed

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within any specified period or at all or with the results or outcome (whether or not related to the environment) as originally expected or anticipated by the Issuer. Any such event or failure by the Issuer will not (i) give rise to any claim of a Noteholder against the Issuer, (ii) constitute an Event of Default under the Sustainability Bonds or (iii) lead to an obligation of the Issuer to redeem such Sustainability Bonds. While any such proceeds remain unallocated, the Issuer will hold the proceeds in cash and/or invest in other short-term liquid instruments.

Any such event or failure to apply the proceeds of any issue of Sustainability Bonds for any Eligible Projects as aforesaid and/or withdrawal of any such opinion or certification or any such opinion or certification attesting that the Issuer is not complying in whole or in part with any matters for which such opinion or certification is opining or certifying on and/or any such Sustainability Bonds no longer being listed or admitted to trading on any stock exchange or securities market as aforesaid may have a material adverse effect on the value of such Sustainability Bonds and also potentially the value of any other Sustainability Bonds which are intended to finance Eligible Projects and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

The occurrence of any of the above factors may cause damage to the Issuer’s reputation and may have a material adverse effect on the value of such Sustainability Bonds and also potentially the value of any other Notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose (which consequences may include the need to sell such Sustainability Bonds as a result of such Notes not falling within the investor’s investment criteria or mandate).

The payments of principal and interest (as the case may be) on the Sustainability Bonds shall not depend on the performance of the relevant Eligible Projects or any other environmental, sustainability or social targets of the Issuer, nor will any investors in the same have any preferred right against such assets.

Investors should refer to the Framework for further information.

Risks related to the market generally

An active secondary market in respect of the Notes may never be established or may be illiquid and this would adversely affect the value at which an investor could sell its Notes

The Notes may have no established trading market when issued, and one may never develop. If a market does develop, it may not be very liquid. Therefore, investors may not be able to sell their Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for Notes that are especially sensitive to interest rate, currency or market risks, are designed for specific investment objectives or strategies or have been structured to meet the investment requirements of limited categories of investors. These types of Notes generally would have a more limited secondary market and more price volatility than conventional debt securities. Noteholders may not be able to sell Notes readily or at prices that will enable Noteholders to realise their anticipated yield. This could have a material adverse impact on the Noteholders and, as a result, Noteholders could lose all or part of their investment in the Notes.

The value of the Notes depends on a number of economic, financial and political factors

The value of the Notes depends on a number of interrelated factors, including economic, financial and political events in the United States or elsewhere, including factors affecting capital markets generally and the stock exchanges on which the Notes are traded. The price at which a Noteholder will be able to sell the Notes prior to maturity may be at a discount, which could be substantial, from the issue price or the purchase price paid by such Noteholder.

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If an investor holds Notes which are not denominated in the investor’s home currency, he will be exposed to movements in exchange rates adversely affecting the value of its holding. In addition, the imposition of exchange controls in relation to any Notes could result in an investor not receiving payments on those Notes

The Issuer will pay principal and interest on the Notes and the Guarantor will make any payments under the Guarantee in the Specified Currency. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than the Specified Currency. These include the risk that exchange rates may significantly change (including changes due to devaluation of the Specified Currency or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the Specified Currency would decrease (1) the Investor’s Currency-equivalent yield on the Notes, (2) the Investor’s Currency equivalent value of the principal payable on the Notes and (3) the Investor’s Currency equivalent market value of the Notes.

Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate or the ability of the Issuer or the Guarantor to make payments in respect of the Notes. As a result, investors may receive less interest or principal than expected, or no interest or principal.

Legal investment considerations may restrict certain investments

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (1) the Notes are legal investments for it, (2) the Notes can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of the Notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the Notes under any applicable risk-based capital or similar rules.

Credit ratings may not reflect all risks

One or more independent credit rating agencies may assign credit ratings to the Notes. The ratings may not reflect the potential impact of all risks related to the structure of the Notes and additional factors discussed in this Base Listing Particulars or any other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

In general, European regulated investors are restricted under the CRA Regulation from using credit ratings for regulatory purposes in the EEA, unless such ratings are issued by a credit rating agency established in the EEA and registered under the CRA Regulation (and such registration has not been withdrawn or suspended, subject to transitional provisions that apply in certain circumstances). Such general restriction will also apply in the case of credit ratings issued by third country non-EEA credit rating agencies, unless the relevant credit ratings are endorsed by an EEA-registered credit rating agency or the relevant third country rating agency is certified in accordance with the CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended, subject to transitional provisions that apply in certain circumstances). The list of registered and certified rating agencies published by the European Securities and Markets Authority (ESMA) on its website in accordance with the CRA Regulation is not conclusive evidence of the status of the relevant rating agency included in such list, as there may be delays between certain supervisory measures being taken against a relevant rating agency and the publication of the updated ESMA list.

Investors regulated in the UK are subject to similar restrictions under the UK CRA Regulation. As such, UK regulated investors are required to use for UK regulatory purposes ratings issued by a credit rating agency established in the UK and registered under the UK CRA Regulation. In the case of ratings issued by third country non-UK credit rating agencies, third country credit ratings can either be: (a) endorsed by a UK registered credit rating agency; or (b) issued by a third country credit rating agency that is certified in accordance with the UK CRA Regulation. Note this is subject, in each case, to (a) the relevant UK registration, certification or endorsement, as the case may be, not having

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been withdrawn or suspended, and (b) transitional provisions that apply in certain circumstances. In the case of third country ratings, for a certain limited period of time, transitional relief accommodates continued use for regulatory purposes in the UK, of existing pre-2021 ratings, provided the relevant conditions are satisfied.

If the status of the rating agency rating the Notes changes for the purposes of the EU CRA Regulation or the UK CRA Regulation, relevant regulated investors may no longer be able to use the rating for regulatory purposes in the EEA or the UK, as applicable, and the Notes may have a different regulatory treatment. This may result in relevant regulated investors selling the Notes which may impact the value of the Notes and any secondary market.

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INFORMATION INCORPORATED BY REFERENCE

The following information shall be deemed to be incorporated in, and to form part of, this Base Listing Particulars provided however that any statement contained in any document incorporated by reference in, and forming part of, this Base Listing Particulars shall be deemed to be modified or superseded for the purpose of this Base Listing Particulars to the extent that a statement contained herein modifies or supersedes such statement:

1.

the audited annual consolidated financial statements of the Issuer for the fiscal year ended 31 December 2021 (the “2021 Consolidated Financial Statements”) together with the audit report, which appears on pages 52 to 90 of the Issuer’s Annual Report on Form 10-K; and

2.

the audited annual consolidated financial statements of the Issuer for the fiscal year ended 31 December 2022, together with the audit report, which appears on pages 54 to 91 of the Issuer’s Annual Report on Form 10-K, (the “2022 Consolidated Financial Statements” and together with the 2021 Consolidated Financial Statements, the “Consolidated Financial Statements”),

(together, the “Documents Incorporated by Reference”)

The Documents Incorporated by Reference are available to view electronically at https://www.autoliv.com/investors/reports-presentations.

Any documents themselves incorporated by reference in the Documents Incorporated by Reference shall not form part of this Base Listing Particulars. The Documents Incorporated by Reference have been filed with Euronext Dublin.

Electronic copies of the Documents Incorporated by Reference may be inspected, free of charge, during usual business hours at the Issuer’s office, World Trade Centre Klarabergsviadukten 70, Sec B7, 111 64 Stockholm, Sweden. Any information contained in any of the documents specified above which is not incorporated by reference in this Base Listing Particulars is either not relevant to investors or covered elsewhere in this Base Listing Particulars.

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TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Pricing Supplement in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Pricing Supplement” for a description of the content of the applicable Pricing Supplement which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by Autoliv, Inc. (the “Issuer”) pursuant to the Agency Agreement (as defined below).

References herein to the Notes shall be references to the Notes of this Series and shall mean:

(a)	in relation to any Notes represented by a global Note (a “Global Note”), units of each Specified Denomination in the Specified Currency;

(b)	any Global Note; and

(c)	any definitive Notes (whether or not issued in exchange for a Global Note).

The Notes have the benefit of an amended and restated Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 22 February 2022 and made between the Issuer, Autoliv ASP, Inc. (the “Guarantor”) as guarantor, Citibank Europe Plc as issuing and fiscal agent (the “Fiscal Agent”, which expression shall include any successor fiscal agent) and the other paying agents named therein (together with the Fiscal Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), Citibank Europe Plc as registrar (the “Registrar”, which expression shall include any successor registrar) and a transfer agent and the other transfer agents named therein (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agents). The Fiscal Agent, the Calculation Agent (if any is specified in the applicable Pricing Supplement), the Registrar, the Paying Agents and other Transfer Agents are together referred to as the “Agents”.

The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Pricing Supplement attached to or endorsed on this Note which supplement these Terms and Conditions (the “Conditions”) and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the Conditions, replace or modify the Conditions for the purposes of this Note. References to the “applicable Pricing Supplement” are, unless otherwise stated, to Part A of the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

The payment of all amounts in respect of this Note have been guaranteed by the Guarantor pursuant to a Guarantee (such Guarantee, as modified and/or supplemented and/or restated from time to time, the “Guarantee”) dated 22 February 2022 and executed by the Guarantor. The original of the Guarantee is held by the Fiscal Agent on behalf of the Noteholders at its specified office.

Any reference to “Noteholders” or “holders” in relation to any Notes shall mean the persons in whose name the Notes are registered and shall, in relation to any Notes represented by a Global Note, be construed as provided below.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing and admission to trading) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which (a) are expressed to be consolidated and form a single series and (b) have the same terms and conditions or terms and

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conditions which are the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue.

The Noteholders are entitled to the benefit of the Deed of Covenant (such Deed of Covenant as modified and/or supplemented and/or restated from time to time, the “Deed of Covenant”) dated 22 February 2022 and made by the Issuer.

Copies of the Agency Agreement, the Guarantee and the Deed of Covenant are available for inspection during normal business hours at the specified office of each of the Paying Agents or may be provided by email to a Noteholder following their prior written request to any Paying Agent and provision of proof of holding and identity (in a form satisfactory to the relevant Paying Agent). Copies of the applicable Pricing Supplement will only be obtainable by a Noteholder holding one or more Notes and such Noteholder must produce evidence satisfactory to the Issuer and the relevant Agent as to its holding of such Notes and identity. The Noteholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement, the Guarantee, the Deed of Covenant and the applicable Pricing Supplement which are applicable to them. The statements in the Conditions include summaries of, and are subject to, the detailed provisions of the Agency Agreement.

Words and expressions defined in the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

In the Conditions, euro means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

1.	FORM, DENOMINATION AND TITLE

The Notes are in registered form in the currency (the “Specified Currency”) and the denominations (the “Specified Denomination(s)”) specified in the applicable Pricing Supplement. Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

This Note may also be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Pricing Supplement.

Subject as set out below, title to the Notes will pass upon registration of transfers in accordance with the provisions of the Agency Agreement. The Issuer, the Guarantor and any Agent will (except as otherwise required by law) deem and treat the registered holder of any Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any Note is represented by a Global Note held on behalf of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the registered holder of the relevant Global Note

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shall be treated by the Issuer, the Guarantor and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in Part B of the applicable Pricing Supplement.

2.	TRANSFERS OF NOTES

2.1	Transfers of interests in Global Notes

Transfers of beneficial interests in Global Notes will be effected by Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of transferors and transferees of such interests. A beneficial interest in a Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Notes in definitive form or for a beneficial interest in another Global Note of the same series only in the authorised denominations set out in the applicable Pricing Supplement and only in accordance with the rules and operating procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be, and in accordance with the terms and conditions specified in the Agency Agreement.

2.2	Transfers of Notes in definitive form

Subject as provided in paragraph 2.3 below, upon the terms and subject to the conditions set forth in the Agency Agreement, a Note in definitive form may be transferred in whole or in part (in the authorised denominations set out in the applicable Pricing Supplement). In order to effect any such transfer (a) the holder or holders must (i) surrender the Note for registration of the transfer of the Note (or the relevant part of the Note) at the specified office of any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorised in writing and (ii) complete and deposit such other certifications as may be required by the relevant Transfer Agent and (b) the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request. Any such transfer will be subject to such reasonable regulations as the Issuer and the Registrar may from time to time prescribe (the initial such regulations being set out in Schedule 8 to the Agency Agreement). Subject as provided above, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by uninsured mail, to such address as the transferee may request, a new Note in definitive form of a like aggregate nominal amount to the Note (or the relevant part of the Note) transferred. In the case of the transfer of part only of a Note in definitive form, a new Note in definitive form in respect of the balance of the Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent to the transferor.

2.3	Registration of transfer upon partial redemption

In the event of a partial redemption of Notes under Condition 7, the Issuer shall not be required to register the transfer of any Note, or part of a Note, called for partial redemption.

2.4	Costs of registration

Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except

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that the Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration.

3.	STATUS OF THE NOTES AND THE GUARANTEE

3.1	Status of the Notes

The Notes are direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

3.2	Status of the Guarantee

The obligations of the Guarantor under the Guarantee are direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

4.	NEGATIVE PLEDGE

So long as any Note remains outstanding (as defined in the Agency Agreement) neither the Issuer nor the Guarantor will, and each will procure that none of its Subsidiaries (as defined below) will, create or have outstanding any mortgage, charge, lien, pledge or other security interest (each a “Security Interest”) upon, or with respect to, any of its or their present or future business, undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness (as defined below), unless the Issuer or the Guarantor, as the case may be, in the case of the creation of a Security Interest, before or at the same time and, in any other case, promptly, takes any and all action necessary to ensure that (a) all amounts payable by it under the Notes (and/or the Guarantee, as the case may be) are secured by the Security Interest equally and rateably with the Relevant Indebtedness; or (b) such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) shall be provided as is approved by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders; provided that, the foregoing provisions shall not apply to any Security Interest (i) arising by operation of law or (ii) created by an entity which becomes a Subsidiary after the date of creation of such Security Interest where the Security Interest was not created in connection with or in contemplation of such entity becoming a Subsidiary and does not extend to or cover any undertaking, assets or revenues (including any uncalled capital) of the Issuer, the Guarantor or any of their respective other Subsidiaries.

In these Conditions:

“Relevant Indebtedness” means (i) any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities which are for the time being or are or are intended by the issuer thereof to be quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market and (ii) any guarantee or indemnity in respect of any such indebtedness; and

“Subsidiary” means in relation to any person (the “first person”) at any particular time, any other person (the “second person”):

(i)

whose affairs and policies the first person controls or has power to control, whether by ownership or share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise; or

(ii)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first person.

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5.	INTEREST

5.1	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

As used in the Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Except in the case of Notes where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Pricing Supplement, interest shall be calculated in respect of any period by applying the Rate of Interest to the Calculation Amount (or, if they are Partly Paid Notes, the aggregate amount paid up) and multiplying such sum by the applicable Day Count Fraction and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

“Day Count Fraction” means, in respect of the calculation of an amount of interest, in accordance with this Condition 5.1:

(i)	if “Actual/Actual (ICMA)” is specified in the applicable Pricing Supplement:

(A)

in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

(B)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)

the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(2)

the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii)	if “30/360” is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest

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Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

In these Conditions:

“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.

5.2	Interest on Floating Rate Notes

(a)	Interest Payment Dates

Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(i)	the Specified Interest Payment Date(s) in each year specified in the applicable Pricing Supplement; or

(ii)

if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each such date, together with each Specified Interest Payment Date, an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period. In these Conditions, “Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date or the relevant payment date if the Notes become payable on a date other than an Interest Payment Date.

If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(A)

in any case where Specified Periods are specified in accordance with Condition 5.2(a)(ii) above, the Floating Rate Convention, such Interest Payment Date (a) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (ii) below shall apply mutatis mutandis or (b) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (i) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (ii) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(B)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(C)

the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

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(D)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, “Business Day” means:

(a)

a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in each Additional Business Centre (other than TARGET2 System) specified in the applicable Pricing Supplement;

(b)

if TARGET2 System is specified as an Additional Business Centre in the applicable Pricing Supplement, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the “TARGET2 System”) is open; and

(c)

either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open.

(b)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Pricing Supplement.

(i)	Screen Rate Determination for Floating Rate Notes other than Floating Rate Notes referencing SONIA

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, and the applicable Pricing Supplement specifies that the Reference Rate is not Compounded Daily SONIA, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(A)	the offered quotation; or

(B)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (being EURIBOR, as specified in the applicable Pricing Supplement) which appears or appear, as the case may be, on the Relevant Screen Page (or such replacement page on that service which displays the information) as at 11.00 a.m. (Brussels time) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Fiscal Agent or the Calculation Agent, as applicable. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Fiscal Agent or the Calculation Agent, as applicable, for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of Condition 5.2(b)(ii)(A), no such offered quotation appears or, in the case of Condition 5.2(b)(ii)(B), fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph (the “Specified Time”), the Issuer shall request each of the Reference Banks to provide the Fiscal Agent or the Calculation Agent, as applicable, with its offered quotation (expressed as a percentage rate per

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annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Fiscal Agent or the Calculation Agent, as applicable, with offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Fiscal Agent or the Calculation Agent, as applicable.

If on any Interest Determination Date one only or none of the Reference Banks provides the Fiscal Agent or the Calculation Agent, as applicable, with an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Fiscal Agent or the Calculation Agent, as applicable, determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to the Fiscal Agent or the Calculation Agent, as applicable, by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the Euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Fiscal Agent or the Calculation Agent, as applicable, with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for the purpose) informs the Fiscal Agent or the Calculation Agent, as applicable, it is quoting to leading banks in the Euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than EURIBOR, the Rate of Interest in respect of the Notes will be determined as provided in the applicable Pricing Supplement.

In the Conditions:

“Reference Banks” means the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Issuer.

Unless otherwise stated in the applicable Pricing Supplement the Minimum Rate of Interest shall be deemed to be zero.

(ii)	Screen Rate Determination for Floating Rate Notes referencing SONIA

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, and the applicable Pricing Supplement specifies that the Reference Rate is Compounded Daily SONIA, the Rate of Interest for each Interest Period will, subject as provided below, be the sum of Compounded Daily SONIA and the Margin, on the Interest Determination Date for such Interest Period, all as determined by the Fiscal Agent or the Calculation Agent, as applicable.

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If, in respect of any London Banking Day in the relevant Observation Period, the SONIA rate is not available on the Relevant Screen Page (or such replacement page on that service which displays the information) or has not otherwise been published by the relevant authorised distributors, such SONIA rate shall be the sum of (A) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at close of business on such London Banking Day; plus (B) the mean of the spread of the SONIA rate to the Bank Rate over the previous five days on which a SONIA rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads).

If the Rate of Interest cannot be determined in accordance with the foregoing provisions, the Rate of Interest shall be (1) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period) or (2) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to the Notes for the first Interest Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin applicable to the first Interest Period).

If the Notes become due and payable in accordance with Condition 10, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the applicable Pricing Supplement, be deemed to be the date on which the Notes became due and payable and the Rate of Interest applicable to the Notes shall, for so long as any such Note remains outstanding, be that determined on such date.

In the Conditions:

“Compounded Daily SONIA” means, in relation to an Interest Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) and will be calculated by the Fiscal Agent or the Calculation Agent, as applicable, as follows, and the resulting percentage will be rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards:

where:

“d” means, in relation to any Interest Period, the number of calendar days in such Interest Period;

“d0” means, in relation to any Interest Period, the number of London Banking Days in such Interest Period;

“i” means, in relation to any Interest Period, a series of whole numbers from one to d0, each representing the relevant London Banking Day in chronological order from (and including) the first London Banking Day in such Interest Period to (and including) the last London Banking Day in such Interest Period;

“London Banking Day” or “LBD” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;

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“ni” means, in relation to any London Banking Day “i”, the number of calendar days from (and including) such London Banking Day “i” up to (but excluding) the following London Banking Day;

“Observation Period” means, in relation to an Interest Period, the period from (and including) the date which is “p” London Banking Days prior to the first day of such Interest Period and ending on (but excluding) the date which is “p” London Banking Days prior to the Interest Payment Date for such Interest Period (or the date falling “p” London Banking Days prior to such earlier date, if any, on which the Notes become due and payable);

“p” means the whole number specified as the Observation Look-back Period in the applicable Pricing Supplement, such number representing a number of London Banking Days, or if no such number is specified, five London Banking Days;

“SONIAi” means, in relation to any London Banking Day, “i”, a reference rate equal to the daily Sterling Overnight Index Average (“SONIA”) rate for such London Banking Day as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page (or such replacement page on that service which displays the information) (or, if the Relevant Screen Page (or such replacement page on that service which displays the information) is unavailable, as otherwise published by such authorised distributors) on the London Banking Day immediately following such London Banking Day; and

“SONIAi-pLBD” means, in relation to any London Banking Day “i” falling in the relevant Interest Period, the SONIA rate for the London Banking Day falling “p” London Banking Days prior to such London Banking Day “i”.

(c)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(d)	Determination of Rate of Interest and calculation of Interest Amounts

The Fiscal Agent or the Calculation Agent, as applicable, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

The Fiscal Agent or the Calculation Agent, as applicable, will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to the Calculation Amount (or, if they are Partly Paid Notes, the aggregate amount paid up) and multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.

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“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 5.2:

(i)

if “Actual/Actual (ISDA)” or “Actual/Actual” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (I) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (II) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

(iii)

if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)	if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

where;

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi)	if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

where;

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

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“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;

(vii)	if “30E/360 (ISDA)” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

where;

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(e)	Reference Rate Replacement

If:

(i)

Reference Rate Replacement is specified in the applicable Pricing Supplement as being applicable and Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined; and

(ii)

notwithstanding the provisions of Condition 5.2(b)(i) and 5.2(b)(ii), a Benchmark Event occurs in relation to the Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, then the following provisions shall apply:

(A)	the Issuer shall use reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, to determine (acting in good faith and in a commercially reasonable manner):

(1)	a Successor Reference Rate; or

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(2)	if such Independent Adviser determines that there is no Successor Reference Rate, an Alternative Reference Rate,

and, in each case, an Adjustment Spread (if any) (in any such case, acting in good faith and in a commercially reasonable manner) no later than five Business Days prior to the Interest Determination Date relating to the next Interest Period (the “IA Determination Cut-off Date”) for the purposes of determining the Rate of Interest applicable to the Notes for such next Interest Period and for all other future Interest Periods (subject to the subsequent operation of this Condition 5.2(e) during any other future Interest Period(s));

(B)	if a Successor Reference Rate, or, failing which, an Alternative Reference Rate (as applicable) is determined by the relevant Independent Adviser in accordance with this Condition 5.2(e);

(1)

such Successor Reference Rate or Alternative Reference Rate (as applicable) shall be used in place of the Original Reference Rate for all future Interest Periods (subject to the subsequent operation of, and adjustment as provided in, this Condition 5.2(e));

(2)	if the relevant Independent Adviser:

(x)

determines that an Adjustment Spread is required to be applied to such Successor Reference Rate or Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to such Successor Reference Rate or Alternative Reference Rate (as applicable) for all future Interest Periods (subject to the subsequent operation of, and adjustment as provided in, this Condition 5.2(e)); or

(y)

is unable to determine the quantum of, or a formula or methodology for determining, an Adjustment Spread, then such Successor Reference Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread for all future Interest Periods (subject to the subsequent operation of, and adjustment as provided in, this Condition 5.2(e)); and

(3)	the relevant Independent Adviser (acting in good faith and in a commercially reasonable manner) may in its discretion specify:

(x)

changes to these Conditions and/or the Agency Agreement in order to ensure the proper operation of such Successor Reference Rate or Alternative Reference Rate and/or Adjustment Spread (as applicable), including, but not limited to, (a) the Additional Business Centre(s), Business Day, Business Day Convention, Day Count Fraction, Interest Determination Date, Reference Banks, Additional Financial Centre(s) and/or Relevant Screen Page applicable to the Notes and (b) the method for determining the fallback to the Rate of Interest in relation to the Notes if such Successor Reference Rate or Alternative Reference Rate (as applicable) is not available; and

(y)	any other changes which the relevant Independent Adviser determines are reasonably necessary to ensure the proper operation and

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comparability to the Reference Rate of such Successor Reference Rate or Alternative Reference Rate (as applicable),

which changes shall apply to the Notes for all future Interest Periods (subject to the subsequent operation of this Condition 5.2(e)); and

(4)

promptly following the occurrence of a Benchmark Event and the determination of (i) any Successor Reference Rate or Alternative Reference Rate (as applicable) and (ii) if applicable, any Adjustment Spread, the Issuer shall give notice thereof and of any changes (and the effective date thereof) pursuant to Condition 5.2(e)(C)(3) to the Fiscal Agent and the Calculation Agent (if applicable) and the Noteholders in accordance with Condition 13.

No consent of the Noteholders shall be required in connection with effecting the relevant Successor Reference Rate or Alternative Reference Rate (as applicable) as described in this Condition 5.2(e) or such other relevant changes pursuant to Condition 5.2(e)(C)(3), including for the execution of any documents or the taking of other steps by the Issuer or any of the parties to the Agency Agreement (if required).

The Agent shall not be obliged to concur with the changes if in the opinion of the Agents, doing so would (i) impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions afforded to the Agents in these Conditions, the Agency Agreement (including, for the avoidance of doubt, any Amended & Restated and/or supplemental Agency Agreement) or (ii) expose the Agents to any additional liabilities against which it has not been indemnified to its satisfaction.

For the avoidance of doubt, if the Issuer is not able to appoint an Independent Adviser or a Successor Reference Rate or an Alternative Reference Rate is not determined pursuant to the operation of this Condition 5.2(e) prior to the relevant IA Determination Cut-off Date, then the Rate of Interest for the next Interest Period shall be determined by reference to the fallback provisions of Condition 5.2(b)(i) or 5.2(b)(ii), as applicable.

For the avoidance of doubt, this Condition 5(e) shall apply to the relevant next succeeding Interest Period only and any subsequent Interest Periods are subject to the subsequent operation of, and to adjustment as provided in, Condition 5.2(b)(i) or 5.2(b)(ii), as applicable.

In the Conditions:

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the relevant Independent Adviser determines is required to be applied to a Successor Reference Rate or an Alternative Reference Rate (as applicable) in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to Noteholders as a result of the replacement of the Reference Rate with such Successor Reference Rate or Alternative Reference Rate (as applicable) and is the spread, formula or methodology which:

(i)	in the case of a Successor Reference Rate, is formally recommended in relation to the replacement of the Reference Rate with such Successor Reference Rate by any Relevant Nominating Body; or

(ii)

in the case of a Successor Reference Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the relevant Independent Adviser determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Reference Rate, where such rate has been replaced by such Successor Reference Rate or Alternative Reference Rate (as applicable); or

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(iii)

if no such customary market usage is recognised or acknowledged, the relevant Independent Adviser in its discretion determines (acting in good faith and in a commercially reasonable manner) to be appropriate;

“Alternative Reference Rate” means the rate that the relevant Independent Adviser determines has replaced the Reference Rate in customary market usage in the international debt capital markets for the purposes of determining floating rates of interest in respect of notes denominated in the Specified Currency and of a comparable duration to the relevant Interest Periods, or, if such Independent Adviser determines in its discretion is most comparable to the Reference Rate;

“Benchmark Event” means:

(i)	the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist; or

(ii)

the later of (A) the making of a public statement by the administrator of the Original Reference Rate that it will, by a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (B) the date falling six months prior to the date specified in (ii) (A); or

(iii)	the making of a public statement by the supervisor or the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued; or

(iv)

the later of (A) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (B) the date falling six months prior to the date specified in (iv)(A);

(v)

the later of (A) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences and (B) the date falling six months prior to the date specified in (v) (A);

(vi)	the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is no longer representative of an underlying market; or

(vii)

it has become unlawful for the Fiscal Agent or the Calculation Agent, as applicable, the Issuer or any other party to calculate any payments due to be made to any Noteholder using the Original Reference Rate;

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer under this Condition 5.2(e);

“Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes;

“Relevant Nominating Body” means, in respect of a reference rate:

(i)

the central bank for the currency to which such reference rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate; or

(ii)

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which such reference rate relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of such

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reference rate, (c) a group of the aforementioned central banks or other supervisory authorities, or (d) the Financial Stability Board or any part thereof; and

“Successor Reference Rate” means the rate that the relevant Independent Adviser determines is a successor to or replacement of the Reference Rate which is formally recommended by any Relevant Nominating Body.

(f)	Linear Interpolation

Where Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Pricing Supplement, the Rate of Interest for such Interest Period shall be calculated by the Fiscal Agent or the Calculation Agent, as applicable, by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Pricing Supplement), one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Fiscal Agent or the Calculation Agent, as applicable, shall calculate such Rate of Interest at such time and by reference to such sources as the Determination Agent determines appropriate.

“Designated Maturity” means, in relation to Screen Rate Determination, the period of time designated in the Reference Rate.

(g)	Notification of Rate of Interest and Interest Amounts

The Fiscal Agent or the Calculation Agent, as applicable, will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange on which the relevant Floating Rate Notes are for the time being listed and notice thereof to be published in accordance with Condition 13 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will promptly be notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 13. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(h)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5.2 by the Fiscal Agent or the Calculation Agent, as applicable, shall (in the absence of wilful default or fraud) be binding on the Issuer, the Guarantor, the Fiscal Agent, the other Agents and all Noteholders and (in the absence of wilful default or fraud) no liability to the Issuer, the Guarantor, or the Noteholders shall attach to the Fiscal Agent or the Calculation Agent, as applicable, in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

5.3	Other interest-bearing Notes

The rate or amount of interest payable in respect of interest-bearing Notes which are not Fixed Rate Notes or Floating Rate Notes shall be determined in the manner specified in the applicable Pricing Supplement, provided that where such Notes are Index Linked Interest Notes the provisions of Condition 5.2 shall, save to the extent amended in the applicable Pricing Supplement, apply as if the references therein to Floating Rate Notes and to the Agent were references to Index Linked Interest Notes and the Calculation Agent,

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respectively, and provided further that the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

5.4	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:

(a)	the date on which all amounts due in respect of such Note have been paid; and

(b)

five days after the date on which the full amount of the moneys payable in respect of such Note has been received by the Fiscal Agent or the Registrar, as the case may be, and notice to that effect has been given to the Noteholders in accordance with Condition 13.

6.	PAYMENTS

6.1	Method of payment

Subject as provided below:

(a)

payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and

(b)	payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee.

Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8 and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 (inclusive) of the Code, any United States Treasury Regulations or agreements thereunder, any official interpretations thereof, any successor or substitute or similar legislation or law or any law implementing an intergovernmental approach thereto.

6.2	Payments in respect of Notes

Payments of principal (other than instalments of principal prior to the final instalment) in respect of each Note (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Note at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Note appearing in the register of holders of the Notes maintained by the Registrar (the “Register”) (i) where in global form, at the close of the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the third business day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date. For these purposes, “Designated Account” means the account (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by a holder with a Designated Bank and identified as such in the Register and “Designated Bank” means (in the case of payment in a Specified Currency other than euro) a bank in the

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principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) and (in the case of a payment in euro) any bank which processes payments in euro.

Payments of interest and payments of instalments of principal (other than the final instalment) in respect of each Note (whether or not in global form) will be made by transfer on the due date to the Designated Account of the holder (or the first named of joint holders) of the Note appearing in the Register (i) where in global form, at the close of the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date (the “Record Date”). Payment of the interest due in respect of each Note on redemption and the final instalment of principal will be made in the same manner as payment of the principal amount of such Note.

No commissions or expenses shall be charged to the holders by the Registrar in respect of any payments of principal or interest in respect of Notes.

None of the Issuer, the Guarantor or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

6.3	General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear, or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor to, or to the order of, the holder of such Global Note.

6.4	Payment Day

If the date for payment of any amount in respect of any Note is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 9) is:

(a)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits):

(i)	in the case of Notes in definitive form only, in the relevant place of presentation; and

(ii)	in each Additional Financial Centre (other than TARGET2 System) specified in the applicable Pricing Supplement;

(b)	if TARGET2 System is specified as an Additional Financial Centre in the applicable Pricing Supplement, a day on which the TARGET2 System is open; and

(c)

either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open.

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6.5	Interpretation of principal and interest

Any reference in the Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(a)	any additional amounts which may be payable with respect to principal under Condition 8;

(b)	the Final Redemption Amount of the Notes;

(c)	the Early Redemption Amount of the Notes;

(d)	the Optional Redemption Amount(s) (if any) of the Notes;

(e)	in relation to Notes redeemable in instalments, the Instalment Amounts; and

(f)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in the Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8.

7.	REDEMPTION AND PURCHASE

7.1	Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date specified in the applicable Pricing Supplement.

7.2	Redemption for tax reasons

Subject to Condition 7.6, the Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), on giving not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement to the Fiscal Agent and, in accordance with Condition 13, the Noteholders (which notice shall be irrevocable), if:

(a)

on the occasion of the next payment due under the Notes, as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 8), or any change in the application or official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, either (i) the Issuer has or will be required to pay additional amounts as provided or referred to in Condition 8 or (ii) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts; and

(b)	such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Fiscal Agent to make available at its specified office to the Noteholders (i) a certificate signed by two authorised signatories of the Issuer or, as the case may be, two authorised signatories of the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (ii) an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the

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Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment.

Notes redeemed pursuant to this Condition 7.2 will be redeemed at their Early Redemption Amount referred to in Condition 7.6 below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

7.3	Redemption at the option of the Issuer (Issuer Call)

If Issuer Call is specified as being applicable in the applicable Pricing Supplement, the Issuer may, having given not less than the minimum period nor more than the maximum period of notice specified in applicable Pricing Supplement to the Noteholders in accordance with Condition 13 (which notice shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. The Optional Redemption Amount will either be:

(i)	the specified amount or percentage of the Calculation Amount of the Notes stated in the applicable Pricing Supplement; or

(ii)	if either Spens Amount or Make-whole Amount is specified in the applicable Pricing Supplement, will be:

(A)

if Spens Amount is specified as being applicable in the applicable Pricing Supplement, the higher of (x) 100% of the nominal amount outstanding of the Notes to be redeemed and (y) the nominal amount outstanding of the Notes to be redeemed multiplied by the price, as reported to the Issuer by the Determination Agent, at which the Gross Redemption Yield on such Notes on the Reference Date is equal to the Gross Redemption Yield (determined by reference to the middle market price) at the Quotation Time specified in the applicable Pricing Supplement on the Reference Date of the Reference Bond, plus the specified Redemption Margin; or

(B)

if Make-whole Amount is specified as applicable in the applicable Pricing Supplement, the higher of (x) 100% of the nominal amount outstanding of the Notes to be redeemed and (y) the sum of the present values of the nominal amount outstanding of the Notes to be redeemed and the Remaining Term Interest on such Notes (exclusive of interest accrued to the date of redemption) and such present values shall be calculated by discounting such amounts to the date of redemption on an annual basis at the Reference Bond Rate, plus the specified Redemption Margin, all as determined by the Determination Agent.

In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will (i) in the case of Redeemed Notes represented by definitive Notes, be selected individually by lot, not more than 30 days prior to the date fixed for redemption and (ii) in the case of Redeemed Notes represented by a Global Note, be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 15 days prior to the date fixed for redemption.

In these Conditions:

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“DA Selected Bond” means a government security or securities selected by the Determination Agent as having an actual or interpolated maturity comparable with the remaining term of the Notes that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in the Specified Currency and of a comparable maturity to the remaining term of the Notes;

“Determination Agent” means an investment bank or financial institution of international standing selected by the Issuer and appointed by the Issuer at its own expense and notified to the Fiscal Agent and the Noteholders;

“Gross Redemption Yield” means, with respect to a security, the gross redemption yield on such security, expressed as a percentage and calculated by the Determination Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 4, Section One: Price/Yield Formulae “Conventional Gilts”; Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date (published 8 June 1998, as amended or updated from time to time) on a semi-annual compounding basis (converted to an annualised yield and rounded up (if necessary) to five decimal places);

“Quotation Time” shall be as set out in the applicable Pricing Supplement;

“Redemption Margin” shall be as set out in the applicable Pricing Supplement;

“Reference Bond” shall be as set out in the applicable Pricing Supplement or, if no such bond is set out or if such bond is no longer outstanding, shall be the DA Selected Bond;

“Reference Bond Price” means, with respect to any date for redemption, (a) the arithmetic average of the Reference Government Bond Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (b) if the Determination Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations;

“Reference Bond Rate” means, with respect to any date for redemption, the rate per annum equal to the annual or semi-annual yield (as the case may be) to maturity or interpolated yield to maturity (on the relevant day count basis) of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its nominal amount) equal to the Reference Bond Price for such date of redemption;

“Reference Date” will be set out in the relevant notice of redemption;

“Reference Government Bond Dealer” means each of the five banks selected by the Issuer after consultation with the Determination Agent, or their affiliates, which are (a) primary government securities dealers, or (b) market makers experienced in pricing corporate bond issues;

“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and any date of redemption, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the Reference Bond (expressed in each case as a percentage of its nominal amount) at the Quotation Time on the Reference Date quoted in writing to the Determination Agent by such Reference Government Bond Dealer; and

“Remaining Term Interest” means, with respect to any Note, the aggregate amount of scheduled payment(s) of interest on such Note for the remaining term of such Note determined on the basis of the rate of interest applicable to such Note from and including the date on which such Note is to be redeemed by the Issuer pursuant to this Condition 7.3.

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7.4	Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified as being applicable in the applicable Pricing Supplement, upon the holder of any Note giving to the Issuer in accordance with Condition 13 not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement, the Issuer will, upon the expiry of such notice, redeem such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of the Registrar at any time during normal business hours of the Registrar falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of the Registrar (a “Put Notice”) and in which the holder must specify a bank account to which payment is to be made under this Condition 7.4 and the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Notes so surrendered is to be redeemed, an address to which a new Note in respect of the balance of such Notes is to be sent subject to and in accordance with the provisions of Condition 2.2.

If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Fiscal Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on such holder’s instruction by Euroclear, Clearstream, Luxembourg or any common depositary or common safekeeper, as the case may be for them to the Fiscal Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg by a holder of any Note pursuant to this Condition 7.4 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this Condition 7.4 and instead to declare such Note forthwith due and payable pursuant to Condition 10.1.

7.5	Redemption at the option of Noteholders on a Change of Control (Change of Control Put)

If Change of Control Put Option is specified as being applicable in the applicable Pricing Supplement and if, at any time while any of the Notes remains outstanding, a Change of Control Put Event (as defined below) occurs, then the holder of each such Note will have the option (a “Change of Control Put Option”) (unless prior to the giving of the Change of Control Exercise Notice (as defined below) the Issuer shall have given notice under Condition 7.2 or 7.3 (if applicable)) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Noteholder’s Notes at the Early Redemption Amount specified hereon together with interest accrued to but excluding the Change of Control Settlement Date (as defined below).

A “Change of Control Put Event” will be deemed to occur if:

(i)

a person or persons, acting together, other than a holding company whose shareholders are or are to be substantially similar to the pre-existing shareholders of the Issuer or any holding company of the Issuer, acquire (i) the beneficial ownership (directly or indirectly) of more than 50% of the total voting rights represented by shares of the Issuer, or (ii) have the power to appoint or remove the majority of the members of the board of directors of the Issuer (each such event being, a “Change of Control”);

(ii)	on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant

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Potential Change of Control Announcement (as defined below) (if any) the Notes have been assigned:

(A)

an investment grade rating (Baa3/BBB-/BBB- or equivalent or better) from any Rating Agency (provided by such Rating Agency at the invitation or with the consent of the Issuer) and such rating from any Rating Agency is, within the Change of Control Period, either downgraded to a non-investment grade rating (Ba1/BB+/BB+ or equivalent or worse) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an investment grade credit rating by such Rating Agency; or

(B)

a non-investment grade credit rating (Ba1/BB+/BB+ or equivalent or worse) from any Rating Agency (provided by such Rating Agency at the invitation or with the consent of the Issuer) and such Rating from any Rating Agency is, within the Change of Control Period, downgraded by one or more notches (for illustration, Ba1/BB+/BB+ to Ba2/BB/BB being one notch) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to its earlier credit rating or better by such Rating Agency; or

(C)	no credit rating from any Rating Agency and a Negative Rating Event also occurs within the Change of Control Period,

provided that, if at the time of the occurrence of the Change of Control the Notes carry a credit rating from more than one Rating Agency, at least one of which is investment grade, then sub-paragraph (A) will apply; and

(iii)

in making any decision(s) referred to in (A) and (B) above the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement (whether or not the Change of Control shall have occurred at the time such rating is downgraded and/or withdrawn).

If a Change of Control Put Event occurs then, within 14 days of the Issuer becoming aware that a Change of Control Put Event has occurred, the Issuer shall give notice (a “Change of Control Notice”) to the Noteholders in accordance with Condition 13 specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option.

To exercise the Change of Control Put Option, the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of the Registrar at any time during normal business hours of the Registrar falling within the period (the “Put Period”) of 30 days after the Change of Control Notice is given by the Issuer, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of the Registrar (a “Change of Control Exercise Notice”) and in which the holder must specify a bank account to which payment is to be made under this Condition 7.5 and the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Notes so surrendered is to be redeemed, an address to which a new Note in respect of the balance of such Notes is to be sent subject to and in accordance with the provisions of Condition 2.2.

If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the Change of Control Put Option the holder of this Note must, within the Put Period, give notice to the Fiscal Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on such holder’s instruction by Euroclear, Clearstream, Luxembourg or any common depositary or common safekeeper, as

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the case may be for them to the Fiscal Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

Any Change of Control Exercise Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg by a holder of any Note pursuant to this Condition 7.5 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the Change of Control Exercise Notice given pursuant to this Condition 7.5 and instead to declare such Note forthwith due and payable pursuant to Condition 10.1.

If 80% or more in nominal amount of the Notes then outstanding have been redeemed or purchased pursuant to this Condition 7.5, the Issuer may, on giving not less than 30 nor more than 60 days’ notice to the Noteholders (such notice being given within 30 days after the Change of Control Settlement Date), redeem or purchase (or procure the purchase of), at its option, all but not some only of the remaining outstanding Notes at their Early Redemption Amount, together with interest (if any) accrued to (but excluding) the date fixed for such redemption or purchase.

Any Note which is the subject of a Change of Control Exercise Notice which has been delivered to the Registrar or any of the Paying Agents, as the case may be, prior to the expiry of the Change of Control Put Period shall be redeemed or, as the case may be, purchased (or on behalf of) the Issuer on the date which is the seventh day immediately following the last day of the Change of Control Put Period (the “Change of Control Settlement Date”).

If the rating designations employed by any of S&P, Moody’s and Fitch are changed from those which are described in this Condition 7.5 above, or if a rating is procured from a Substitute Rating Agency, the Issuer shall determine the rating designations of S&P or Moody’s or Fitch or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of S&P or Moody’s or Fitch and this Condition 7.5 shall be read accordingly.

In these Conditions:

“Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 90 days after the Change of Control (or such longer period for which the Issuer is under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration);

“Fitch” means Fitch Ratings Limited;

“Moody’s” means Moody’s Investors Services Limited;

“Negative Rating Event” shall be deemed to have occurred if at such time as there is no rating assigned to the Notes by a Rating Agency (at the invitation or with the consent of the Issuer), either (i) the Issuer does not, prior to or not later than 21 days after the occurrence of the relevant Change of Control, seek, and thereafter throughout the Change of Control Period use all reasonable endeavours to obtain, a rating of the Notes or (ii) if the Issuer does so seek and use such endeavours, it is unable to obtain such rating of at least investment grade (Baa3/BBB-/BBB- or equivalent or better) by the end of the Change of Control Period and the relevant Rating Agency announces publicly or confirms in writing to the Issuer and/or the Guarantor that the failure to issue a rating of at least investment grade (Baa3/BBB-/BBB- or equivalent or better) was as a result, in whole or in part, of the Change of Control or the Relevant Potential Change of Control Announcement (whether or not the Change of Control had occurred at such time);

“Rating Agency” means S&P, Moody’s, Fitch or any of their respective successors or any other internationally recognised rating agency (a “Substitute Rating Agency”) substituted for any of them by the Issuer from time to time;

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“Relevant Potential Change of Control Announcement” means any public announcement or statement by the Issuer, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs; and

“S&P” means S&P Global Ratings Europe Limited.

7.6	Early Redemption Amounts

For the purpose of Condition 7.2, and 7.5 above and Condition 10:

(a)	each Note (other than a Zero Coupon Note) will be redeemed at its Early Redemption Amount as specified in the applicable Pricing Supplement; and

(b)	each Zero Coupon Note will be redeemed at its Early Redemption Amount calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y where:

“RP”    means the Reference Price;

“AY”    means the Accrual Yield expressed as a decimal; and

“y”

is the Day Count Fraction specified in the applicable Pricing Supplement which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (iii) Actual/365 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365).

7.7	Specific redemption provisions applicable to certain types of Notes

The Final Redemption Amount, any Optional Redemption Amount and the Early Redemption Amount in respect of Index Linked Redemption Notes and Dual Currency Redemption Notes may be specified in, or determined in the manner specified in, the applicable Pricing Supplement. For the purposes of Condition 7.2, Index Linked Interest Notes and Dual Currency Interest Notes may be redeemed only on an Interest Payment Date.

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates specified in the applicable Pricing Supplement. In the case of early redemption, the Early Redemption Amount of Instalment Notes will be determined in the manner specified in the applicable Pricing Supplement.

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement.

7.8	Purchases

The Issuer, the Guarantor or any other Subsidiary of the Issuer may at any time purchase Notes at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer or the Guarantor, surrendered to any Paying Agent and/or the Registrar for cancellation.

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7.9	Cancellation

All Notes which are redeemed will forthwith be cancelled. All Notes so cancelled and any Notes purchased and cancelled pursuant to Condition 7.8 above shall be forwarded to the Fiscal Agent and cannot be reissued or resold.

7.10	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 7.1, 7.2, 7.3, 7.4 or 7.5 above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in Condition 7.6(b) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(a)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(b)

five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Fiscal Agent or the Registrar and notice to that effect has been given to the Noteholders in accordance with Condition 13.

8.	TAXATION

All payments of principal and interest in respect of the Notes by or on behalf of the Issuer or the Guarantor shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of any of the Relevant Jurisdictions, unless the withholding or deduction of the Taxes is required by law. In such event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the holders of the Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note:

(a)	the holder of which is liable for Taxes in respect of such Note by reason of having some connection with the Relevant Jurisdiction other than a mere holding of the Note; or
(b)	presented for payment in the United States; or

(c)

presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by satisfying any statutory or procedural requirements (including, without limitation, the provision of information or an Internal Revenue Service Form W-8 or Form W-9 (or a successor form)); or

(d)

presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 6.4).

Notwithstanding the foregoing, no additional amount shall be payable for or on account of (i) any taxes, duties, assessments or governmental charges that are imposed otherwise than by deduction or withholding from payments made under or with respect to the Notes, (ii) any taxes, duties, assessments or governmental charges that are imposed on or with respect to any payment on any Notes to a Noteholder who is a fiduciary, partnership, limited liability company, or person other than the Beneficial Owner of such payment to the extent that the Beneficial Owner with respect to such payment (or portion thereof) would not have been entitled to the additional amounts had the payment (or the relevant portion thereof) been made directly to such Beneficial Owner and (iii) any deduction or withholding imposed or required pursuant to an agreement

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described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation therefore (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement). As used in clause (ii) above, “Beneficial Owner” means the person who is required by the laws of the relevant tax jurisdiction to include the payment in income for tax purposes.

As used herein:

(i)

“Relevant Date” means the date on which such payment first becomes due, but, if the full amount of the money payable has not been duly received by the Fiscal Agent or the Registrar, as the case may be, on or prior to such due date, it means the date on which, the full amount of such money having been so received, notice to that effect has been duly given to the Noteholders in accordance with Condition 13; and

(ii)

“Relevant Jurisdiction” means the United States or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax the Issuer or the Guarantor, as the case may be, to which payments of principal and interest on the Notes or payments made under the Guarantee become generally subject.

9.	PRESCRIPTION

The Notes will become void unless claims in respect of principal and/or interest are made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 8) therefor.

10.	EVENTS OF DEFAULT

10.1	Events of Default

The holder of any Note may give notice to the Issuer to declare any Note held by it to be forthwith due and payable whereupon the same shall become forthwith due and payable at its Early Redemption Amount, together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind, if any one or more of the following events (each an “Event of Default”) shall occur and be continuing:

(a)

if default is made in the payment in the Specified Currency of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 7 days in the case of principal and 14 days in the case of interest; or

(b)

if the Issuer or the Guarantor fails to perform or observe any of its other obligations under these Conditions or the Guarantee and (except in any case where the failure is incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days following the service by a Noteholder on the Issuer or the Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)

if (i) any Indebtedness for Borrowed Money (as defined below) of the Issuer, the Guarantor or any Material Subsidiary becomes due and repayable prematurely by reason of any event of default (however described); (ii) the Issuer, the Guarantor or any Material Subsidiary fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment or, as the case may be, within any originally applicable grace period; or (iii) any security given by the Issuer, the Guarantor or any Material Subsidiary for any Indebtedness for Borrowed Money becomes enforceable; or (iv) default is made by the Issuer, the Guarantor or any Material Subsidiary in making any payment due or, as the case may be, within any originally applicable

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grace period under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person; provided that, the aggregate amount of the relevant Indebtedness for Borrowed Money in respect of which one or more of the events mentioned above in this Condition 10.1(c) have occurred and are continuing exceeds €40 million or its equivalent in any other currency; or

(d)

if any final order is made by any competent court or resolution is passed for the winding up or dissolution of the Issuer, the Guarantor or any Material Subsidiary, save for the purposes of reorganisation (i) on terms previously approved by an Extraordinary Resolution of the Noteholders or (ii) in the case of a Material Subsidiary, whereby the undertaking and assets of the Material Subsidiary are transferred to or otherwise vested in the Issuer or another of its Subsidiaries; or

(e)

if the Issuer, the Guarantor or any Material Subsidiary ceases or threatens, through (i) an official action of the board of directors of the Issuer, the Guarantor or any Material Subsidiary, or (ii) action by a majority of the shareholders of the Issuer, the Guarantor or any Material Subsidiary, to cease to carry on the whole or substantially all of its business (except a cessation (i) for the purposes of reorganisation or similar arrangement on terms previously approved by an Extraordinary Resolution of the Noteholders, (ii) in the case of the Guarantor, in connection with the transfer of the whole or substantially all of its business to one or more Subsidiaries of the Guarantor or (iii) in the case of a Material Subsidiary, in connection with the transfer of the whole or substantially all of its business to the Issuer, the Guarantor or any other Subsidiary of either of them which is or thereby becomes a Material Subsidiary, and provided that a bona fide disposal for full value on an arm’s length basis of the whole or substantially all of the business of the Issuer, the Guarantor or a Material Subsidiary shall be deemed not to be a cessation for the purposes of this paragraph) or the Issuer, the Guarantor or any Material Subsidiary stops or threatens to stop payment, or is unable to, or admits inability to pay, its debts (or any class of its debts) as they fall due, or is adjudicated bankrupt or insolvent by a court of competent jurisdiction; or

(f)

if (i) proceedings are initiated against the Issuer, the Guarantor or any Material Subsidiary under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator, liquidator or other similar official, or an administrative or other receiver, manager, administrator, liquidator or other similar official is appointed, in relation to the Issuer, the Guarantor or any Material Subsidiary or, as the case may be, in relation to the whole or substantially all of the undertaking or assets of any of them or an encumbrancer takes possession of the whole or substantially all of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or substantially all of the undertaking or assets of any of them (except in any such case for the purpose of a reconstruction, merger, consolidation, amalgamation or other similar arrangement the terms of which have previously been approved by an Extraordinary Resolution of Noteholders or, in the case of a Material Subsidiary, in connection with the transfer of all or the major part of its business, undertaking and assets to the Issuer, Guarantor or another Subsidiary of either of them which thereby becomes a Material Subsidiary), and (ii) in any such case is not discharged within 45 days; or

(g)

if the Issuer, the Guarantor or any Material Subsidiary initiates or consents to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganisation or other similar laws (including the obtaining of a moratorium) or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or convenes a meeting to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); or

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(h)	if the Guarantee ceases to be, or is claimed by the Issuer or the Guarantor not to be, in full force and effect.

10.2	Definitions

For the purposes of the Conditions:

“Indebtedness for Borrowed Money” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any borrowed money or any liability under or in respect of any acceptance or acceptance credit or any notes, bonds, debentures, debenture stock, loan stock or other securities;

“Material Subsidiary” means each Subsidiary of the Issuer (other than the Guarantor) the EBITDA of which (on an unconsolidated basis) as at the date at which its latest audited financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate accounts for 10% or more of the Consolidated EBITDA (all as calculated by reference to the latest audited consolidated financial statements of the Issuer), provided that if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Issuer were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the auditors as representing an accurate reflection of the Consolidated EBITDA of the Issuer); and

“Consolidated EBITDA” means, for any financial period, the consolidated profit or loss of the Issuer and its Subsidiaries (the “Group”), as shown in the income statement:

(i)	before deducting any income tax expense, as shown in the income statement;

(ii)	before deducting any finance costs and excluding any finance income, as shown in the income statement;

(iii)	after adding back any amount attributable to the amortisation or depreciation of assets of the Group or any members of the Group;

(iv)

before taking into account any exceptional items of a one-off or non-recurring nature (including, without limitation, the costs associated with any restructuring programme or with any disposal not made in the ordinary course of business);

(v)

after adding back or deducting, as the case may be, the amount of any loss or gain against book value arising on a disposal of any asset (other than in the ordinary course of trading) and any loss or gain arising on any upward or downward revaluation of any asset (including without limitation any impairment of goodwill);

(vi)	before taking in to account any unrealised gains or loss on any derivative instrument;

(vii)	after deducting the amount of profit (or adding back the amount of any loss) of any member of the Group which is attributable to non-controlling interests; and

(viii)	after excluding any amortisation or gains or losses under IAS 39 arising from the discontinuation of hedging agreements,

where, for the purposes of this definition, the exchange rate to be used shall be the exchange rate used in the financial statements of the Group for the relevant financial period.

In relation to any Subsidiary of the Issuer (or the Guarantor, as the case may be), “EBITDA” in relation to such Subsidiary shall be assessed on an unconsolidated basis but otherwise consistent with the manner in which Consolidated EBITDA is assessed.

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Consolidated EBITDA shall be adjusted by including (or excluding), on a pro-forma basis, EBITDA attributable to companies or businesses acquired (or divested) during the relevant financial period as if they had been acquired (or divested) on the first day of the relevant financial period.

10.3	Reports

A report by any two authorised signatories of the Issuer that in their opinion a Subsidiary of the Issuer (or the Guarantor, as the case may be) is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

11.	REPLACEMENT OF NOTES

Should any Note be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes must be surrendered before replacements will be issued.

12.	AGENTS

The initial Agents are set out above. If any additional Paying Agents are appointed in connection with any Series, the names of such Paying Agents will be specified in Part B of the applicable Pricing Supplement.

The Issuer is entitled to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

(a)	there will at all times be a Fiscal Agent and a Registrar;

(b)

so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Transfer Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority; and

(c)	there will at all times be a Paying Agent in a jurisdiction within Europe.

Notice of any variation, termination, appointment or change in Agents will be given to the Noteholders promptly by the Issuer in accordance with Condition 13.

In acting under the Agency Agreement, the Agents act solely as agents of the Issuer and the Guarantor and do not assume any obligation to, or relationship of agency or trust with, any Noteholder. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

13.	NOTICES

All notices regarding the Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published on the website of the relevant stock exchange or relevant authority and/or in a daily newspaper of general circulation in the place or places required by those rules.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) or such websites or such mailing the delivery of the relevant notice

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to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published on the website of the relevant stock exchange or relevant authority and/or in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the Notes on the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Registrar. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Registrar through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Registrar and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

14.	MEETINGS OF NOTEHOLDERS AND MODIFICATION

The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of any of these Conditions or the Guarantee or any of the provisions of the Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50% in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes any matter defined in the Agency Agreement as a Basic Terms Modification, including the modification of the Guarantee or certain of these Conditions (including the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes), the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, of the nominal amount of the Notes for the time being outstanding. The Agency Agreement provides that (i) a resolution passed at a meeting duly convened and held in accordance with the Agency Agreement by a majority consisting of not less than three-fourths of the votes cast on such resolution, (ii) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding or (iii) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Fiscal Agent) by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Noteholders. An Extraordinary Resolution passed by the Noteholders will be binding on all Noteholders, whether or not they are present at any meeting and whether or not they voted on the resolution.

The Fiscal Agent and the Issuer may agree, without the consent of the Noteholders, to:

(a)

any modification (except a Basic Terms Modification (being a matter in respect of which an increased quorum is required as mentioned above)) of the Notes, the Deed of Covenant or the Agency Agreement which is not in the sole opinion of the Issuer materially prejudicial to the interests of the Noteholders; or

(b)

any modification of the Notes, the Deed of Covenant or the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law.

Any such modification shall be binding on the Noteholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 13.

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15.	FURTHER ISSUES

The Issuer shall be at liberty from time to time without the consent of the Noteholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue and so that the same shall be consolidated and form a single Series with the outstanding Notes.

16.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

17.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

17.1	Governing law

The Agency Agreement, the Guarantee, the Deed of Covenant, the Notes and any non-contractual obligations arising out of or in connection with the Agency Agreement, the Guarantee, the Deed of Covenant and the Notes are governed by, and construed in accordance with, English law.

17.2	Submission to jurisdiction

(a)

Subject to Condition 17.2(c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with the Notes, including any dispute as to their existence, validity, interpretation, performance, breach or termination or the consequences of their nullity and any dispute relating to any non-contractual obligations arising out of or in connection with the Notes (a “Dispute”) and accordingly each of the Issuer and any Noteholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.

(b)	For the purposes of this Condition 17.2, the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c)

To the extent allowed by law, the Noteholders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

17.3	Appointment of Process Agent

The Issuer irrevocably appoints Airbags International Limited at Viking Way, Congleton, Cheshire CW12 1TT as its agent for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Airbags International Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing herein shall affect the right to serve process in any other manner permitted by law.

17.4	Waiver of trial by jury

Without prejudice to Condition 17.2 the Issuer waives any right it may have to a jury trial of any claim or cause of action in connection with the Notes. These Conditions may be filed as a written consent to a bench trial.

17.5	Other documents and the Guarantor

The Issuer and, where applicable, the Guarantor have in the Agency Agreement, the Guarantee and the Deed of Covenant submitted to the jurisdiction of the English courts and appointed an agent for service of process in terms substantially similar to those set out above.

– 79 –	Hogan Lovells

FORM OF NOTES

The Notes of each Series will be in registered form, without interest coupons attached. Notes will be issued outside the United States in reliance on the exemption from registration provided by Regulation S.

The Notes of each Tranche will initially be represented by a global note in registered form (a “Global Note”).

Global Notes will be deposited with a common depositary or, if the Global Notes are to be held under the new safe-keeping structure (the “NSS”), a common safekeeper, as the case may be for Euroclear and Clearstream, Luxembourg, and registered in the name of the nominee for the common depositary of, Euroclear and Clearstream, Luxembourg or in the name of a nominee of the common safekeeper, as specified in the applicable Pricing Supplement. Persons holding beneficial interests in Global Notes will be entitled or required, as the case may be, under the circumstances described below, to receive physical delivery of definitive Notes in fully registered form.

Where the Global Notes issued in respect of any Tranche is intended to be held under the NSS, the applicable Pricing Supplement will indicate whether or not such Global Notes are intended to be held in a manner which would allow Eurosystem eligibility. Any indication that the Global Notes are to be so held does not necessarily mean that the Notes of the relevant Tranche will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any time during their life as such recognition depends upon satisfaction of the Eurosystem eligibility criteria. The common safekeeper for a Global Note held under the NSS will either be Euroclear or Clearstream, Luxembourg or another entity approved by Euroclear and Clearstream, Luxembourg.

Payments of principal, interest and any other amount in respect of the Global Notes will, in the absence of provision to the contrary, be made to the person shown on the Register (as defined in Condition 6.2) as the registered holder of the Global Notes. None of the Issuer, the Guarantor, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments or deliveries made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Payments of principal, interest or any other amount in respect of the Notes in definitive form will, in the absence of provision to the contrary, be made to the persons shown on the Register on the relevant Record Date (as defined in Condition 6.2) immediately preceding the due date for payment in the manner provided in that Condition.

Interests in a Global Note will be exchangeable (free of charge), in whole but not in part, for definitive Notes only upon the occurrence of an Exchange Event. For these purposes, Exchange Event means that (i) an Event of Default has occurred and is continuing, (ii) the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, in any such case, no successor clearing system is available or (iii) the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by the Global Note in definitive form. The Issuer will promptly give notice to Noteholders in accordance with Condition 13 if an Exchange Event occurs. In the event of the occurrence of an Exchange Event, Euroclear and/or Clearstream, Luxembourg or any person acting on their behalf (acting on the instructions of any holder of an interest in such Global Note) may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Registrar requesting exchange. Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

No beneficial owner of an interest in a Global Note will be able to transfer such interest, except in accordance with the applicable procedures of Euroclear and Clearstream, Luxembourg, in each case to the extent applicable.

General

Pursuant to the Agency Agreement (as defined under “Terms and Conditions of the Notes”), the Fiscal Agent shall arrange that, where a further Tranche of Notes is issued which is intended to form a single Series with an existing

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Tranche of Notes at a point after the Issue Date of the further Tranche, the Notes of such further Tranche shall be assigned a common code and ISIN which are different from the common code and ISIN assigned to Notes of any other Tranche of the same Series, which shall not be prior to the expiry of the distribution compliance period (as defined in Regulation S under the Securities Act) applicable to the Notes of such Tranche.

Any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Pricing Supplement.

A Note may be accelerated by the holder thereof in certain circumstances described in Condition 10. In such circumstances, where any Note is still represented by a Global Note and the Global Note (or any part thereof) has become due and repayable in accordance with the Conditions and payment in full of the amount due has not been made in accordance with the provisions of the Global Note then from 8.00 p.m. (London time) on such day holders of interests in such Global Note credited to their accounts with Euroclear and/or Clearstream, Luxembourg, as the case may be, will become entitled to proceed directly against the Issuer on the basis of statements of account provided by Euroclear and/or Clearstream, Luxembourg on and subject to the terms of a deed of covenant (the “Deed of Covenant”) dated 22 February 2022 and executed by the Issuer.

– 81 –	Hogan Lovells

USE OF PROCEEDS

An amount equal to the net proceeds from each issue of Notes will be applied, as indicated in the applicable Pricing Supplement, either:

a)	for general corporate purposes; or

b)

where “Eligible Projects” is specified in the applicable Pricing Supplement, in whole or in part, to new or existing projects that meet at least one of the Eligibility Criteria as defined and further described and subject to the conditions set out in the Issuer’s Sustainable Financing Framework dated November 2021 (respectively the “Eligible Projects” and the “Framework”).

The Framework is available on the Issuer’s website (https://www.autoliv.com/investors/debt/sustainable-financing-framework). “Eligible Projects” are those which fall within at least one of the Eligible Criteria set out in the Framework. Such Eligible Categories include those which relate to clean transportation, renewable energy, energy efficiency, de-carbonisation of operations and products and safety technology & innovation. Investments in any greenhouse gas (“GHG”) intensive activities, including fossil fuel-related projects and investments in renewable energy projects deemed controversial due to potentially material environmental and/or social risks are specifically excluded from this definition. The Pricing Supplement for any Sustainability Bonds may describe the specific Eligible Project(s) relating to such Sustainability Bonds.

The Framework has been developed in alignment with the Green Bond Principles, 2021, the Social Bond Principles, 2021 and the Sustainability Bond Guidelines, 2021 as administered by the International Capital Market Association (the “ICMA”), all of which recommend transparency and disclosure and promote integrity with respect to “sustainable” financing. In connection with the issuance of Sustainability Bonds, VE has evaluated the Framework and has issued the Second-Party Opinion confirming that the “Eligible Projects” as described in the Framework are aligned with the ICMA Green Bond Principles 2021, Social Bond Principles 2021 and the Sustainability Bond Guidelines 2021, as applicable. The Issuer may obtain additional or new second-party opinions and/or certificates during the life of the Programme, in which case it will update such information on its website (https://www.autoliv.com/investors/debt/sustainable-financing-framework).

The Issuer will report annually on the allocation of the amount equal to the net proceeds from each issue of Sustainability Bonds. The Issuer will initially report within one year following the issuance of the relevant Sustainability Bonds and thereafter annually up until full allocation of the amount equal to the net proceeds of such Sustainability Bonds issue. Such reports will be published (and updated in accordance with the foregoing sentence) once available at https://www.autoliv.com/investors/debt/sustainable-financing-framework.

No assurance or representation is given by the Issuer, the Guarantor, the Arranger or any Dealer as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by the Issuer) which may be made available in connection with the issue of any Sustainability Bonds and in particular with any Eligible Projects to fulfil any environmental, sustainability, social and/or other criteria. For the avoidance of doubt, any such opinion or certification (including the Framework and the Second-Party Opinion) is not, nor shall be deemed to be, incorporated in and/or form part of this Base Listing Particulars. Any such opinion or certification is not, nor should be deemed to be, a recommendation by the Issuer, the Guarantor, the Arranger, any Dealer or any other person to buy, sell or hold any such Sustainability Bonds. Any such opinion or certification is only current as at the date that opinion was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in such Sustainability Bonds. Currently, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. See further information under the risk factor above headed, “Notes issued as Sustainability Bonds under the Programme may not be a suitable investment for investors seeking to invest in green or other sustainable investments”.

– 82 –	Hogan Lovells

DESCRIPTION OF THE GROUP

General

The Issuer is a Delaware corporation with its principal executive offices in Stockholm, Sweden. The Issuer functions as a holding corporation and owns two principal subsidiaries, Autoliv AB (Sweden) and the Guarantor. The Issuer’s fiscal year ends on 31 December.

The Issuer was incorporated in the State of Delaware on 1 October 1996 under the General Corporation Law of the State of Delaware with file number 2668672. The address of the Issuer is Klarabergsviadukten 70, Section B7, 7th Floor, Box 70381, SE-111 64, Stockholm, Sweden and its telephone number is +46 8 587 20 600. The address of the Issuer’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.

On 29 June 2018, Autoliv completed the spin-off of its former Electronics segment through the distribution of all of the issued and outstanding stock of Veoneer. The spin-off is described in more detail in Note 1 (Basis of Presentation) to the 2022 Consolidated Financial Statements.

Group Structure Chart

The following diagram shows the Issuer’s key subsidiaries, including depicting the Guarantor’s position within the Group as at the date of this Base Listing Particulars:

Business

The Group is a leading developer, manufacturer, and supplier of safety systems to the automotive industry with a broad range of product offerings.

Passive safety systems are primarily meant to improve safety for occupants in a vehicle. Passive safety systems include modules and components for frontal-impact airbag protection systems, side-impact airbag protection systems, seatbelts, steering wheels, inflator technologies, and battery cut-off switches.

To expand the Group’s product offerings, the Group has formed Mobility Safety Solutions. By combining its core competence and industry experience, the Group also develops and manufactures mobility safety solutions such as pedestrian protection, battery cut-off switches, connected safety services, and safety solutions for riders of powered two wheelers.

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The Group has approximately 62 production facilities in 27 countries and its customers include the world’s largest car manufacturers. The Group’s sales in 2022 were US$8.8 billion, approximately 66% of which consisted of airbag and steering wheel products and approximately 34% of which consisted of seatbelt products. The Issuer’s business is conducted in the following geographical regions: Europe, the Americas, China, Japan and the Rest of Asia (ROA).

The Issuer’s head office is located in Stockholm, Sweden, where it currently employs approximately 98 people. At 31 December 2022, the Group had a total number of personnel of approximately 69,100 worldwide, of which 11% were temporary personnel.

Additional information regarding developments in the Group’s business during 2022 is contained under Item 1 of the Issuer’s Annual Report on Form 10-K.

Reportable Segment

Since completion of the spin-off of its former Electronics segment on 29 June 2018, the Issuer has one reportable segment based on the way the Issuer evaluates its financial performance and manages its operations. The Issuer’s remaining business is comprised of passive safety products—principally airbags (including steering wheels and inflators) and seatbelts.

For more information regarding the Group’s segment reporting, see Note 1 (Basis of Presentation) to the 2022 Consolidated Financial Statements.

Products, Market, and Competition

Products

Providing life-saving solutions is a key priority as the world population grows and develops. However, population expansion in Growth Markets and the rise of megacities creates new complexities. To meet this challenge, the Group develops automotive safety solutions that work in real-life situations.

The Group’s safety systems such as seatbelts and airbags substantially mitigate human consequences of traffic accidents.

The airbag module is designed to inflate extremely rapidly then quickly deflate during a collision or impact. It consists of the container, an airbag cushion, and an inflator. The purpose of the airbag is to provide the occupants a cushioning and restraint during a crash event to prevent any impact or impact-caused injuries between the occupant and the interior of the vehicle.

Seatbelts can reduce the overall risk of serious injuries in frontal crashes by as much as 60% due to advanced seatbelt technologies such as pretensioners and load limiters.

The Issuer also manufactures steering wheels that are crafted to ensure they meet safety requirements and are functional as well as stylish.

Market and Competition

Consumer research clearly shows that consumers want safe vehicles, and several significant trends are likely to have a positive influence on overall safety content per vehicle (“CPV”). These include:

1)	Society becoming increasingly focused on Vision Zero, which includes a goal of reducing traffic fatalities and their associated costs;

2)	Demographic trends of increased urbanisation, aging driver populations, and increased safety focus in Growth Markets;

3)	Evolving government regulations and test rating systems to improve the safety of vehicles in various markets, such as the updated Euro New Car Assessment Program (NCAP), China NCAP, and USNCAP; and

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4)	The trend towards more electrical vehicles will potentially drive additional solutions to reduce noise and to cut the electrical power in case of an accident.

The automotive safety market is driven by two primary factors: LVP and CPV.

The first growth driver, LVP, has increased at an average annual growth rate of around 1.6% since the incorporation of the Issuer in 1997 despite the substantial headwinds from supply chain disruptions and semiconductor shortages. LVP is forecasted to grow to close to 87 million vehicles by 2025 from approximately 79 million in 2021, as the market is expected to recover from the effects of the COVID-19 pandemic and component shortages.

Unlike LVP, where the Group can only aim to be on the best-selling platforms, the Group can influence CPV more directly by continuously developing and introducing new technologies with higher value-added features. Over the long-term, this increases average safety CPV and has caused the markets where the Group does business to grow faster than the LVP.

Since the incorporation of the Issuer in 1997, the Group’s net sales compound annual growth rate (“CAGR”) for passive safety has been around 5% compared to the market rate of around 2.4% which includes an LVP growth of around 1.6%. The Group’s outperformance is a result of a steady flow of new passive safety technologies, strong focus on quality and a superior global footprint both in products and engineering. This has enabled the Group to increase its global market share in passive safety from 27% in 1997 to 43% in 2022.

In the developed markets, such as Western Europe, North America, Japan, and South Korea, the CPV is around US$320. CPV growth in these regions mainly come from new safety systems such as active seatbelts, knee airbags, and front center airbags along with improved protection for pedestrians and rear-seat occupants like bag-in-belt or more advanced seatbelts.

In the Growth Markets, the Group sees great opportunities for CPV growth from more airbags and advanced seatbelt products. Average CPV in the Growth Markets is around US$200, approximately US$120 less than in the developed markets.

As a result of higher installation rates of airbags, more advanced seatbelt products, and more complex steering wheels, CPV is expected to increase at a similar pace in both developed and Growth Markets over the next three years. LVP in the developed markets is expected to increase faster than in the Growth Markets during the same period. This is because the developed markets are expected to recover from the negative effects from supply chain disruptions and semiconductor shortages experienced in 2022. Supported by a positive LVP-mix effect from higher growth in higher CPV markets, the annual passive safety market (seatbelts and airbags, including steering wheels), is expected to grow from around US$20 billion in 2022 to more than US$25 billion over the next three years, based on the current macro-economic outlook and the Group’s internal market intelligence and estimates. The highest growth rate is expected in steering wheels, where the Group has a global market share of around 37%, generated by the trend toward higher-value steering wheels with leather and additional features.

In seatbelts, the Group has reached a global market share of around 45%, primarily due to being the technology leader with several important innovations such as pretensioners and active seatbelts. The Group’s strong market position is also a reflection of its superior global footprint. Seatbelts are the primary life-saving safety product globally and are also an important requirement in low-end vehicles in the Growth Markets. This provides the Group with an excellent opportunity to benefit from the expected growth in this segment of the market.

The market for airbags, where the Issuer has a global market share of around 44% is expected to grow mainly as a result of higher installation rates of inflatable curtains, side airbags, and knee airbags. Additionally, the new front center airbag is expected to start to contribute to the market growth.

The Group’s ability to consistently outperform market growth is rooted in a steady flow of new safety technologies, a strong focus on quality and a superior production and engineering footprint.

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The Group’s Competitors

The Issuer is the clear market leader in passive safety components and systems for the automotive industry with an estimated global market share of 43%.

ZF, one of the Group’s largest competitors, is a global leader in driveline and chassis technology as well as in passive safety technologies, and is one of the largest global automotive suppliers.

Another of the Issuer’s largest competitors is Joyson Safety Systems (JSS). JSS is a Chinese owned company and is the result of the merger between Key Safety Systems (KSS) and Takata Corporation after KSS acquired Takata in 2018.

In Japan, Brazil, South Korea, and China there are a number of local suppliers that have close ties with the domestic vehicle manufacturers. For example, Toyota uses “keiretsu” (in-house) suppliers Tokai Rika for seatbelts and Toyoda Gosei for airbags and steering wheels. These suppliers generally receive most of the Toyota business in Japan, in the same way, Mobis, a major supplier to Hyundai/Kia in South Korea, generally receives a significant part of their business.

Other competitors include Nihon Plast and Ashimori of Japan, Yanfeng and Jinheng of China, Samsung in South Korea and Chris Cintos de Seguranca in South America. Collectively, these competitors account for the majority of the remaining market share in passive safety.

Additional information concerning the Group’s products, markets and competition is included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risks and Risk Management” section under Item 7 of the Issuer’s Annual Report on Form 10-K.

Manufacturing and Production

See the “Properties” section below for a description of the Issuer’s principal properties. The component factories manufacture inflators, propellant, initiators, textile cushions, webbing, pressed steel parts, springs, and overmoulded steel parts used in seatbelt and airbag assembly and steering wheels. The assembly factories source components from a number of parties, including the Group’s own component factories, and assemble complete restraint systems for “just-in-time” delivery to customers. The products manufactured by the Issuer’s consolidated subsidiaries in 2022 consisted of 134 million complete seatbelt systems (of which 87 million were fitted with pretensioners), 102 million side airbags (including curtain airbags and front center airbags), 56 million frontal airbags, 13 million other airbags and 19 million steering wheels.

The Group’s “just-in-time” delivery system is designed to accommodate the specific requirements of each customer for low levels of inventory and rapid stock delivery service. “Just-in-time” deliveries require final assembly or, at least, distribution centres in geographic areas close to customers to facilitate rapid delivery. The fact that the major automobile manufacturers are continually expanding their production activities into more countries and require the same or similar safety systems as those produced in Europe, Japan or the U.S. increases the importance for suppliers to have assembly capacity in several countries. Consolidation among the Group’s customers also supports this trend.

The Group’s assembly operations generally are not constrained by capacity considerations unless there is a disruption in the supply of raw materials and components. When dramatic shifts in LVP occur, the Group can generally adjust capacity in response to any changes in demand within a few days by adding or removing work shifts and within a few months by adding or removing standardised production and assembly lines. Most of the Group’s assembly factories can make sufficient space available to accommodate additional production lines to satisfy foreseeable increases in capacity. As a result, the Group can usually adjust its manufacturing capacity faster than its customers can adjust their capacity as a result of fluctuations in the general demand for vehicles or in the demand for a specific vehicle model, provided that customers promptly notify the Group when they become aware of such changes in demand.

When dramatic shifts in LVP occur, as were seen in 2022 due to component shortages, or when there is a shift in regional LVP, the capacity adjustments can take more time and be more costly. Additionally, when there is significant

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demand for a given product due to a major recall of a competitor’s product, like certain of the Group’s customers have experienced, capacity adjustments may take time.

The Group could experience disruption in its supply or delivery chain, which could cause one or more of its customers to halt or delay production. For more information, see Risk Factors section, “The Group could experience disruption in its supply or delivery chain, which could cause one or more of the Group’s customers to halt or delay production”.

Properties

The Group’s principal executive offices are located at Klarabergsviadukten 70, Section B7, SE-111 64, Stockholm, Sweden. The Group’s various businesses operate in a number of production facilities and offices. The Group believes that its properties are adequately maintained and suitable for their intended use and that the Group’s production facilities have adequate capacity for the Group’s current and foreseeable needs. All of the Group’s production facilities and offices are owned or leased by operating (either subsidiary or joint venture) companies.

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AUTOLIV MANUFACTURING FACILITIES

Country/Company	Location of Facility	Items Produced at Facility	Owned//Leased
Brazil
Autoliv do Brasil Ltda.	Taubaté	Seatbelts, airbags, steering wheels and seatbelt webbing	Owned
Canada
Autoliv Canada, Inc.	Tilbury	Airbag cushions	Owned
VOA Canada, Inc.	Collingwood	Seatbelt webbing	Owned
China
Autoliv (Baoding) Vehicle Safety Systems Co., Ltd	Baoding	Airbags	Leased
Autoliv (Changchun) Vehicle Safety Systems Co., Ltd.	Changchun	Airbags and seatbelts	Owned
Autoliv (China) Steering Wheel Co., Ltd.	Fengxian/Shanghai	Steering wheels	Owned
Autoliv (Guangzhou) Vehicle Safety Systems Co., Ltd.	Guangzhou	Airbags and seatbelts	Owned
Autoliv (Nanjing) Vehicle Safety Systems Co., Ltd.	Nanjing	Seatbelts	Owned
Autoliv Shenda (Nanjing) Automotive Components Co., Ltd.	Nanjing	Seatbelt webbing	Owned
Autoliv (Shanghai) Vehicle Safety Systems Co., Ltd.	Shanghai	Airbags	Owned
Autoliv Shenda (Tai Cang) Automotive Safety Systems Co., Ltd.	Shanghai	Seatbelt webbing	Owned
Autoliv (Jiangsu) Automotive Safety Components Co., Ltd.	Jintan	Propellant, Airbag initiators and Airbag inflators	Owned
Autoliv (China) Automotive Safety Systems Co., Ltd.	Nantong	Airbag cushions	Owned
Mei-An Autoliv Co., Ltd.	Taipei	Seatbelts and airbags	Leased
Estonia
AS Norma	Tallinn	Seatbelts and belt components	Owned
France
Autoliv France SNC	Gournay-en-Bray	Airbags	Owned
Autoliv Isodelta SAS	Chiré-en-Montreuil	Steering wheels and covers	Owned
Livbag SAS	Pont-de-Buis	Airbag inflators	Owned
N.C.S. Pyrotechnie et Technologies SAS	Survilliers	Airbag initiators and seatbelt micro gas generators	Owned
Germany
Autoliv B.V. & Co. KG	Elmshorn	Seatbelts	Owned

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Country/Company	Location of Facility	Items Produced at Facility	Owned/Leased
Hungary
Autoliv Kft.	Sopronkövesd	Seatbelts	Owned
India
Autoliv India Private Ltd.	Bangalore	Seatbelts and airbags	Owned
Seatbelt webbing and
	Mysore	airbag cushions	Owned
	Badli	Airbags and steering	Leased
wheels
Indonesia
P.T. Autoliv Indonesia	Jakarta	Seatbelts and steering	Owned
wheels
Japan
Autoliv Japan Ltd.	Atsugi	Steering wheels	Leased
	Hiroshima	Airbags and steering	Owned
	Taketoyo	wheels	Leased
	Tsukuba	Airbag inflators	Owned
Airbags and seatbelts
Malaysia
Autoliv-Hirotako Sdn Bhd	Kuala Lumpur	Seatbelts, airbags and	Owned
steering wheels
Mexico
Autoliv Mexico East S.A. de C.V.	Matamoros	Steering wheels	Owned
Autoliv Mexico S.A. de C.V.	Lerma	Seatbelts	Owned
Autoliv Safety Technology de Mexico S.A. de C.V.	Tijuana	Seatbelts	Leased
Autoliv Steering Wheels Mexico S.de R.L. C.V.
Autoliv Mexico S.A. de C.V.	Aguascalientes	Steering wheels	Owned
Autoliv Steering Wheels Mexico S. de R.L. de	Querétaro	Airbag cushions	Leased
C.V.	Querétaro	Airbags	Leased
Philippines
Autoliv Cebu Safety Manufacturing, Inc.	Cebu	Steering wheels	Owned
Poland
Autoliv Poland Sp. zo.o.	Olawa	Airbag cushions	Owned
	Jelcz-Laskowice	Airbags	Owned
Romania
Autoliv Romania S.R.L.	Brasov	Seatbelts, seatbelt	Owned
webbing, seatbelt
components, airbag
inflators, steering wheels
	Lugoj	Airbag cushions	Owned
	Resita	Airbag cushions	Owned
	Sfantu Georghe	Steering wheels	Owned
	Onesti	Steering wheels	Leased
	Rovinari	Seatbelts	Owned

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Country/Company	Location of Facility	Items Produced at Facility	Owned/Leased
Russia
OOO Autoliv	Togliatti	Airbags, seatbelts and	Leased
steering wheels
South Africa
Autoliv Southern Africa (Pty) Ltd.	Krügersdorp	Seatbelts and airbags	Owned
South Korea
Autoliv Corporation	Hwasung	Airbags	Owned
Spain
Autoliv BKI S.A.U.	Valencia	Airbags	Owned
Sweden
Autoliv Sverige AB	Vårgårda	Airbag inflators	Owned
Thailand
Autoliv Thailand Ltd.	Chonburi	Seatbelts, airbags and	Owned
	Chonburi	steering wheels	Leased
Seatbelt components
Tunisia
STE ASW3 Nadour	El Fahs	Steering wheels	Owned
&
STE ASW3 Nadour	Nadhour	Steering wheels	Leased
Owned
Turkey
Autoliv Cankor Otomotiv Emniyet Sistemleri	Gebze-Kocaeli	Seatbelts	Owned
Sanayi Ve Ticaret A.S.

Autoliv Cankor Otomotiv Emniyet Sistemleri
Sanayi Ve Ticaret A.S. Gebze-Subesi	Gebze-Kocaeli	Airbags, Steering wheels	Leased
and Seatbelt components
United Kingdom
Airbags International Ltd	Congleton	Airbag cushions	Owned
USA
Autoliv ASP, Inc.	Brigham City	Airbag inflators	Owned
	Ogden	Airbags	Owned
	Ogden	Airbags and service parts	Leased
	Promontory	Propellant	Owned
	Tremonton	Airbag initiators and	Owned
seatbelt micro gas
generators

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TECHNICAL CENTERS AND CRASH TEST TRACKS

Country / Company	Location	Product(s) Supported
China
Autoliv (Shanghai) Vehicle Safety System Technical Center Co., Ltd.	Shanghai	Inflators and pyrotechnics customer applications, airbags, steering wheels and seatbelts customer applications and platform development with full-scale test laboratory
France
Autoliv France SNC	Gournay-en-Bray	Airbags and seatbelts customer applications and platform development with full-scale test laboratory

Livbag SAS	Pont-de-Buis	Inflator and pyrotechnic development

Autoliv Isodelta SAS	Chiré-de-Montreuil	Steering wheels development and customer applications
Germany
Autoliv B.V. & Co. KG	Dachau	Customer applications and platform development, airbags with full-scale test laboratory

	Elmshorn	Seatbelts with full-scale test laboratory
India
Autoliv India Private Ltd.	Bangalore	Airbags and seatbelts with sled testing
Japan
Autoliv Japan Ltd.	Tsukuba	Airbags and seatbelts customer applications and platform development with sled test laboratory
Poland
Autoliv Poland Sp. zo.o.	Jelcz	Airbags applications and platform development
Romania
Autoliv Romania S.R.L.	Brasov	Seatbelts with sled test laboratory
South Korea
Autoliv Corporation	Seoul	Airbags and seatbelts customer applications and platform development with sled test laboratory
Sweden
Autoliv Development AB	Vårgårda	Research center

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Country / Company	Location	Product(s) Supported
Autoliv Sverige AB	Vårgårda	Airbags customer applications, inflator and special safety products development with full-scale test laboratory
USA
Autoliv ASP, Inc.	Auburn Hills	Airbags, steering wheels, and seatbelts customer applications and platform development with sled test laboratory

	Ogden	Airbags, inflators and pyrotechnics customer applications and platform development

Quality Management

The Group’s management believes that superior quality is a prerequisite to being considered a leading global supplier of automotive safety systems and is key to its financial performance, because quality excellence is critical for winning new orders, preventing recalls and maintaining low scrap rates. The Group has for many years emphasised a “zero-defect” proactive quality policy and continues to strive to improve its working methods. This means both that the Group’s products are expected to always meet performance expectations and be delivered to its customers at the right times and in the right amounts. Furthermore, the Group’s management believes its continued quality improvements further enhance its reputation among its customers, employees, and governmental authorities.

Although quality has always been paramount in the automotive industry, especially for safety products, automobile manufacturers have become increasingly focused on quality with even less tolerance for any deviations. This intensified focus on quality is partially due to an increase in the number of vehicle recalls for a variety of reasons (not just safety), including a few high-profile vehicle recalls. This trend is likely to continue as automobile manufacturers introduce even stricter quality requirements and regulating agencies and other authorities increase the level of scrutiny given to vehicle-safety issues. The Group has not been immune to the recalls that have been impacting the automotive industry.

The Group continues to drive its quality initiative called “Q5” which was initiated in the summer of 2010. It is an integral part of the Group’s strategy of shaping a proactive quality culture of zero defects. It is called “Q5” because it addresses quality in five dimensions: products, customers, growth, behaviour, and suppliers. The goal of Q5 is to firmly tie together quality with value within all of the Group’s processes and for all of the Group’s employees, thereby leading to the best value for the Group’s customers. Since 2010, the Group has continually expanded this quality initiative to provide additional skills training to more employees and suppliers. These activities have significantly improved the Group’s quality performance.

In its pursuit of excellence in quality, the Group has developed a chain of four “defence lines” against potential quality issues. These defence lines consist of: 1) robust product designs, 2) flawless components from suppliers and the Group’s own in-house component companies, 3) manufacturing flawless products with a system for verifying that the Group’s products conform with specifications, and 4) an advanced traceability system in the event of a recall.

The Group’s pursuit of excellence in quality extends from the earliest phases of product development to the proper disposal of a product following many years of use in a vehicle. The Group’s comprehensive Autoliv Product Development System (“APS”) includes several key check points during the process of developing new products that are designed to ensure that such products are well-built and have no hidden defects. Through this process, the Group

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works closely with its suppliers and customers to set clear standards that help to ensure robust component design and lowest cost for function in order to proactively prevent problems and ensure it delivers only the best designs to the market.

The APS, based on the goals of improving quality and efficiency, is at the core of the Group’s manufacturing philosophy. APS integrates essential quality elements, such as mistake proofing, statistical process control and operator involvement, into the manufacturing processes so all the Group’s associates are aware of and understand the critical connection between themselves and the Group’s lifesaving products. This “zero-defect” principle extends beyond the Group to the entire supplier base. All of the Group’s suppliers must accept the strict quality standards in the global Autoliv Supplier Manual, which defines the Group’s quality requirements and focuses on preventing bad parts from being produced by the Group’s suppliers and helps eliminate defective intermediate products in the Group’s assembly lines as early as possible. In addition, the One Product One Process (“1P1P”) initiative is the Group’s strategy for developing and managing standardisation of both core products and customer-specific features, leading not only to improved quality, but also greater cost efficiency and more efficient supply chain management.

IATF 16949:2016 is one of the automotive industry’s most widely used international standards for quality management. All of the Group’s facilities that ship products to OEMs are regularly certified according to the International Automotive Task Force (IATF) standards.

Environmental and Safety Regulations

For information on how environmental and safety regulations impact the Group’s business, see “Risk Factors – The Group’s business may be adversely affected by laws or regulations, including environmental, occupational health and safety, and other governmental regulations”, “Risk Factors—Global climate change could negatively affect the Group’s business”, “Risk Factors – The Group’s goals, targets, and ambitions related to sustainability and emissions reduction, and its public statements and disclosures regarding them, expose the Group to numerous risks” and “Risk Factors—The Group’s business may be adversely affected by changes in automotive safety regulations or concerns that drive further regulation of the automobile safety market”.

Climate change

The Group is committed to operating its business in an environmentally sustainable manner, meaning developing and producing products in a resource efficient way while limiting the Group’s environmental impact in the most material areas of greenhouse gas emissions, energy use, waste, and water. With particular emphasis on climate action, the Group actively engages with its customers, suppliers, and others to drive sustainable mobility.

In June 2021, the Group launched an updated climate strategy including new long-term climate ambitions:

•	Carbon neutrality in own operations by 2030

•	Net-zero emissions across the Group’s supply chain by 2040

These industry-leading climate ambitions are aligned with a 1.5°C trajectory and represent a serious step-up in ambition level from earlier short-term climate targets. They should position the Group as the supplier of choice for the most progressive climate-focused customers, helping to ensure the Group’s competitiveness now and in the future. In addition to these ambitions, the Group adopted Science Based Targets (SBT) for 2030 covering its own operations as well as the supply chain. The targets were approved in January 2022 and are available at the SBTi website.

For more information about how climate change impacts the Group’s business, see ”Risk factors – Global climate change could negatively affect the Group’s business”.

Raw Materials

Approximately 52% of the Group’s net sales in 2022 came from direct material purchased from external suppliers. The Group mainly purchases manufactured components and raw materials for the Group’s operations. The Group

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takes several actions to manage the raw materials fluctuations, such as competitive sourcing and looking for alternative materials.

For information on the sources and availability of raw materials, see “Risk Factors – ‘Changes in the source, cost, availability of, and regulations pertaining to raw materials and components may adversely affect the Group’s profit margins’.

Intellectual Property

The Group has developed a considerable amount of proprietary technology related to automotive safety systems and relies on many patents to protect such technology. The Group’s intellectual property plays an important role in maintaining its competitive position in a number of the markets it serves. For information on the Group’s use of intellectual property and its importance to the Group, see “Risk Factors – If the Group’s patents are declared invalid or the Group’s technology infringes on the proprietary rights of others, the Group’s ability to compete may be impaired”.

Backlog

The Group has frame contracts with automobile manufacturers and such contracts are typically entered into up to three years before the start of production of the relevant car model or platform and provide for a term covering the life of such car model or platform including service parts after a vehicle model is no longer produced. These contracts, however, do not typically provide minimum quantities, firm prices or exclusivity but instead permit the automobile manufacturer to resource the relevant products at given intervals (or at any time) from other suppliers.

Dependence on Customers

In 2022, the Group’s top five customers represented around 49% of the Group’s consolidated sales and the Group’s top ten customers represented around 80% of the Group’s consolidated sales. This reflects the concentration of manufacturers in the automotive industry. The five largest OEMs in 2022 accounted for 48% of global LVP and the ten largest OEMs accounted for around 70% of global LVP. A delivery contract is typically for the lifetime of a vehicle model, which is normally between five and seven years depending on customer platform sourcing preferences and strategies.

For information on the Group’s dependence on customers, see “Risk Factors—The Group’s business could be materially and adversely affected if the Group lost any of the Group’s largest customers or if they were unable to pay their invoices” and Note 20 (Segment Information) to the 2022 Consolidated Financial Statements.

Customer Sales Trends

Asian vehicle producers have steadily become increasingly important, mainly driven by growth with Japanese OEMs. As a group they represent around 43% of global sales in 2022, of which Japanese OEMs, accounts for approximately two thirds of those sales. This is a result of the Group’s stronger market position based on its local presence in Japan. The local Chinese OEMs as a group accounted for around 5% of global sales in 2022, with Great Wall representing more than 1% of the Company’s global sales.

European based brands accounted for 30% of the Group’s global sales in 2022. The U.S. based OEMs (including Chrysler and new EV manufactures) accounted for 25% of the Group’s global sales in 2022. Globally one of the strongest growing customers from 2021 to 2022 was Stellantis.

Research, Development and Engineering, net (R,D&E)

No single customer project accounted for more than 5% of the Group’s total R,D&E net spending during 2022. To fuel the Group’s product portfolio, additional expertise is brought in-house via technology partnerships and licensing agreements.

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During 2022, gross expenditures for Research, Development and Application Engineering (R,D&E) amounted to US$595 million compared to US$596 million in 2021. Of these amounts, US$205 million in 2022 and US$205 million in 2021 were related to customer-funded engineering projects and crash tests reimbursed by the customers. Net of this income, R,D&E expenditures in 2022 was $390 million, virtually unchanged compared to 2021. Of the R,D&E, net expense in 2022, 79% was for projects and programmes for which the Group has customer orders, typically related to vehicle models in development. The remaining 21% was mainly for new innovations, products and standardisations that will yield greater benefits over time.

Regulatory Costs

The fitting of seatbelts in most types of motor vehicles is mandatory in almost all countries and many countries have strict laws regarding the use of seatbelts while in vehicles. In addition, most developed countries require that seats in intercity buses and commercial vehicles be fitted with seatbelts. In the U.S, federal legislation requires frontal airbags on the driver-side and the passenger-side of all new passenger cars since 1998 and in all sport utility vehicles, pickup trucks, and vans since 1999.

For information concerning the material effects on the Group’s business relating to the Group’s compliance with government safety regulations, see “Risk Factors – ‘The Group’s business may be adversely affected by laws or regulations, including environmental, occupational health and safety, and other governmental regulations’ and ‘The Group’s business may be adversely affected by changes in automotive safety regulations or concerns that drive further regulation of the automobile safety market’” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Issuer’s Annual Report on Form 10-K.

Human Capital Management

The Group’s drive for excellence is what makes it the world’s leading supplier of automotive safety systems. From the earliest stages of product development to sales and design to the final delivery of the finished product, the Group’s employees are driven by its mission to save more lives.

The successful execution of the Group’s strategies relies on the Group’s ability to shape a quality and performance oriented culture, and to adapt quickly to sudden shifts in the Group’s circumstances, such as the COVID-19 pandemic, supply chain disruptions, and geopolitical instability experienced in 2022. A turbulent external environment presents many challenges but also opportunities. As the Group moves forward, its workforce strives to respond with agility to new possibilities to grow and improve the Group’s business whilst delivering with excellence to the Group’s customers. The Group builds a winning team by focusing on creating a work environment that attracts, retains and engages its employees. The Group’s employees take great pride in working together to provide safety solutions for mobility and society, that work in real life situations and the Group is always looking for new team members who share this passion.

The table below shows the Group’s total workforce as of December 31, 2022 and 2021:

	2022	2021
Total workforce	69,100	60,600
Whereof:
Direct workforce in manufacturing	50,600	43,00
Indirect workforce	18,500	17,600
Temporary workforce	11	8

Diversity and Inclusion

When attracting, developing, and retaining talent, the Group seeks individuals who hold varied experiences and viewpoints to create an inclusive and diverse workplace that allows each employee to do their best work and drive the Group’s collective success. The Group’s workforce reflects the diversity of the countries and cultures in which

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it operates. At the end of 2022, 49% of the Group’s workforce and 18% of the Group’s senior management positions were held by women.

The Group has operations in 27 different countries, with 17% of its workforce located in Asia (excluding China), 31% in the Americas, 13% in China, and 39% in Europe (including South Africa, Tunisia, Russia, and Turkey).

The table below show the Group’s workforce by age group and gender in % at the end of 2022.

% of Men	Age group	% of Women
1%	>60	1%
5%	51-60	5%
10%	41-50	11%
18%	31-40	16%
15%	21-30	14%
2%	<20	2%

Talent Attraction, Development and Retention

The Group believes that attraction, development, and retention of talent is essential to its success, especially in today’s environment. The Group offers an inclusive work environment where its employees are challenged and achieve great things together. Supporting the development of the Group’s employees is essential in a highly competitive and rapidly changing environment. An important cornerstone of each employee’s growth is the ongoing dialogue between the team member and manager, which is summarized during an annual Performance and Development Dialogue (“PDD”). During the year, 99% of targeted employees conducted a PDD with their managers. To provide opportunities for professional and personal growth of the Group’s employees, the Group has a multitude of development channels, including technical and specialist career paths, international assignments and other such programs.

The Group provides market-based competitive compensation through its salary, annual incentive, and long-term incentive programs and benefits packages that promote employee well-being across all aspects of their lives.

Health and Safety

The Group is committed to providing a zero accident work environment that promotes the health, safety and welfare of the Group’s employees. The Group’s production facilities implement the Group’s health and safety management system, which is supported by leadership teams. Implementation of the system as well as the ISO 45001 health and safety management system is monitored through internal and external audits. At the end of 2022, 71% of production facilities were certified according to ISO 45001.

Throughout the COVID-19 pandemic, the Group has protected its employees’ health and well-being by providing the technology and communication equipment necessary to allow many of the Group’s employees to work remotely. For those who cannot effectively do their jobs remotely, the Group has put protocols in place to ensure a safe working environment.

Labour Relations

The Group offers fair terms and conditions of employment. The Group’s overall purpose, Code of Conduct, talent development strategies, and employment policies support the principles in the United Nations Universal Declaration of Human Rights, and the International Labor Organization’s Fundamental Principles and Labor Standards.

The Group’s management considers its relationship with its personnel to be good. While there have been a small number of minor labour disputes historically, such disputes have not had a significant or lasting impact on the Group’s relationship with its employees, customer perception of the Group’s employee practices or its business results.

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Major unions to which some of the Group’s employees belong in Europe include: IG Metall in Germany; Unite the union in the United Kingdom; Confédération Générale des Travailleurs, Confédération Française Démocratique du Travail, Confédération Française de l’Encadrement Confédération Générale des cadres, Force Ouvrière, Confédération Française des Travailleurs Chrétiens, Solidaires, Unitaires, Démocratiques and Conféderation Autonome du Travail in France; Union General de Trabajadores, Union Sindical Obrera, Comisiones Obereras and Confederacion General de Trabajadores in Spain; IF Metall, Unionen, Sveriges Ingenjörer and Ledarna in Sweden; Industriaal- ja Metallitöötajate Ametiühingute Liit in Estonia; Vasas Szakszervezeti Szövetség (Hungarian Metallworkers‘ Federation) in Hungary; Samorządny NiezalezĪny Związek Zawodowy Pracownikow and Zakladowa Organizacja Związkowa NSZZ Solidarnosc in Poland; National Union of Metal Workers South Africa (NUMSA) in South Africa; Union Générale des Travailleurs Tunisiens and Union des travailleurs Tunisiens in Tunisia and Türk Metal Sendikasi in Turkey.

In addition, the Group’s employees in other regions are represented by the following unions: Unifor in Canada; Sindicato de Jornaleros y Obreros Industriales y de la Industria Maquiladora de H.Matamoros, Tamaulipas; Sindicato Nacional de Trabajadores de la Industria Metalúrgica y Similares; Sindicato Nacional de Trabajadores de la Industria Arnesera, Eléctrica, Automotriz y Aeronáutica de la República Mexicana; “Nueva Cultura Laboral” “de trabajadores de la fabricación, manufactura, ensamble de autopartes mecánicas y eléctricas y componentes de la industria Automotriz”; Sindicato Nacional de Trabajadores de la Industria de Autopartes en General y/o Similares, Conexos y sus Servicios de la República Mexicana, in Mexico; Sindicato dos Metalúrgicos de Taubaté e Região in Brazil; Autoliv India Employees Association, Bangalore & Mysore in India; the South Korean Metal Workers Union in South Korea and Autoliv Japan Roudou Kumiai in Japan; Shanghai Genera Labor Union in China

In many European countries, Canada, Mexico, Brazil and Korea wages, salaries, and general working conditions are negotiated with local unions and/or are subject to centrally negotiated collective bargaining agreements. The terms of the Group’s various agreements with unions typically range between 1-3 years. Some of the Group subsidiaries in Europe, Canada, Mexico, Brazil and South Korea must negotiate with the applicable local unions with respect to important changes in operations, working and employment conditions. Twice a year, members of the Group’s management conduct a meeting with the European Works Council to provide employee representatives with important information about the Group and a forum for the exchange of ideas and opinions.

In many Asia Pacific countries, the central or regional governments provide guidance each year for salary adjustments or statutory minimum wage for workers. The Group’s employees may join associations in accordance with local legislation and rules, although the level of unionisation varies significantly throughout the Group’s operations.

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Key Performance Indicators (KPIs)

The table below reflects certain KPIs on which the Group is particularly focused on with respect to the management of its workforce.

KPI	2022	2021
% of Autoliv facilities certified (OHSAS 18001 or ISO 45001)	71%	Not available
Incident rate1)	0.32	0.41
Severity rate2)	3.31	5.84
% women in workforce	49%	47%
% women in senior management positions	18%	17%
% PDD rate3)	99%	99%
No. of employees attended at least one training program	4,100	4,400

1)	Number of reportable injuries per 200,000 employee hours of exposure.
2)	Total days away from work due to a work-related reportable injury and/or illness per 200,000 employee hours of exposure.
3)	Percentage of total employees participating in Autoliv’s annual Performance and Development Dialogue (PDD).

Legal Proceedings

In the ordinary course of the Group’s business, the Group is subject to legal proceedings brought by or against the Group and the Group’s subsidiaries.

See Note 17 (Contingent Liabilities) to the 2022 Consolidated Financial Statements for a summary of certain ongoing legal proceedings.

Available Information

The Issuer files or furnishes with the SEC periodic reports and amendments thereto, which include annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information. Such reports, amendments, proxy statements, and other information are made available free of charge on the Issuer’s corporate website at www.autoliv.com and are available as soon as reasonably practicable after they are electronically filed with the SEC. The Issuer’s Corporate Governance Guidelines, committee charters, code of conduct, and other documents governing the Issuer are also available on the Issuer’s corporate website at www.autoliv.com. The SEC maintains an internet site that contains reports, proxy statements and other information at www.sec.gov. Hard copies of the above-mentioned documents can be obtained free of charge by contacting the Issuer at: Autoliv, Inc., P.O. Box 70381, SE-107 24, Stockholm, Sweden. Other than as expressly stated in this Base Listing Particulars information available on the Issuer’s corporate website at www.autoliv.com is not, nor shall it be deemed to be, incorporated in and/or form part of this Base Listing Particulars and should not be relied upon in connection with making any investment decision with respect to any Notes to be issued under the Programme.

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The Issuer’s Board of Directors

The Issuer has a 11 member board of directors (the “Board”). All the directors, except for Mr Mikael Bratt and Mr Jan Carlson, are independent directors.

Brief details of each Issuer board member as of the date of this Base Listing Particulars, including a description of their relevant outside interests and activities, is as follows:

Mikael Bratt, age 56, has been a director of the Issuer since September 2018 and has served as the Issuer’s President and Chief Executive Officer since June 2018. Mr. Bratt previously served as President, Passive Safety from May 2016 until his promotion. In September 2020, Mr. Bratt joined the board of directors of Höganäs AB, a private Swedish metal powders company. Prior to joining Autoliv, Mr. Bratt spent approximately 30 years with the Volvo Group, a Swedish multinational automotive manufacturing company, including most recently as EVP Group Trucks Operations, part of the group executive management team since 2008, in which role he managed a team of 35,000 people, 50 factories, 60 distribution centers and an annual turnover of approximately $18 billion. Prior to this, he served as Chief Financial Officer of the Volvo Group. Mr. Bratt studied business administration at the University of Gothenburg, Sweden.

Laurie Brlas, 65, has been a director of the Issuer since 1 August 2020 and is a member of the Audit and Risk Committee and the Nominating and Corporate Governance Committee. In December 2016, Ms. Brlas retired from Newmont Mining Corporation (“Newmont”), a mining industry leader in value creation and sustainability. Ms. Brlas joined Newmont in 2013 and served as Executive Vice President and Chief Financial Officer until October 2016. From 2006 through 2013, Ms. Brlas held various positions of increasing responsibility with Cliffs Natural Resources, most recently she served as Chief Financial Officer and then as Executive Vice President and President, Global Operations. Prior to that, Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS Corporation from 2000 through 2006 and from 1995 through 2000, Ms. Brlas held various positions of increasing responsibility with Office Max, Inc. Most recently Ms. Brlas served as Senior Vice President and Corporate Controller. Ms. Brlas currently serves on the Board of Directors of Albemarle Corporation, a specialty chemical company, Graphic Packaging Holding Company, a global packaging solutions company, and Constellation Energy Corporation, a power generation and customer-facing retail energy business. In the prior five years, Ms. Brlas previously served on the Board of Directors of Perrigo Company PLC, a global healthcare company, from 2003 until May 2019; Calpine Corp., an energy company, from 2016 until 2018; and Exelon Corporation, a Fortune 100 power company, from 2018 until January 2022 when she joined the board of directors of its spinoff, Constellation Energy Corporation.

Jan Carlson, age 62, has been a director of the Issuer since May 2007 following his appointment as President and Chief Executive Officer of the Issuer on 1 April 2007 after serving in various executive positions with the Issuer beginning in 1999. He has been Chairman of the Board since May 2014. Mr. Carlson served as President and Chief Executive Officer until resigning upon the completion of the spin-off of Veoneer, Inc. from the Issuer on 29 June 2018, at which time he became President and Chief Executive Officer of Veoneer, Inc. Since the completion of the spin-off until its sale in April 2022, Mr. Carlson served as both the Chairman of the Board of Directors and the President and Chief Executive Officer of Veoneer, Inc. Mr. Carlson has served as a member of the Board of Telefonaktiebolaget LM Ericsson since February 2017 and a member of the Board of AB Volvo since April 2022. Mr. Carlson has been nominated to serve as the Chairman of the Board of Telefonaktiebolaget LM Ericsson at the Annual General Meeting of Ericsson shareholders to be held on 29 March 2023. Mr. Carlson served on the board of directors of BorgWarner Inc., a product leader in highly engineered components and systems for vehicle powertrain applications worldwide, from July 2010 until May 2020. In addition, Mr. Carlson served on the board of Trelleborg AB from 2013 through 2017. Prior to joining the Issuer, Mr. Carlson was President of Saab Combitech, a division within the Saab aircraft group specialising in commercializing military technologies. Mr. Carlson has a Master of Science degree in Physics and Electrical Engineering from the University of Linköping in Sweden.

Hasse Johansson, age 73, has been a director of the Issuer since March 2018 and is a member of the Audit and Risk Committee. Since 2010, Mr. Johansson has been managing director of Johansson Teknik & Form AB, a technology

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consulting company which he founded. From 2001 to 2009, Mr. Johansson was the Executive Vice President of Research & Development at Scania, a major automotive industry manufacturer of heavy trucks, buses, and other commercial vehicles. Prior to his time at Scania, Mr. Johansson worked for nearly 20 years at Mecel AB, an automotive software and systems development company he co-founded and in 1994 became a wholly-owned subsidiary of Delphi Corporation. Mr. Johansson currently serves as a member of the boards of directors of DevPort AB and Swedish Electromagnet Investment AB, which are both Swedish public companies. Mr. Johansson previously served as a member of the boards of directors of Electrolux AB (2008- April 2020) and PowerCell AB (2018- April 2020). Additionally, Mr. Johansson is a member of the Business Executives Council of the Royal Swedish Academy of Engineering Sciences. Mr. Johansson holds a Master of Science in Electrical Engineering from Chalmers University of Technology in Gothenburg, Sweden and holds more than 20 patents in combustion engine control and automotive electronics.

Leif Johansson, age 71, has been a director of the Issuer since February 2016, and is a member of the Leadership Development and Compensation Committee and Chair of the Nominating and Corporate Governance Committee. From 1997 to 2011, Mr. Johansson served as President and Chief Executive Officer of the Volvo Group. Before joining Volvo, Mr. Johansson held various positions at AB Electrolux, and served as its President and Chief Executive Officer from 1994 to 1997. Mr. Johansson is the Chairman of the Board of Astra Zeneca PLC, a position he has held since June 2012, and he previously served as Chairman of the Board of Telefonaktiebolaget LM Ericsson between 2011 and March 2018 and on the Board of SCA AB, a Swedish public company from 2010-2016. In addition to his service on public company boards, Mr. Johansson is a board member of Ecolean AB (a private corporation), a board member of the Knut and Alice Wellenberg Foundation, a member of the Royal Swedish Academy of Engineering Science, a board member of the European Round Table of Industrialists, a Delegate of the China Development Forum, and a member of the Council of Advisors of the Boao Forum for Asia. Mr. Johansson holds a Master of Science in Engineering from Chalmers University of Technology in Gothenburg, Sweden.

Franz-Josef Kortüm, age 72, has been a director of the Issuer since March 2014, the Lead Independent Director between May 2021 and May 2022, and is a member of the Nominating and Corporate Governance Committee. Prior to joining the Issuer, Mr. Kortüm was Chief Executive Officer of Webasto SE, a producer of automobile roof systems and climate control systems for automobiles, boats, and other vehicles, from 1998 to 2012, after joining the company in 1994. Mr. Kortüm was Chief Executive Officer of Audi AG from 1993 to 1994 and, prior to joining Audi, had a 16-year career with what is today Mercedes-Benz Group in a variety of positions. In addition to his extensive management experience, Mr. Kortüm served as Vice Chairman of the Supervisory Board of Webasto SE since 2013 and as its Chairman since 2018 until August 2020, as a Member of the Advisory Board of Brose Fahrzeugteile GmbH & Co. KG since 2005 and as its Chairman since 2013, as a Member of the Supervisory Board of Wacker Chemie AG, a German public company, and Chair of its Audit Committee since 2003, and as a Member of the Supervisory Board of Schaeffler AG from 2010 to March 2014. From 2004 to 2012, Mr. Kortüm was a Member of the Managing Board of the VDA (German Association of the Automotive Industry). Mr. Kortüm has an MBA-equivalent degree in Business Administration from the University of Regensburg in Germany.

Frédéric Lissalde, age 55, has been a director of the Issuer since December 2020 and is the Chair of the Leadership Development and Compensation Committee and is a member of the Nominating and Corporate Governance Committee. Mr. Lissalde is President, Chief Executive Officer, and a member of the board of directors of BorgWarner Inc. since August 2018. Mr. Lissalde has held positions of increasingly significant responsibility during his career with BorgWarner since he joined in 1999. He previously served as Executive Vice President and Chief Operating Officer and before that, President and General Manager of BorgWarner Turbo Systems. Prior to joining BorgWarner, Mr. Lissalde held positions at Valeo and ZF in several functional areas in the United Kingdom, Japan, and France. Mr. Lissalde holds a Master’s of Engineering degree from ENSAM—Ecole Nationale Supérieure des Arts et Métiers - Paris, and an MBA from HEC Paris. He is also a graduate of executive courses at INSEAD, Harvard, and MIT.

Xiaozhi Liu, age 67, has been a director of the Issuer since November 2011 and is a member of the Leadership Development and Compensation Committee. In April 2019, Dr. Liu joined the boards of directors of Anheuser-

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Busch InBev SA/NV and Johnson Matthey PLC. She previously served as an independent director of Fuyao Glass Industry Group, a public company listed in Shanghai and Hong Kong, from October 2013 until October 2020. Dr. Liu began her career in the automotive industry in General Motor’s (“GM”) Delphi operations and has since worked in various executive positions in Germany, China and the U.S., where she rose to the position of Director of Electronics, Controls & Software for GM in Detroit, Chief Engineer and Chief Technology Officer of GM in China and Chairman and Chief Executive Officer of GM Taiwan. Between 2005 and 2006, she was the Chief Executive Officer and Vice Chairman of Fuyao Glass Industry Group Co. Ltd. In 2007, she became the President and Chief Executive Officer of NeoTek China, a supplier of automotive chassis and transmission parts, and served as Chairman of the company’s board of directors from 2008 through 2011. In 2009, she founded, and is the Chief Executive Officer of, her own company, ASL Automobile Science & Technology (Shanghai) Co., Ltd., which introduces and implements globally advanced technologies to Chinese companies. She has a Ph.D. and master’s degree in Chemical Engineering and Electrical Engineering, respectively, from Friedrich-Alexander University in Erlangen-Nuremburg, Germany and a bachelor’s degree in Electrical Engineering from the Jiaotong University in Xian, China.

Gustav Lundgren, age 41, has been a director of Autoliv since August 2022 and is a member of the Audit and Risk Committee. Mr. Lundgren is a partner of Cevian Capital which he joined in 2006. He holds a Master of Science in Economics and Business Administration from the Stockholm School of Economics.

Martin Lundstedt, age 55, has been a director of the Issuer since May 2021 and is a member of the Leadership Development and Compensation Committee. He has served as President of AB Volvo, Chief Executive Officer of the Volvo Group, and a member of the Group Executive Board since October 2015. Before joining Volvo, Mr. Lundstedt held various positions at Scania since 1992, and served as its President and Chief Executive Officer from 2012 to 2015. Mr. Lundstedt is the Chairman of the Board of Permobil AB, a private Swedish company focused on developing advanced medical technology. Until 2021, he was a member of the Board of Directors of Concentric AB, a public Swedish company that is a leading global pump manufacturer. In addition to his service on public and private company boards, he is Chairman of the Commercial Vehicle Board of the European Automobile Manufacturers Association (ACEA), a Member of the Royal Swedish Academy of Engineering Sciences (IVA), and a Member of the European Round Table of Industry (ERT). He was also Co-Chairman of the UN Secretary-General’s High-Level Advisory Group on Sustainable Transport from 2015-2016. Mr. Lundstedt holds a Master of Science degree from Chalmers University of Technology in Gothenburg, Sweden. To the extent there is a dispute between any member of the Issuer and The Volvo Group, there may be a potential conflict of interest between Mr. Lundstedt’s duties to the Issuer and his individual duties to, and private interests in, The Volvo Group.

Thaddeus J. “Ted” Senko, age 67, has been a director of the Issuer since March 2018 and is the Chair of the Audit and Risk Committee. Prior to joining the Issuer’s Board of Directors, Mr. Senko had an extensive career at KPMG LLP, a multinational professional services and accounting firm, from 1978 to 2017, providing enterprise risk management, compliance, and audit services to various public companies. At KPMG, he served as Audit Partner and SEC Reviewing Partner for eight years, Chief Audit Executive for four years, Global and National Partner in Charge of Internal Audit, Risk & Compliance Services for eight years, and was the initial leader of KPMG’s ESG practice for two years. Mr. Senko is a member of the board of directors of Lightning eMotors Inc. and serves as the Audit Committee Chairman. He is also a member of the Finance and Investment Committee. In August 2021, Mr. Senko became a member of the board of directors of USA Rare Earth, LLC, a private company. Mr. Senko served on the Board of Duquesne University, a private university with approximately 10,000 students, from 2007 to 2016, chairing the Audit and Finance Committee and serving on the Executive and University Advancement Committee. Mr. Senko received a bachelor’s degree in business administration from Duquesne University.

The business address of each director is Klarabergsviadukten 70, Section B7, 7th Floor, Box 70381, SE-111 64, Stockholm, Sweden.

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TAXATION

The statements below are general in nature and neither these statements nor any other statements in this Base Listing Particulars are to be regarded as advice on the tax position of any holder of the Notes or any person purchasing, selling or otherwise dealing in Notes. Prospective holders of the Notes and holders of the Notes who are in doubt about their tax position should consult their own professional advisers.

United States

U.S. Federal Income Taxation

The Issuer generally intends to treat Notes issued under the Programme as debt for U.S. federal income tax purposes. Certain Notes, however, such as certain Index Linked Notes or Notes with extremely long maturities, may be treated as equity for U.S. federal income tax purposes. The following disclosure applies only to Notes that are treated as debt for U.S. federal income tax purposes.

U.S. Holders

The following is a summary of certain U.S. federal income tax considerations relevant to U.S. Holders (as defined below) acquiring, holding and disposing of Notes. This summary addresses only the U.S. federal income tax considerations for initial purchasers of Notes at their issue price (as defined below) that will hold the Notes as capital assets (generally, property held for investment). This summary is based on the U.S. Internal Revenue Code of 1986 (the “Code”), final, temporary and proposed U.S. Treasury regulations, and administrative and judicial interpretations in effect as of the date of this Base Listing Particulars, all of which are subject to change, possibly with retroactive effect.

As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation created or organised in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding Notes should consult with their tax advisers regarding the U.S. federal tax consequences of an investment in the Notes.

This summary does not address the material U.S. federal income tax consequences of every type of Note which may be issued under the Programme, such as Notes that are treated as equity for U.S. federal income tax purposes. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to investors in light of their particular circumstances, such as investors subject to special tax rules (including, without limitation: (i) financial institutions; (ii) insurance companies; (iii) dealers or traders in stocks, securities, currencies or notional principal contracts; (iv) regulated investment companies; (v) real estate investment trusts; (vi) tax-exempt organisations; (vii) partnerships, pass-through entities or persons that hold Notes through pass- through entities; (viii) investors that hold Notes as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes; (ix) investors that have a functional currency other than the U.S. dollar; and (x) U.S. expatriates and former long-term residents of the United States), all of whom may be subject to tax rules that differ significantly from those summarised below. This summary does not address U.S. federal estate, gift, net investment or alternative minimum tax considerations, or non-U.S., state or local tax considerations.

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Persons considering the purchase of the Notes should consult the relevant Pricing Supplement for any additional discussion regarding U.S. federal income taxation and should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Payments of Interest

General. Interest on a Note, including the payment of any additional amounts (whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a “foreign currency”)), other than interest on a “Discount Note” that is not “qualified stated interest” (each as defined below under “Original Issue Discount – General”), will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for tax purposes. Interest paid on the Notes issued under the Programme and OID (as defined below), if any, accrued with respect to such Notes (as described below under “Original Issue Discount”) and payments of any additional amounts will generally constitute income from sources within the United States.

Foreign Currency Denominated Interest. If a qualified stated interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognised by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

An accrual basis U.S. Holder may determine the amount of income recognised with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years of a U.S. Holder, the part of the period within the taxable year).

Under the second method, the U.S. Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis U.S. Holder may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and will be irrevocable without the consent of the IRS.

Upon receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or other disposition of a Note) denominated in, or determined by reference to, a foreign currency, the U.S. Holder will recognise U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference, if any, between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Original Issue Discount

General. The following is a summary of the principal U.S. federal income tax consequences of the ownership of Notes issued with original issue discount (“OID”).

A Note, other than a Note with a term of one year or less (a “Short-Term Note”), will be treated as issued with OID (a “Discount Note”) if the excess of the Note’s “stated redemption price at maturity” over its issue price is greater than or equal to a de minimis amount (0.25% of the Note’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “instalment obligation”) will be treated as a Discount Note if the excess of the Note’s stated redemption price at maturity over its issue price is equal to or greater than 0.25% of the Note’s stated redemption price at maturity multiplied by the weighted average maturity of the Note. A Note’s weighted average

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maturity is the sum of the following amounts determined for each payment on a Note (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by; (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Note’s stated redemption price at maturity. Generally, the “issue price” of a Note will be the first price at which a substantial amount of such Notes included in the issue of which the Note is a part is sold to persons other than bond houses, brokers or similar persons or organisations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a Note is the total of all payments provided by the Note that are not payments of “qualified stated interest”. A “qualified stated interest” payment is generally any one of a series of stated interest payments on a Note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or a variable rate (in the circumstances described below under “Original Issue Discount – Variable Interest Rate Notes”), applied to the outstanding principal amount of the Note. Solely for the purpose of determining whether a Note has OID, the Issuer will be deemed to exercise any call option that has the effect of decreasing the yield on the Note, and the U.S. Holder will be deemed to exercise any put option that has the effect of increasing the yield on the Note. If a Note has de minimis OID, a U.S. Holder must include the de minimis amount in income as stated principal payments are made on the Note, unless the holder makes the election described below under “Original Issue Discount – Election to Treat All Interest as Original Issue Discount”. A U.S. Holder can determine the includible amount with respect to each such payment by multiplying the total amount of the Note’s de minimis OID by a fraction equal to the amount of the principal payment made divided by the stated principal amount of the Note.

U.S. Holders holding Discount Notes must generally include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income and will generally have to include in income increasingly greater amounts of OID over the life of the Discount Notes. The amount of OID includible in income by a U.S. Holder with respect to a Discount Note is the sum of the daily portions of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Discount Note may be of any length selected by the U.S. Holder and may vary in length over the term of the Discount Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Discount Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note’s adjusted issue price at the beginning of the accrual period and the Discount Note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Discount Note allocable to the accrual period. The “adjusted issue price” of a Discount Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest payments.

Acquisition Premium. A U.S. Holder that purchases a Discount Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “Original Issue Discount – Election to Treat All Interest as Original Issue Discount”, is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the Note immediately after its purchase over the Note’s adjusted issue price and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note’s adjusted issue price.

Market Discount. A Note, other than a Short-Term Note, will generally be treated as purchased at a market discount (a “Market Discount Note”) if the Note’s stated redemption price at maturity or, in the case of a Discount Note, the Note’s “revised issue price” exceeds the amount for which the U.S. Holder purchased the Note by at least 0.25% of the Note’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of

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complete years to the Note’s maturity (or, in the case of a Note that is an instalment obligation, the Note’s weighted average maturity). If this excess is not sufficient to cause the Note to be a Market Discount Note, then the excess constitutes “de minimis market discount” and such Note is not subject to the rules discussed in the following paragraphs. For this purpose, the “revised issue price” of a Note generally equals its issue price, increased by the amount of any OID that has accrued on the Note and decreased by the amount of any payments previously made on the Note that were not qualified stated interest payments.

Any gain recognised on the maturity or disposition of a Market Discount Note (including any payment on a Note that is not qualified stated interest) will be treated as ordinary income to the extent that the gain does not exceed the accrued market discount on the Note. Alternatively, a U.S. Holder holding a Market Discount Note may elect to include market discount in income currently over the life of the Note. This election shall apply to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS. A U.S. Holder holding a Market Discount Note that does not elect to include market discount in income currently will generally be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Note that is in excess of the interest and OID on the Note includible in the U.S. Holder’s income, to the extent that this excess interest expense does not exceed the portion of the market discount allocable to the days on which the Market Discount Note was held by the U.S. Holder. Market discount will accrue on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant-yield method. This election applies only to the Note with respect to which it is made and is irrevocable.

Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under “Original Issue Discount – General” with certain modifications. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount, as adjusted by any amortisable bond premium (described below under “Notes Purchased at a Premium”) or acquisition premium. If a U.S. Holder makes this election for a Note, then, when the constant-yield method is applied, the issue price of the Note will equal its cost, the issue date of the Note will be the date of acquisition, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. However, if the Note has amortisable bond premium, the U.S. Holder will be deemed to have made an election to apply amortisable bond premium against interest for all debt instruments with amortisable bond premium, other than debt instruments the interest on which is excludible from gross income, held as of the beginning of the taxable year to which the election applies or any taxable year thereafter. If the election to apply the constant-yield method to all interest on a Note is made with respect to a Market Discount Note, the electing U.S. Holder will be treated as having made the election discussed above under “Original Issue Discount – Market Discount” to include market discount in income currently over the life of all debt instruments with market discount held or thereafter acquired by the U.S. Holder.

Variable Interest Rate Notes. Notes that provide for interest at variable rates (“Variable Interest Rate Notes”) will generally bear interest at a “qualified floating rate” and thus will be treated as “variable rate debt instruments” under

U.S. Treasury regulations governing accrual of OID. A Variable Interest Rate Note will qualify as a “variable rate debt instrument” if: (a) its issue price does not exceed the total non-contingent principal payments due under the Variable Interest Rate Note by more than a specified de minimis amount; and (b) it provides for stated interest, paid or compounded at least annually, at: (i) one or more qualified floating rates; (ii) a single fixed rate and one or more qualified floating rates; (iii) a single objective rate; or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Note is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed

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rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Note’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless the cap or floor is fixed throughout the term of the Note.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). Other variable interest rates may be treated as objective rates if so designated by the U.S. Internal Revenue Service (the “IRS”) in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Note will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Note’s term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Note’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If a Variable Interest Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the Note which is unconditionally payable in cash or property (other than debt instruments of the Issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with OID unless the Variable Interest Rate Note is issued at a “true” discount (i.e., at a price below the Note’s stated principal amount) in excess of a specified de minimis amount. OID on a Variable Interest Rate Note arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to: (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate; or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Note.

In general, any other Variable Interest Rate Note that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Note. Such a Variable Interest Rate Note must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Note. In the case of a Variable Interest Rate Note that qualifies as a “variable rate debt instrument” and provides

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for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Note provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Note as of the Variable Interest Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Note is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder holding the Variable Interest Rate Note will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Note during the accrual period.

If a Variable Interest Rate Note, such as a Note the payments on which are determined by reference to an index, does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Note will be treated as a contingent payment debt obligation. In general, final regulations that govern the U.S. federal income tax treatment of contingent payment debt obligations will cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a conventional non-contingent payment debt instrument. More specifically, the final regulations generally require a

U.S. Holder of such an instrument to include future contingent and non-contingent interest payments in income as such interest accrues based upon a projected payment schedule and comparable (i.e., estimated) yield. Moreover, in general, any gain recognised by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realised could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). A U.S. Holder who holds a Note that is treated as a contingent payment debt obligation should consult with their tax advisers for additional details, and the potential application of special rules.

Short-Term Notes. In general, an individual or other cash basis U.S. Holder holding a Short-Term Note is not required to accrue OID (calculated as set forth below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Notes on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain realised on the sale or other disposition of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or other disposition. U.S. Holders who are not required and do not elect to accrue OID on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realised.

For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Note are included in the Short-Term Note’s stated redemption price at maturity. A U.S. Holder may elect to determine OID on a Short-Term Note as if the Short-Term Note had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Note. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

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Foreign Currency Notes. OID for any accrual period on a Discount Note that is denominated in, or determined by reference to, a foreign currency will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder, as described above under “Payments of Interest”. Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or other disposition of a Note), a U.S. Holder will generally recognise exchange gain or loss, which will be ordinary gain or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Market discount on a Note that is denominated in, or determined by reference to, a foreign currency will be accrued by a U.S. Holder in the foreign currency. If the U.S. Holder elects to include market discount in income currently, the accrued market discount will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. Holder’s taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder will generally recognise U.S. source exchange gain or loss (which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID. A U.S. Holder that does not elect to include market discount in income currently will recognise, upon the disposition or maturity of the Note, the U.S. dollar value of the amount accrued, calculated at the spot rate in effect on that date, and no part of this accrued market discount will be treated as exchange gain or loss.

Notes Purchased at a Premium

A U.S. Holder that purchases a Note for an amount in excess of its principal amount or for a Discount Note, its stated redemption price at maturity, may elect to treat the excess as “amortisable bond premium”, in which case the amount required to be included in the U.S. Holder’s income each year with respect to interest on the Note will be reduced by the amount of amortisable bond premium allocable (based on the Note’s yield to maturity) to that year. In the case of a Note that is denominated in, or determined by reference to, a foreign currency, bond premium (including acquisition premium) will be computed in units of foreign currency, and any such bond premium that is taken into account currently will reduce interest income in units of the foreign currency. On the date bond premium offsets interest income, a U.S. Holder will generally recognise U.S. source exchange gain or loss (taxable as ordinary income or loss) measured by the difference between the spot rate in effect on that date, and on the date the Notes were acquired by the U.S. Holder. Any election to amortise bond premium shall apply to all bonds (other than bonds the interest on which is excludable from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS. See also “Original Issue Discount – Election to Treat All Interest as Original Issue Discount”. A U.S. Holder that does not elect to take bond premium (other than acquisition premium) into account currently will decrease the amount of gain or increase the amount of loss otherwise recognised on the disposition of the Note.

Sale, Redemption, Retirement or Other Disposition of Notes

A U.S. Holder’s adjusted tax basis in a Note will generally be its cost, increased by the amount of any OID or market discount included in the U.S. Holder’s income with respect to the Note and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. Holder’s income with respect to the Note, and reduced by: (i) the amount of any payments that are not qualified stated interest payments; and (ii) the amount of any amortisable Note premium applied to reduce interest on the Note. A U.S. Holder’s adjusted tax basis in a Note that is denominated in, or determined by reference to, a foreign currency (a “Foreign Currency Note”) will be determined by reference to the U.S. dollar cost of the Notes. The U.S. dollar cost of a Note purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable U.S. Treasury regulations, that are purchased by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the purchase.

A U.S. Holder will generally recognise gain or loss on the sale, redemption, retirement or other disposition of a Note equal to the difference between the amount realised on the sale, redemption, retirement or other disposition and the

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U.S. Holder’s adjusted tax basis of the Note. For these purposes, the amount realised does not include any amount attributable to accrued but unpaid qualified stated interest on the Note. Amounts attributable to accrued but unpaid qualified stated interest are treated as payments of interest as described under “Payments of Interest.” The amount realised on a sale or other disposition for an amount in foreign currency will be the U.S. dollar value of this amount on the date of sale, redemption, retirement or other disposition or, in the case of Notes traded on an established securities market, as defined in the applicable U.S. Treasury regulations, sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the sale. Such an election by an accrual basis U.S. Holder must be applied consistently from year to year and cannot be revoked without the consent of the IRS. Except to the extent described above under “Original Issue Discount – Market Discount” or “Original Issue Discount – Short-Term Notes” or attributable to accrued but unpaid interest or changes in exchange rates, gain or loss recognised on the sale, redemption, retirement or other disposition of a Note will be capital gain or loss and will generally be treated as from U.S. sources for purposes of the U.S. foreign tax credit limitation. In the case of a U.S. Holder that is an individual, estate or trust, the maximum marginal federal income tax rate applicable to capital gains is currently lower than the maximum marginal rate applicable to ordinary income if the Notes are held for more than one year. The deductibility of capital losses is subject to significant limitations.

Gain or loss recognised by a U.S. Holder on the sale, redemption, retirement or other disposition of a Note that is attributable to changes in exchange rates will be treated as U.S. source ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realised on the transaction.

Disposition of Foreign Currency

Foreign currency received as interest on a Note or on the sale, redemption, retirement or other disposition of a Note will have a tax basis equal to its U.S. dollar value at the time the interest is received or at the time of the sale, redemption, retirement or other disposition. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognised on a sale, redemption, retirement or other disposition of a foreign currency (including its use to purchase Notes or an exchange for U.S. dollars) will be U.S. source ordinary income or loss.

Backup Withholding and Information Reporting

In general, payments of principal, interest and accrued OID on, and the proceeds of a sale, redemption, retirement or other disposition of, the Notes, payable to a U.S. Holder by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding will apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or otherwise to comply with the applicable backup withholding requirements. Certain U.S. Holders are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against such person’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Disclosure Requirements

U.S. Treasury regulations meant to require the reporting of certain tax shelter transactions (“Reportable Transactions”) could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the U.S. Treasury regulations, certain transactions with respect to the Notes may be characterised as Reportable Transactions including, in certain circumstances, a sale, redemption, retirement or other taxable disposition of a Foreign Currency Note. Persons considering the purchase of such Notes should consult with their tax advisers to determine the tax return obligations, if any, with respect to an investment in such Notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Foreign Account Tax Compliance Act

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Pursuant to certain provisions of the Code, commonly known as FATCA, a foreign financial institution (as defined by FATCA) may be required to withhold on certain payments it makes to persons that fail to meet certain certification, reporting or related requirements. This withholding tax could apply to all interest on Notes unless the Note holder and each non-U.S. person or entity in the chain of payment complies with the applicable information reporting, account identification, withholding certification and other FATCA-related requirements.

A number of jurisdictions have entered into, or have agreed in substance to, intergovernmental agreements with the United States to implement FATCA (“IGAs”), which modify the way in which FATCA applies in their jurisdictions. While the existence of such agreements will not eliminate the risk that the Notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or investors that hold Notes indirectly through financial institutions in) those countries.

Holders should consult their own tax advisers regarding how these rules may apply to their investment in Notes. In the event any withholding would be required pursuant to FATCA or an IGA with respect to payments on the Notes, no person will be required to pay additional amounts as a result of the withholding.

Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences to a Non-U.S. Holder (as defined below) of the ownership and disposition of Notes.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is for U.S. federal income tax purposes: (i) a non-resident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust.

Under U.S. federal income tax law now in effect, and subject to the discussion below concerning information reporting and backup withholding:

(a)

payments of principal and interest (including OID) on a Note by the Issuer or any of its paying agents to any Non-U.S. Holder will not be subject to U.S. federal withholding tax; provided, however, that in the case of amounts treated as interest on a Note other than a Note with a maturity of 183 days or less: (i) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote within the meaning of Section 871(h)(3) of the Code; (ii) such holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to the Issuer through stock ownership; (iii) such holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code; (iv) such amounts are not considered payments of “contingent interest” described in Section 871(h)(4) of the Code (relating primarily to interest based on or determined by reference to income, profits, cash flow, sales, dividends or other comparable attributes of the obligor or a party related to the obligor); (v) the Non-U.S. Holder provides the Issuer, or its paying agent, with an IRS Form W-8BEN or W-8BEN-E (or other appropriate type of IRS Form W-8 or other documentation as permitted by official IRS guidance); and (vi) the Non-U.S. Holder provides the Issuer, or its paying agent, any required information with respect to its direct and indirect U.S. owners as required pursuant to FATCA or, if the Notes are held through, or such holder is, a foreign financial institution (as defined under FATCA), such foreign financial institution complies with its obligations under FATCA (either pursuant to an agreement with the U.S. government or in accordance with local law) or is otherwise exempt from FATCA;

(b)

a Non-U.S. Holder of a Note will not be subject to U.S. federal income tax on any gain realised on the sale, redemption, retirement or other disposition of a Note unless: (i) such gain or income is effectively connected with a trade or business in the United States of the Non-U.S. Holder; or (ii) in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of such sale, redemption, retirement or other disposition and either such individual has a “tax home” (as defined in Section 911(d)(3) of the

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Code) in the United States or the gain is attributable to an office or other fixed place of business maintained by such individual in the United States; and

(c)

a Note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of such individual’s death if at the time of death: (i) the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote; (ii) payments with respect to the Note would not have been effectively connected with a U.S. trade or business of such individual; and (iii) no amount payable on the Note would be considered to be a payment of “contingent interest” as set forth in Section 871(h)(4) of the Code (as described in paragraph (a) above).

If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular U.S. federal income tax on such interest in the same manner as if it were a U.S. Holder. In addition, if such a holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Backup Withholding and Information Reporting

Generally, the amount of interest and principal paid to a Non-U.S. Holder by the Issuer and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding or additional information reporting requirements with respect to payments of interest that the Issuer makes, provided certain certification requirements have been satisfied and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. As part of the certification requirements, a Non-U.S. Holder must provide its name and address, and certify, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable form) or, if a Non-U.S. Holder holds the Notes through certain foreign intermediaries or certain foreign partnerships, the Non-U.S. Holder and the foreign intermediary or foreign partnership must satisfy the certification requirements of applicable Treasury regulations.

In addition, payments on the sale, redemption, retirement or other disposition of a Note to a Non-U.S. Holder generally will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or other disposition (including a retirement or redemption) of a note within the United States or conducted through certain U.S. Middlemen, as defined below, unless the certification requirements described above have been satisfied and the payor does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or a Non-U.S. Holder otherwise establishes an exemption.

Non-U.S. Holders of Notes should consult their tax advisers regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

“U.S. Middleman” means: (i) a U.S. person; (ii) a controlled foreign corporation for U.S. tax purposes; (iii) a foreign person 50% or more of whose gross income is derived from its conduct of a U.S. trade or business for a specified three-year period; (iv) a foreign partnership engaged in a U.S. trade or business or in which U.S. persons hold more than 50% of the income or capital interests; or (v) certain U.S. branches of foreign banks or insurance companies.

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The Proposed Financial Transactions Tax (“FTT”)

On 14 February 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (each, other than Estonia, a “participating Member State”). Estonia has since withdrawn from the group of states willing to introduce the FTT.

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances. Primary market transactions referred to in Article 5(c) of Regulation (EC) No 1287/2006 are expected to be exempt.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

However, the FTT proposal remains subject to negotiation between participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate.

Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT.

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SUBSCRIPTION AND SALE

Notes may be sold from time to time by the Issuer to any one or more of the Dealers. The arrangements under which Notes may from time to time be agreed to be sold by each Issuer to, and subscribed by, Dealers are set out in an amended and restated Programme Agreement (such Programme Agreement as amended and/or supplemented and/or restated from time to time, the “Programme Agreement”) dated 17 February 2023 and made between each Issuer, the Guarantor and the Dealers. If in the case of any Tranche of Notes the method of distribution is an agreement between each Issuer, the Guarantor and a single Dealer for that Tranche to be issued by the Issuer and subscribed by that Dealer, the method of distribution will be described in the relevant Pricing Supplement as “Non-Syndicated” and the name of that Dealer and any other interest of that Dealer which is material to the issue of that Tranche beyond the fact of the appointment of that Dealer will be set out in the relevant Pricing Supplement. If in the case of any Tranche of Notes the method of distribution is an agreement between the Issuer, the Guarantor (where applicable) and more than one Dealer for that Tranche to be issued by the Issuer and subscribed by those Dealers, the method of distribution will be described in the relevant Pricing Supplement as “Syndicated”, the obligations of those Dealers to subscribe the relevant Notes will be joint and several and the names of those Dealers and any other interests of any of those Dealers which is material to the issue of that Tranche beyond the fact of the appointment of those Dealers (including whether any of those Dealers has also been appointed to act as Stabilisation Manager in relation to that Tranche) will be set out in the relevant Pricing Supplement.

United States

Each Dealer has represented, acknowledged and agreed, and each further Dealer appointed under the Programme will be required to represent, acknowledge and agree, that:

(i)

the Notes and the Guarantee have not been and will not be registered under the Securities Act or any other securities laws and are being offered for resale in transactions that do not require registration under the Securities Act or any other securities laws;

(ii)

unless so registered, the Notes and the Guarantee will not be offered, sold or otherwise transferred except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any other applicable securities laws, and in each case in compliance with the conditions for transfer set forth below;

(iii)

it is not a U.S. person (as defined in Regulation S) or purchasing for the account or benefit of a U.S. person, other than a distributor (as defined in Rule 902 of Regulation S), and it is purchasing Notes in an offshore transaction in accordance with Regulation S;

(iv)

it has not offered or sold, and will not offer or sell, the Notes (a) as part of their distribution at any time or (b) otherwise until 40 days after the later of the commencement of the offering and the issue date of the Notes, within the United States or to, or for the account or benefit of, U.S. persons; and

(v)

it will have sent to each distributor or Dealer to which it sells Notes during such 40-day period a confirmation or other notice setting forth the restrictions on offers and sales of the Notes within the United States or to, or for the account or benefit of, U.S. persons.

In addition, until 40 days after the commencement of the offering of the Notes, an offer or sale of Notes within the United States by any dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with an available exemption from registration under the Securities Act.

Terms used in the preceding paragraphs and not otherwise defined in this Base Listing Particulars have the meanings given to them in Regulation S.

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Kingdom of Sweden

This Base Listing Particulars is not a prospectus and has not been prepared in accordance with the prospectus requirements provided for in the EU Prospectus Regulation, the Act on Supplementary Provisions to the EU Prospectus Regulation (lag (2019:414) med kompletterande bestämmelser till EU:s prospektförordning) nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority (Finansinspektionen) nor any other Swedish public body has examined, approved or registered this Base Listing Particulars or will examine, approve or register this Base Listing Particulars.

Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy or sell any Notes or distribute any draft or definite document in relation to any such offer, invitation or sale in the Kingdom of Sweden except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the EU Prospectus Regulation, the Act on Supplementary Provisions to the EU Prospectus Regulation nor any other Swedish enactment.

Prohibition of sales to UK Retail Investors

Unless the Pricing Supplement in respect of any Notes specifies “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by this Base Listing Particulars as completed by the Pricing Supplement, as the case may be in relation thereto to any retail investor in the United Kingdom. For the purposes of this provision, the expression retail investor means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA.

Other regulatory restrictions in the United Kingdom

Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that:

(a)

in relation to any Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and

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(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA Retail Investors

Unless the Pricing Supplement in respect of any Notes specifies “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, each of the Dealers has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Singapore

Each Dealer has acknowledged, and each further Dealer appointed under the Programme will be required to acknowledge, that this Base Listing Particulars has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Dealer has represented, warranted and agreed, and each further Dealer appointed under the Programme will be required to represent, warrant and agree, that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this Base Listing Particulars or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

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(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

General

Each of the Dealers has agreed to observe, to the best of its knowledge and belief, all applicable laws and regulations in each jurisdiction in or from which it may acquire, offer, sell or deliver Notes or has in its possession or distribute this Base Listing Particulars or any other offering material relating to the Notes.

No action has been, or will be, taken in any country or jurisdiction that would permit a public offering of the Notes, or the possession or distribution of this Base Listing Particulars or any other offering material relating to the Notes, in any country or jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this Base Listing Particulars nor any circular, form of application, advertisement or other offering material relating to the Notes may be distributed in or from, or published in, any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations and all offers and sales of Notes by it will be made on the same terms.

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GENERAL INFORMATION

Authorisation

The update of the Programme and the issue of Notes was authorised by the Funding Committee of the Board of Directors of the Issuer on 14 February 2023 and by the Board of Directors of the Guarantor on 14 February 2023. The Issuer and the Guarantor have obtained or will obtain from time to time all necessary consents, approvals and authorisations in connection with the issue of and performance of their obligations under the Notes and the giving of the guarantee relating to them.

Listing

Application has been made for Notes issued under the Programme to be listed on the Official List and admitted to trading on GEM for a period of 12 months from the date of these Base Listing Particulars. Walker Listing Services Limited is acting solely in its capacity as listing agent for the Issuer (and not on its own behalf) in connection with the application.

Legal Entity Identifier (“LEI”)

The LEI code of the Issuer is A23RUXWKASG834LTMK28.

Clearing of the Notes

The Notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg. The appropriate common code and International Securities Identification Number (ISIN), Financial Instrument Short Name (FISN) and Classification of Financial Instruments (CFI) code (as applicable) for each issue allocated by Euroclear and Clearstream, Luxembourg and details of any other relevant clearance system(s) will be contained in the applicable Pricing Supplement.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, S.A., 42 Avenue JF Kennedy, L-1855 Luxembourg.

Documents Available

For so long as the Notes are listed on the Official List and admitted to trading on GEM, copies of the following documents may be inspected in physical form during normal business hours at the registered office of the Issuer at Klarabergsviadukten 70, Section B7, 7th Floor, Box 70381, SE-111 64, Stockholm, Sweden:

(a)	the constitutive documents of the Issuer and the Guarantor;

(b)	the Documents Incorporated by Reference;

(c)	the Agency Agreement (which contains the forms of the Notes in global and definitive forms);

(d)	the Guarantee; and

(e)	the Deed of Covenant.

Issue Price and Yield

Notes may be issued at any price. The issue price of each Tranche of Notes to be issued under the Programme will be determined by the Issuer, the Guarantor and the relevant Dealer(s) at the time of issue in accordance with prevailing market conditions and the issue price of the relevant Notes or the method of determining the price and the process for its disclosure will be set out in the applicable Pricing Supplement.

In relation to any Tranche of Fixed Rate Notes, an indication of yield of each Tranche of such Notes will be set out in the applicable Pricing Supplement and will be calculated as of the relevant issue date on an annual or semi-annual basis using the relevant issue price. It will not be an indication of future yield.

– 117 –	Hogan Lovells

Significant or Material Change

There has been no significant change in the financial or trading position of the Issuer, the Guarantor or the Group, and no material adverse change in the prospects of the Issuer, the Guarantor or the Group since 31 December 2022.

Material Contracts

There are, at the date of this Base Listing Particulars, no material contracts that are not entered into in the ordinary course of the Group business, which could result in any member of the Group being under an obligation or entitlement that is material to the Issuer’s or the Guarantor’s ability to meet its obligations to Noteholders in respect of the Notes being issued.

Legal and Administrative Proceedings

Except as disclosed at Note 17 (Contingent Liabilities) to the 2022 Consolidated Financial Statements, neither the Issuer nor the Guarantor nor any other member of the Group is or has been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuer or the Guarantor is aware) in the 12 months preceding the date of this Base Listing Particulars which may have or have in such period had a significant effect on the financial position or profitability of the Issuer, the Guarantor or the Group.

Information relating to the Guarantor

The Guarantor, a wholly-owned subsidiary of the Issuer, was incorporated on 4 April 1989 under the laws of the State of Indiana with registered number 1989040123. The address of the Guarantor is 3350 Airport Road, Ogden, Utah 84405 and its telephone number is +1 801 625 8200. The address of the Guarantor’s registered office in the State of Indiana is 150 West Market Street, Suite 800, Indianapolis, IN, 46204.

The Guarantor is an operating company within the Group owning certain assets and subsidiaries comprising part of the Group’s Passive Safety business segment, and the Guarantor contributes to the EBITDA and total consolidated assets of the Group (as illustrated in the following paragraphs).

The Guarantor will, pursuant to the Guarantee, unconditionally and fully guarantee, the due and punctual payment of all sums from time to time payable by the Issuer in respect of the Notes. The financial information presented in the Base Listing Particulars is the audited consolidated financial information of the Issuer, which includes both Guarantor and non-guarantor subsidiaries.

Based on the consolidated financial information of the Group as at and for the year ended 31 December 2022:

(i)

the Guarantor recorded an EBITDA of US$170.1 million and total assets of US$3,039.0 million, representing 16.7% and 39.4%, respectively, of the Group’s EBITDA and total consolidated assets. The Guarantor recorded total assets of US$975.6 million excluding intercompany assets amounting to US$2,063.4 million, representing 12.6% of the Group’s total consolidated assets;

(ii)

the members of the Group other than the Issuer and the Guarantor (the “Non-obligors”) collectively recorded an aggregate EBITDA of US$483.6 million and total assets of US$3,944.5 million (excluding total Guarantor assets of US$3,039.0 million), representing 47.3% and 51.1%, respectively, of the Group’s EBITDA and total consolidated assets. The Non-obligors recorded total assets of US$6,481.1 million (excluding intercompany assets amounting to US$2,536.6 million) representing 84.0% of the Group’s total consolidated assets;

(iii)

the Guarantor recorded total liabilities of US$1,824.1 million, representing 35.8% of the Group’s total consolidated liabilities. The Guarantor recorded total liabilities of US$1,685.8 million excluding intercompany liabilities amounting to US$138.3 million, representing 33.1% of the Group’s total consolidated liabilities;

(iv)

the Non-obligors collectively recorded total liabilities of US$667.9 million, representing 13.1% of the Group’s total consolidated liabilities. The Non-obligors collectively recorded total liabilities of US$2,725.8

– 118 –	Hogan Lovells

million (excluding intercompany liabilities amounting to US$2,057.9 million), representing 53.5% of the Group’s total consolidated liabilities;

(v)

the Issuer recorded EBITDA of US$368.0 million and total assets of US$733.8 million, representing 36.0% and 9.5%, respectively, of the Group’s EBITDA and total consolidated assets. The Issuer recorded total assets of US$260.6 million including shares in Group companies of US$212.3 million but excluding intercompany assets amounting to US$473.2 million, representing 3.4% of the Group’s total consolidated assets; and

(vi)

the Issuer recorded total liabilities of US$2,599.1 million, representing 51.1% of the Group’s total consolidated liabilities. The Issuer recorded total liabilities of US$679.5 million excluding intercompany liabilities amounting to US$1,919.6 million, representing 13.3% of the Group’s total consolidated liabilities.

Other than as disclosed in this Base Listing Particulars, there are currently no encumbrances on the Guarantor’s assets that could materially affect its ability to meet its obligations under the Guarantee. Although the Guarantor may be affected by some or all the general risks set out in “Risk Factors — Risks Related to the Group’s Business” and “Risk Factors — Risks Related to the Group’s Industry”, the Issuer and the Guarantor do not believe there are any risks specific to the Guarantor that could adversely impact on its Guarantee.

Auditors

The auditors of the Issuer are Ernst & Young AB (independent auditors, authorised and regulated by the Supervisory Board of Public Accountants — Revisorsnämnden), with Erik Sandström (member of FAR, the institute for the accountancy profession in Sweden) as the auditor-in-charge, who have audited the Issuer’s accounts, without qualification, in accordance with the Public Company Accounting Oversight Board Standards for the fiscal years ended on 31 December 2021 and 31 December 2022. Ernst & Young AB has no financial interest in the Group.

Conflicts

The Arranger, Dealers and their affiliates may have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform services to, the Issuer and/or the Guarantor and their respective affiliates in the ordinary course of business. The Arranger, the Dealers and their affiliates may have positions, deal or make markets in the Notes, related derivatives and reference obligations, including (but not limited to) entering into hedging strategies on behalf of the Issuer and its affiliates, investor clients, or as principal in order to manage their exposure, their general market risk, or other trading activities.

In addition, in the ordinary course of their business activities, the Arranger, the Dealers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuer, the Guarantor or their respective affiliates. The Arranger, the Dealers or their affiliates that have a lending relationship with the Issuer and the Guarantor routinely hedge their credit exposure to the Issuer and the Guarantor consistent with their customary risk management policies. Typically, the Arranger, the Dealers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities, including potentially the Notes. Any such short positions could adversely affect future trading prices of Notes. The Arranger, the Dealers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

– 119 –	Hogan Lovells

PRICING SUPPLEMENT

Form of Pricing Supplement

The Pricing Supplement in respect of each Tranche of Notes will be substantially in the following form, duly completed to reflect the particular terms of the relevant Notes and their issues. Text in this section appearing in italics does not form part of the form of the Pricing Supplement but denotes directions for completing the Pricing Supplement.

[PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”) or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.]1

[PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services Market Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.]

[MIFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in [Directive 2014/65/EU (as amended, “MiFID II”)][MiFID II]; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. [Consider any negative target market]. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer[‘s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[‘s/s’] target market assessment) and determining appropriate distribution channels.]

[UK MIFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA

[1]

Legend to be included on front of the Pricing Supplement if the Notes potentially constitute “packaged” products and no key information document will be prepared or the issuer wishes to prohibit offers to EEA retail investors for any other reason, in which case the selling restriction should be specified to be “Applicable”.

– 120 –	Hogan Lovells

Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. [Consider any negative target market]. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.]

[Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore, as modified or amended from time to time (the “SFA”) - [To insert notice if classification of the Notes is not “prescribed capital markets products”, pursuant to Section 309B of the SFA or Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products)].]2

[The offering of the [securities] in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) [because such offering is made to professional clients within the meaning of the FinSA only] because the [securities] have a minimum denomination of CHF 100,000 (or equivalent in another currency) or more] [because (add description of other exemption pursuant to articles 36 and 37 FinSA)[and the [securities] will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland]3. This [document] does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the [securities].]

[2]	Relevant Dealer(s) to consider whether it / they have received the necessary product classification from the Issuer prior to the launch of the offer, pursuant to Section 309B of the SFA.
[3]	Insertion of this language in italics is optional.

– 121 –	Hogan Lovells

NO PROSPECTUS IS REQUIRED IN ACCORDANCE WITH REGULATION (EU) 2017/1129 FOR THE ISSUE OF NOTES DESCRIBED BELOW.

[Date]

Autoliv, Inc.

Legal entity identifier (LEI): A23RUXWKASG834LTMK28

Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]

Guaranteed by Autoliv ASP, Inc.

under the €3,000,000,000

Euro Medium Term Note Programme

PART A – CONTRACTUAL TERMS

This document constitutes the Pricing Supplement for the Notes described herein. This document must be read in conjunction with the Base Listing Particulars dated 17 February 2023 [as supplemented by the supplement[s] dated [date[s]]] (the “Base Listing Particulars”). Full information on the Issuer, the Guarantor and the offer of the Notes is only available on the basis of the combination of this Pricing Supplement and the Base Listing Particulars. Copies of the Base Listing Particulars may be obtained during normal business hours at the Issuer’s registered office at Klarabergsviadukten 70, Section B7, 7th Floor, Box 70381, SE-111 64, Stockholm, Sweden.

[Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the “Conditions”) set forth in the Base Listing Particulars [dated [original date] [and the supplement dated [date]] which are incorporated by reference in the Base Listing Particulars].4

[Include whichever of the following apply or specify as “Not Applicable”. Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs or subparagraphs. Italics denote directions for completing the Pricing Supplement.]

[If the Notes have a maturity of less than one year from the date of their issue, the minimum denomination may need to be £100,000 or its equivalent in any other currency.]

[The Issuer intends to use the proceeds of the issuance of the Notes ([ ] before taking into account commissions, fees and expenses) for general corporate purposes / for Eligible Projects]

[When completing this Pricing Supplement or adding any other terms and conditions or information, consideration should be given as to whether such terms or information constitute a significant change affecting any matter contained in the Base Listing Particulars or a significant new matter, the inclusion of information in respect of which would have been so required if it had arisen at the time when the Base Listing Particulars were prepared and consequently trigger the need for a supplement to the Base Listing Particulars under the rules of Euronext Dublin].

1.	(a)	Series Number:	[ ]

	(b)	Tranche Number:	[ ]

	(c)	Date on which the Notes will be consolidated and form a single Series:	[The Notes will be consolidated and form a single Series with [identify earlier Tranches] on [the Issue Date/ [date]][Not Applicable]

[4]	Only include this language where it is a fungible issue and the original Tranche was issued under Base Listing Particulars with a different date.

– 122 –	Hogan Lovells

2.	Specified Currency or Currencies:		[ ]

3.	Aggregate Nominal Amount:

	(a)	Series:	[ ]

	(b)	Tranche:	[ ]

4.	Issue Price:		[ ]% of the Aggregate Nominal Amount [plus accrued interest from [insert date] (if applicable)]

5.	(a)	Specified Denominations:	[ ]

	(b)	Calculation Amount (in relation to calculation of interest in global form see Conditions):	[ ]

(If only one Specified Denomination, insert the Specified Denomination. If more than one Specified Denomination, insert the highest common factor. Note: There must be a common factor in the case of two or more Specified Denominations.)

6.	(a)	Issue Date:	[ ]

	(b)	Interest Commencement Date:	[specify/Issue Date/Not Applicable]

(N.B. An Interest Commencement Date will not be relevant for certain Notes, for example Zero Coupon Notes.)

7.	Maturity Date:		[Specify date or for

Floating Rate Notes - Interest Payment Date falling in or nearest to [specify month and year]]

8.	Interest Basis:		[[ ]% Fixed Rate]

[[specify Reference Rate] +/- [ ]% Floating Rate]

[Zero Coupon]

[Index Linked Interest]

[Dual Currency Interest]

[specify other]

(further particulars specified below)

9.	Redemption/Payment Basis:		[Redemption at par]

[Index Linked Redemption]

[Dual Currency Redemption]

[Partly Paid]

[Instalment]

[specify other]

– 123 –	Hogan Lovells

10.	Change of Interest Basis or Redemption/Payment Basis:		[Specify details of any provision for change of Notes into another Interest Basis or Redemption/Payment Basis][Not Applicable]

11.	Put/Call Options:		[Investor Put]

[Change of Control Put]

[Issuer Call]

[(further particulars specified below)]

12.	[Date [Board] approval for issuance of Notes [and Guarantee] obtained:		[ ] [and [ ], respectively]]

(N.B. Only relevant where Board (or similar) authorisation is required for the particular tranche of Notes or related Guarantee)

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

13.	Fixed Rate Note Provisions		[Applicable/Not Applicable]

(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Rate[(s)] of Interest:	[ ]% per annum payable in arrear on each Interest Payment Date

	(b)	Interest Payment Date(s):	[ ] in each year up to and including the Maturity Date

(Amend appropriately in the case of irregular coupons)

	(c)	Fixed Coupon Amount(s) for Notes in definitive form (and in relation to Notes in global form see Conditions):	[[ ] per Calculation Amount][Not Applicable]

	(d)	Broken Amount(s) for Notes in definitive form (and in relation to Notes in global form see Conditions):	[[ ] per Calculation Amount, payable on the Interest Payment Date falling [in/on] [ ]][Not Applicable]

	(e)	Day Count Fraction:	[30/360/Actual/Actual (ICMA)/specify other]

	(f)	[Determination Date(s):	[[ ] in each year][Not Applicable]

(Only relevant where Day Count Fraction is Actual/Actual (ICMA). In such a case, insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon)]

	(g)	Other terms relating to the method of calculating interest for Fixed Rate Notes:	[None/Give details]

14.	Floating Rate Note Provisions		[Applicable/Not Applicable]

(If not applicable, delete the remaining subparagraphs of this paragraph)

– 124 –	Hogan Lovells

(a)	Specified Period(s)/Specified Interest Payment Dates:

[    ][, subject to adjustment in accordance with the Business Day Convention set out in (b) below/, not subject to any adjustment, as the Business Day Convention in (b) below is specified to be Not Applicable]

(b)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/ Preceding Business Day Convention/[specify other]] [Not Applicable]

(c)	Additional Business Centre(s):	[ ]

(d)	Manner in which the Rate of Interest and Interest Amount is to be determined:	[Screen Rate Determination//specify other]

(e)	Party responsible for calculating the Rate of Interest and Interest Amount (if not the Agent):	[ ] (the “Calculation Agent”)

(f)	Screen Rate Determination:

	• Reference Rate:	[ ] month [EURIBOR/specify other Reference Rate] (Additional information is required if other Reference Rate, including fallback provisions.)[Compounded Daily SONIA]

	• Interest Determination Date(s):	[ ]

(Second day on which the TARGET2 System is open prior to the start of each Interest Period if EURIBOR) (Specify date prior to end of each Interest Period if SONIA)

	• Relevant Screen Page:	[ ]

	• Observation Look-back Period:	[ ][Not Applicable]

	• Reference Rate Replacement:	[Applicable/Not Applicable]

(g)	Linear Interpolation:	[Not Applicable/Applicable – the Rate of Interest for the [long/short] [first/last] Interest Period shall be calculated using Linear Interpolation (specify for each short or long interest period)]

(h)	Margin(s):	[+/-] [ ]% per annum

(i)	Minimum Rate of Interest:	[ ]% per annum

(j)	Maximum Rate of Interest:	[ ]% per annum

(k)	Day Count Fraction:	[Actual/Actual (ISDA)] [Actual/Actual]

[Actual/365 (Fixed)]

– 125 –	Hogan Lovells

[Actual/365 (Sterling)]

[Actual/360]

[30/360][360/360][Bond Basis]

[30E/360][Eurobond Basis]

[30E/360 (ISDA)]

[Other]

	(l)	Fallback provisions, rounding provisions and any other terms relating to the method of calculating interest on Floating Rate Notes, if different from those set out in the Conditions:	[ ]

15.	Zero Coupon Note Provisions		[Applicable/Not Applicable]

(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Accrual Yield:	[ ]% per annum

	(b)	Reference Price:	[ ]

	(c)	Any other formula/basis of determining amount payable for Zero Coupon Notes:	[ ]

	(d)	Day Count Fraction in relation to Early Redemption Amounts:	[30/360]

[Actual/360]

[Actual/365]

16.	Index Linked Interest Note		[Applicable/Not Applicable]

(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Index/Formula:	[give or annex details]

	(b)	Calculation Agent	[give name]

	(c)	Party responsible for calculating the Rate of Interest (if not the Calculation Agent) and Interest Amount (if not the Agent):	[ ]

	(d)	Provisions for determining Coupon where calculation by reference to Index and/or Formula is impossible or impracticable:	[need to include a description of market disruption or settlement disruption events and adjustment provisions]

	(e)	Specified Period(s)/Specified Interest Payment Dates:	[ ]

– 126 –	Hogan Lovells

	(f)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/ Preceding Business Day Convention/specify other]

	(g)	Additional Business Centre(s):	[ ]

	(h)	Minimum Rate of Interest:	[ ]% per annum

	(i)	Maximum Rate of Interest:	[ ]% per annum

	(j)	Day Count Fraction:	[ ]

	(k)	Index Information:	[index information to be obtained/indication of past and future index performance/volatility]

17.	Dual Currency Interest Note Provisions		[Applicable/Not Applicable]

(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Rate of Exchange/method of calculating Rate of Exchange:	[give or annex details]

	(b)	Party, if any, responsible for calculating the principal and/or interest due (if not the Agent):	[ ] (the “Calculation Agent”)

	(c)	Provisions applicable where calculation by reference to Rate of Exchange impossible or impracticable:	[need to include a description of market disruption or settlement disruption events and adjustment provisions]

	(d)	Person at whose option Specified Currency(ies) is/are payable:	[ ]

PROVISIONS RELATING TO REDEMPTION

18.	Notice periods for Condition 7.2:		Minimum period: [30] days

Maximum period: [60] days

19.	Issuer Call:		[Applicable/Not Applicable]

(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Optional Redemption Date(s):	[date]/[Any date from and including [date] to but excluding [date]]

	(b)	Optional Redemption Amount and method, if any, of calculation of such amount(s):	[[ ] per Calculation Amount/[Spens Amount/Make-whole Amount] specify other/see Appendix]

(If Spens Amount or Make-whole Amount is selected, include items (i) to (iii) below or relevant options as are set out in the Conditions)

		(i) Redemption Margin:	[ ]%

– 127 –	Hogan Lovells

		(ii) Reference Bond:	[ ]

		(iii) Quotation Time:	[ ]

	(c)	If redeemable in part:

		(i) Minimum Redemption Amount:	[ ]

		(ii) Maximum Redemption Amount:	[ ]

	(d)	Notice periods:	Minimum period: [15] days

Maximum period: [30] days

(N.B. When setting notice periods, the Issuer is advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems (which require a minimum of 5 clearing system business days’ notice for a call) and custodians, as well as any other notice requirements which may apply, for example, as between the Issuer and the Agent.)

20.	Investor Put:		[Applicable/Not Applicable]

(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Optional Redemption Date(s):	[ ]

	(b)	Optional Redemption Amount and method, if any, of calculation of such amount(s):	[[ ] per Calculation Amount/specify other/see Appendix]

	(c)	Notice periods:	Minimum period: [15] days

Maximum period: [30] days

(N.B. When setting notice periods, the Issuer is advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems (which require a minimum of 15 clearing system business days’ notice for a put) and custodians, as well as any other notice requirements which may apply, for example, as between the Issuer and the Agent [or Trustee].)

21.	Change of Control Put:		[Applicable/Not Applicable]

22.	Final Redemption Amount:		[[ ] per Calculation Amount/specify other/see Appendix]

– 128 –	Hogan Lovells

23.	Early Redemption Amount payable on redemption for taxation reasons, redemption following a Change of Control or on event of default and/or the method of calculating the same (if required):	[[ ] per Calculation Amount/specify other/see Appendix]

(N.B. If the Final Redemption Amount is 100% of the nominal value (i.e. par), the Early Redemption Amount is likely to be par (but consider). If, however, the Final Redemption Amount is other than 100% of the nominal value, consideration should be given as to what the Early Redemption Amount should be.)

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24.	Form of Notes:	Registered Notes

[Global Note registered in the name of a nominee for [a common depositary for Euroclear and Clearstream, Luxembourg/a common safekeeper for Euroclear and Clearstream, Luxembourg (that is held under the NSS)]

25.	Additional Financial Centre(s):	[Not Applicable/give details]

(Note that this paragraph relates to the date of payment and not the end dates of Interest Periods for the purposes of calculating the amount of interest, to which sub-paragraphs 14(c) and 16(g) relate)

26.

Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment.

[Not Applicable/give details, including relevant further conditions relating to the Partly Paid Notes (e.g. interest, early redemption, redemption, subscription procedures, subscription amounts and/or timings) and annex to this Pricing Supplement, where appropriate, any related notices including any form of subscription amount notice]

27.	Details relating to Instalment Notes:	[Applicable/Not Applicable]

(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a) Instalment Amount(s):	[give details]

	(b) Instalment Date(s):	[give details]

28.	Other terms or special conditions:	[Not Applicable/give details]

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RESPONSIBILITY

The Issuer and the Guarantor accept responsibility for the information contained in this Pricing Supplement. [[Relevant third party information] has been extracted from [specify source]. Each of the Issuer and the Guarantor confirms that such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading.

Signed on behalf of Autoliv, Inc.:	Signed on behalf of Autoliv ASP, Inc.:

By:	By:

Duly authorised	Duly authorised

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PART B – OTHER INFORMATION

1.	LISTING

[Application [has been made/is expected to be made] by the Issuer (or on its behalf) to [The Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) for the Notes to be admitted to the official list and to trading on the Global Exchange Market of Euronext Dublin] [specify market – note this must not be a regulated market] with effect from [    ].]

[Not Applicable]

2.	RATINGS

	Ratings:		[The Notes to be issued [[have been]/[are expected to be]] rated [insert details] by [insert the legal name of the relevant credit rating agency entity(ies)].

(The above disclosure is only required if the ratings of the Notes are different to those stated in the Base Listing Particulars)

3.	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

[Save for any fees payable to the [Managers /Dealers], so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer. The [Managers/Dealers] and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform other services for, the Issuer and the Guarantor and their affiliates in the ordinary course of business – Amend as appropriate if there are other interests]

4.	USE OF PROCEEDS		[specify general corporate purposes/Eligible Projects]

(Where “Eligible Projects” is specified, include any relevant disclosure on the specific Eligible Project(s) relating to such Sustainability Bonds)

(See “Use of Proceeds” wording in the Base Listing Particulars – if reasons for the offer are different from general corporate purposes and/or “Eligible Projects”, will need to include those reasons here.)

5.	OPERATIONAL INFORMATION

	(i)	ISIN:	[ ]

	(ii)	Common Code:	[ ]

	(iii)	CFI:	[[ ]/Not Applicable]

	(iv)	FISN:	[[ ]/Not Applicable]

(If the CFI and/or FISN is not required, requested or available, it/they should be specified to be “Not Applicable”)

	(v)	Any clearing system(s) other than Euroclear and Clearstream,	[Not Applicable/give name(s) and number(s)]

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Luxembourg and the relevant identification number(s):

	(vi)	Delivery:	Delivery [against/free of] payment

	(vii)	Names and addresses of additional Paying Agent(s) (if any):	[ ]

	(viii)	Intended to be held in a manner which would allow Eurosystem eligibility:

[Yes. Note that the designation “yes” simply means that the Notes are intended upon issue to be deposited with one of the ICSDs as common safekeeper [, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper] [include this text for Notes which are to be held under the NSS] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.]/

[No. Whilst the designation is specified as “no” at the date of this Pricing Supplement, should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting them the Notes may then be deposited with one of the ICSDs as common safekeeper, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper. Note that this does not necessarily mean that the Notes will then be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.]]

6.	DISTRIBUTION

	(i)	Method of distribution:	[Syndicated/Non-syndicated]

	(ii)	If syndicated, names of Managers:	[Not Applicable/give names]

	(iii)	Stabilisation Manager(s) (if any):	[Not Applicable/give name]

	(iv)	If non-syndicated, name of relevant Dealer:	[Not Applicable/give name]

	(v)	U.S. Selling Restrictions:	Reg. S Compliance Category 2

	(vi)	Additional selling restrictions:	[Not Applicable/give details]

(Additional selling restrictions are only likely to be relevant for certain structured Notes, such as commodity-linked Notes)

	(vii)	Prohibition of Sales to EEA Retail Investors:	[Applicable/Not Applicable]

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(If Notes clearly do not constitute “packaged” products or the Notes do constitute “packaged” products and a key information document will be prepared in the EEA, “Not Applicable” should be specified. If the Notes may constitute “packaged” products and no key information document will be prepared, “Applicable” should be specified.)

(viii)	Prohibition of Sales to UK Retail Investors:	[Applicable/Not Applicable]

(If Notes clearly do not constitute “packaged” products or the Notes do constitute “packaged” products and a key information document will be prepared in the UK, “Not Applicable” should be specified. If the Notes may constitute “packaged” products and no key information document will be prepared, “Applicable” should be specified.)

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ISSUER	GUARANTOR

Autoliv, Inc.	Autoliv ASP, Inc.
251 Little Falls Drive,	150 West Market Street,
Wilmington, Delaware,	Suite 800, Indianapolis, IN, 46204
County of New Castle 19808	United States
United States

FISCAL AGENT AND REGISTRAR

Citibank Europe Plc
1 North Wall Quay
Dublin 1
Ireland

ARRANGER

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

DEALERS

Morgan Stanley & Co. International plc	Bank of China (Europe) S.A.
25 Cabot Square	55 Boulevard Royal
Canary Wharf	2449 Luxembourg
London E14 4QA
United Kingdom

BNP Paribas	Citigroup Global Markets Limited
16, boulevard des Italiens	Citigroup Centre
75009 Paris	Canada Square
France	Canary Wharf
London E15 5LB
United Kingdom

ING Bank N.V.	J.P. Morgan Securities plc
Foppingadreef 7	25 Bank Street
1102 BD Amsterdam	Canary Wharf
The Netherlands	London E14 5JP
United Kingdom

Mizuho International plc	Mizuho Securities Europe GmbH
30 Old Bailey	Taunustor 1
London EC4M 7AU	60310 Frankfurt am Main
United Kingdom	Germany

– 134 –	Hogan Lovells

MUFG Securities (Europe) N.V.	Skandinaviska Enskilda Banken AB (publ)
World Trade Center, Tower H, 11th Floor	Kungsträdgårdsgatan 8
Zuidplein 98	SE-106 40 Stockholm
1077 XV Amsterdam	Sweden
The Netherlands

Wells Fargo Securities International Limited
33 King William Street
London EC4R 9AT
United Kingdom

LEGAL ADVISERS

To the Issuer and the Guarantor as to English law	To the Arranger and Dealers as to English law

Hogan Lovells International LLP	Allen & Overy LLP
Atlantic House	One Bishops Square
Holborn Viaduct	London E1 6AD
EC1A 2FG	United Kingdom
United Kingdom

To the Issuer and the Guarantor as to United States laws

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, D.C. 20004
United States

AUDITORS TO THE ISSUER	LISTING AGENT

Ernst & Young AB	Walkers Listing Services Limited
Hamngatan 26	5th Floor, The Exchange
111 47 Stockholm	George’s Dock, IFSC
Sweden	Dublin 1 D01 W3P9
Ireland

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